FILED PURSUANT TO RULE 424(B)(3)
                                                       FILE NO. 33-90998-01



                           CNL INCOME FUND XVII, LTD.
                                      AND
                          CNL INCOME FUND XVIII, LTD.

                     Supplement No. 6, dated March 20, 1997
                      to Prospectus, dated August 11, 1995


         This Supplement is part of, and should be read in conjunction with, the Prospectus dated August 11, 1995.

         All subscriptions referred to in this Supplement are for the purchase of Units of CNL Income Fund XVIII, Ltd. ("CNL XVIII"). Offers are no longer being made nor are the General Partners accepting subscriptions for CNL Income Fund XVII, Ltd. ("CNL XVII"). THE ACQUISITION OF UNITS OF ONE PARTNERSHIP WILL NOT ENTITLE THE INVESTOR TO ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS PROPERTIES.

         Information as to proposed properties for which CNL XVIII has received initial commitments and as to the number and types of Properties acquired by CNL XVIII is presented as of March 6, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which CNL XVIII receives initial commitments, as well as property acquisitions that occur after March 6, 1997, will be reported in a subsequent Supplement.


                                  THE OFFERING

GENERAL

          On September 19, 1996, the offering of units of limited partnership interest in CNL XVII terminated upon the receipt of subscriptions for an aggregate of 3,000,000 units ($30,000,000). An aggregate of 1618 subscribers were admitted as limited partners to CNL XVII in accordance with the terms of the partnership agreement of CNL XVIII. The Offering of Units in CNL XVIII commenced on September 20, 1996. As of October 11, 1996, CNL XVIII had received aggregate subscriptions for 173,313 Units, representing $1,733,131 in aggregate subscription proceeds from Limited Partners and $1,517,431 of the funds were released from escrow (which excluded all funds received from New York and Pennsylvania investors). As of March 6, 1997, the Partnership had sold 1,503,434 Units, representing $15,034,343 of capital contributed by 704 unaffiliated Limited Partners.


                                  RISK FACTORS

         In addition, to certain risk factors previously disclosed, prospective investors should consider the following risks.

INVESTMENT RISKS

          Reliance on General Partners for Management of Partnership. All decisions with respect to the management of the Partnership will be made exclusively by the General Partners. The Limited Partners will have no right or power to take part in the management of the Partnership except through the exercise of their voting rights and will be relying almost entirely on the General Partners with respect to the management of the Partnership and the operation of its business. Thus, no prospective investor should purchase any of the Units offered hereby unless the prospective investor is willing to entrust all aspects of the management of the Partnership and the operation of its business to the General Partners. The General Partners may be removed under certain conditions set forth in the Partnership Agreement but only subject to payment for their interest in the residual value of Partnership assets and release from all guarantees and other obligations incurred as General Partners. See "Summary of Partnership Agreement" for a summary description of these voting and removal rights. See "Management" and "Prior Performance of the General Partners and Affiliates" for a summary of the General Partners' experience in real estate investment and management of limited partnerships formed to acquire restaurant properties, apartments, and office buildings, as well as in direct management of apartments and office parks.

         Risks of Payment of Management Compensation. The General Partners and their Affiliates will perform services for the Partnership in connection with the offer and sale of Units, the selection and acquisition of the Partnership's Properties, and the operation of the Partnership, and will receive substantial compensation from the Partnership in consideration of these services. In connection with the Offering, Affiliates of the General Partners will receive between 5% and 13.5% of the Gross Proceeds as fees (depending on the portion of Selling Commissions and the due diligence expense reimbursement fee reallowed to Soliciting Dealers) and a maximum of 3% of the Gross Proceeds as reimbursement of Organizational and Offering Expenses and 0.5% in Acquisition Expenses that they incur on behalf of the Partnership in connection with the Offering. The Partnership may pay a substantial portion of these initial fees and expenses and other compensation and expense reimbursements payable to the General Partners and their Affiliates in consideration of the services which they will render to the Partnership prior to making distributions to the Limited Partners. Such payments could reduce the amount of cash available for investment in Properties and for initial distributions to the Limited Partners. See "Management Compensation" for a more complete description of expense reimbursements and fees to be paid to the General Partners and their Affiliates in connection with their services to the Partnership.

         Possible Lack of Diversification. There can be no assurance that the Partnership will obtain Capital Contributions equal to the maximum number of its Units. The potential profitability of the Partnership and its ability to diversify its investments, both geographically and by type of restaurant Properties purchased, will be limited by the amount of funds at its disposal.

         Lack of Market for Units. The Partnership is under no obligation to repurchase Units from a Limited Partner, and it is not anticipated that there will be a public market for the Units. It therefore may be difficult to sell Units quickly. This investment is designed for investors with no need for liquidity in this investment. See "Suitability Standards and How to Subscribe--Suitability Standards." The Partnership has established a Distribution Reinvestment Plan which, on behalf of Participants in the Distribution Reinvestment Plan, will repurchase Units from Limited Partners who desire to sell their Units to the extent of available funds and subject to certain additional limitations. There of course can be no assurance that the funds available through the Plan will be sufficient to permit the purchase of all of the Units for which the General Partners receive repurchase requests. See "Summary of Distribution Reinvestment Plan."

         Significant Restrictions on Transferability of Units. Because the classification of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their right to prohibit transfers of Units under circumstances that could cause the Partnership to be so classified. An assignee of Units may be substituted as a Limited Partner only with the consent of the General Partners, using assignment forms required by the General Partners, which could affect the resale value of the Units. See "Summary of Partnership Agreement--Restrictions on Transferability of Units." Accordingly, there can be no assurance that Limited Partners will be able to liquidate their investments in the event of an emergency. Therefore, Units should be purchased only for long-term investment.

         Lack of Control of Property Management. The Partnership uses "triple-net" leases and, therefore, day-to-day management of the Properties will be the responsibility of the tenants of the Properties. In general, the Partnership intends to enter into leasing agreements only with lessees having substantial prior experience in the restaurant industry, but there can be no assurance that the Partnership will be able to make such arrangements in all cases because the Partnership had acquired only seven Properties as of March 6, 1997.

         Potential Liability of Limited Partners. The Limited Partners' liability, in general, will be limited to the amount they agree to contribute to the capital of the Partnership plus their share of any undistributed profits and assets. If, however, Limited Partners participate in the control of the business of the Partnership, or permit their names to be used in the conduct of the Partnership's business, they may become personally liable as general partners for the Partnership's obligations. The nature of the activities constituting "control" which are required to impose such liability on a Limited Partner is not altogether clear. In certain cases, however, the exercise by a Limited Partner of voting rights granted in the Partnership Agreement could be deemed to constitute management control. Further, in the event the Partnership is unable to meet its obligations, the Limited Partners, under applicable law, could be obligated to (i) return, with interest, any cash wrongfully distributed which represents a return of their Capital Contributions and (ii) repay, with interest, any cash distributed to them which represents a return of their Capital Contributions, pro rata in accordance with their Partnership Interests as may required to discharge liabilities of the Partnership to creditors who extended credit or whose claims arose during the period the returned Capital Contributions were held by the Partnership. See Exhibit A--Form of Amended and Restated Agreement of Limited Partnership and "Summary of Partnership Agreement--Liability of the Limited Partners to Third Parties."

         Limited Resources of General Partners. The corporate General Partner has only nominal capitalization. The individual General Partners are general partners in other partnerships and have certain contingent liabilities or may incur additional liabilities in connection therewith. Should some of these liabilities become actual, the net worth of the General Partners could be impaired. If the net worth of the General Partners decreases significantly, the General Partners may be unable to perform their obligations under the Partnership Agreement and may have to devote time and attention to claims related to such liabilities. See "Business--Financing" for a description of the limitations on Partnership borrowing and "Management--Net Worth of General Partners" for a description of the assets that secure the majority of the loans relating to these contingent liabilities.

         Conflicts of Interest. The Partnership will be subject to conflicts of interest arising out of its relationship to the General Partners and their Affiliates with respect to the acquisition, leasing and sale of properties, joint investment with other public programs sponsored by the General Partners, allocation by the General Partners and their Affiliates of management time between the business of the Partnership and some or all of the 17 other CNL Income Funds and certain programs intended to qualify as real estate investment trusts, as to each of which the General Partners and their Affiliates have management responsibilities, and compensation of the General Partners and Affiliates for the services which they will provide to the Partnership. In addition to the Partnership, the General Partners and their Affiliates have organized and currently manage numerous other real estate investment programs and plan to organize and manage other real estate investment programs in the future. Some of these programs may have investment objectives similar or identical to those of the Partnership and may acquire, operate, lease and manage fast-food, family-style, and casual dining restaurants, including restaurants suitable for the Partnership. The General Partners have adopted certain conflict of interest resolution procedures and restrictions related to the allocation of properties between investment programs, including the Partnership, however, any such conflict could result in the acquisition by other programs of properties which are more desirable or valuable to those of the Partnership which could adversely affect gross revenues of the Partnership. See "Conflicts of Interest-- Prior and Future Programs" and "Conflicts of Interest--Acquisition of Properties."

         Other conflicts of interest between the Partnership and other affiliated investment programs may arise in the leasing and sale of properties. The leasing and operation of properties owned by other programs which are located in the vicinity of Properties owned by the Partnership could adversely affect the gross revenues of the Partnership. Additionally, in the unlikely event that the Partnership and an affiliated investment program attempted at the same time to sell similar properties in the same vicinity, the Partnership and affiliated program potentially could compete for the same purchaser which adversely affect the sales price for the Property or the timing of the sale of the Property. See "Conflicts of Interest--Sale of Properties."

         The Partnership may invest in Joint Venture and Co-Tenancy Arrangements with other public programs sponsored by the General Partners. A conflict of interest between the Partnership and another public program as co- venturers or co-tenants could potentially result in an impasse with respect to Joint Venture and Co-Tenancy Arrangement decisions because neither party will control the Joint Venture or Co-Tenancy Arrangement. Such an impasse could adversely affect the revenues to the Partnership derived from the Joint Venture or Co-Tenancy Arrangement. In order to reduce to the extent possible the potential conflicts of interest between the Partnership and other public investment programs in Joint Ventures and Co-Tenancy Arrangements, the General Partners have adopted certain conditions and requirements which must be met prior to the Partnership entering into a Joint Venture or Co-Tenancy Arrangement with another program. See "Conflicts of Interest--Joint Investment with an Affiliated Program."

         Conflicts of interest may also arise in connection with the allocation of management time the General Partners and their Affiliates will devote to the Partnership and its business and the compensation of the General Partners and their Affiliates for services which they will provide to the Partnership. The General Partners and their Affiliates currently are engaged, and in the future will engage, in the management and operation of other investment programs and business ventures. The General Partners and their Affiliates will devote only so much of their time to the business of the Partnership as they, in their judgment, determine is reasonably necessary. Especially during periods of intense activity in other programs and ventures, such a conflict could result in the devotion by the General Partners and their Affiliates of less time and resources to the Partnership and its business. See "Conflicts of Interest--Competition for Management Time."

         The General Partners and their Affiliates will be engaged to perform various services for the Partnership and will receive fees and compensation for such services. None of the agreements for such services are the result of arm's-length negotiations which creates the potential opportunity for the payment of compensation in excess of that permitted by the Partnership Agreement for the services provided and the engagement of less qualified parties to perform such services. The General Partners believe, however, that the terms of such arrangements are reasonable and no less favorable than those which could be obtained from unaffiliated entities. Certain of these conflicts may be alleviated due to the opportunity for the Limited Partners to vote to terminate contracts with Affiliates of the General Partners and take other actions to protect their interests. See "Conflicts of Interest--Compensation of General Partners and Affiliates" and "Conflicts of Interest--Certain Conflict Resolution Procedures."

REAL ESTATE RISKS

         Risks Related to an Unspecified Property Offering. The Partnership has established certain criteria for evaluating Restaurant Chains, particular Properties and the operators of the Properties proposed for investment by the Partnership. See "Business--Standards for Investment" and "Business--General" for a description of these criteria and the types of Properties in which the Partnership intends to invest. Because the Partnership had acquired only seven Properties as of March 6, 1997 (see "Business--Property Acquisitions" for a description), prospective investors have no information to assist them in evaluating the merits of the additional 21 to 25 Properties expected to be purchased or developed by the Partnership if proceeds of $35,000,000 are raised. There is no limit on the number of restaurant Properties of a particular Restaurant Chain which the Partnership may acquire, although the General Partners currently do not anticipate that the Partnership will invest more than 25% of its Gross Proceeds in Properties of any one Restaurant Chain.

         Risks Relating to Future Disposition of Properties. The General Partners intend to sell the Properties within 7 to 12 years after their acquisition or as soon thereafter as market conditions permit. There can be no assurance that the Partnership will be able to sell its Properties so as to return a Limited Partner's Invested Capital Contribution or to generate a profit for the Limited Partners. Investors will receive a return of their Invested Capital Contributions in the aggregate upon disposition of the Properties only if the Properties are sold for more than such Invested Capital Contributions. In the event that a purchase money obligation is taken in part payment of the sales price of a Property, the proceeds of the Sale will be realized over a period of years. Additionally, the General Partners may determine that it is in the best interest of the Partnership to reinvest Net Sales Proceeds in Properties under circumstances described in "Business--Sale of Properties," rather than distribute such proceeds to the Partners. See "Risk Factors--Risks Relating to Reinvestment of Net Sales Proceeds."

         The General Partners may not be able to control the timing of Sales due to market conditions or the fact that certain lessees are expected to have the right to purchase the Property from the Partnership, commencing a specified number of years after the date of the lease. The leases also generally provide the lessee with a right of first refusal on any proposed Sale of the Property leased by that lessee, which could affect the value and marketability of any Properties subject to these provisions. See "Business--Description of Leases--Right of Lessee to Purchase." A lessee will have no obligation to purchase the restaurant it leases.

         Risks Relating to Reinvestment of Net Sales Proceeds. Upon the Sale of a Property, the General Partners may, in some cases, determine that it is in the best interest of the Partnership to reinvest the Net Sales Proceeds derived from such Sale in other Properties under circumstances described in "Business--Sale of Properties," rather than distribute such proceeds to the Partners. Any determination to reinvest Net Sales Proceeds shall be in the discretion of the General Partners and, upon investment, such Net Sales Proceeds will be subject to the same or substantially similar risks generally applicable to an investment in Properties. See "Risk Factors--Real Estate Risks." Also, it is possible that the reinvestment of Net Sales Proceeds in additional Properties would extend the period during which the Properties are intended to be sold (currently anticipated by the General Partners to be 7 to 12 years after acquisition of the Properties or as soon thereafter as market conditions permit). If the General Partners determine that it is in the best interest of the Partnership to reinvest Net Sales Proceeds in Properties, Net Sales Proceeds will be reinvested only if sufficient cash also is distributed to the Partners to pay any state income tax (at a rate reasonably assumed by the General Partners) and federal income tax (assuming the Limited Partners' income is taxable at the maximum federal income tax rate then applicable to individuals for capital gains) created by the disposition.


              {THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK}

                           ESTIMATED USE OF PROCEEDS

         The table set forth below summarizes certain information relating to the anticipated use of Offering proceeds by the Partnership, assuming that no more than 2,500,000 Units are sold (1,503,434 Units had been sold as of March 6, 1997) and assuming 3,500,000 Units are sold. While the estimated use of proceeds set forth in this table is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.



                                                                        Offering of
                                                                      2,500,000 Units(1)      Maximum Offering
                                                                     -------------------     ------------------
                                                                        Amount    Percent      Amount     Percent
                                                                        ------    -------      ------     -------
GROSS PROCEEDS TO THE PARTNERSHIP (2).............................   $25,000,000  100.0%     $35,000,000  100.0%
Less:
   Selling Commissions to CNL Securities Corp. (2)................     2,125,000    8.5%       2,975,000    8.5%
   Due Diligence Expense Reimbursement Fee to
     CNL Securities Corp. (2).....................................       125,000    0.5%         175,000    0.5%
   Organizational and Offering Expenses (3).......................       750,000    3.0%         875,000    2.5%
                                                                     -----------  ------     -----------  ------

NET PROCEEDS TO THE PARTNERSHIP...................................    22,000,000   88.0%      30,975,000   88.5%
Less:
   Acquisition Fees to CNL Fund Advisors,  Inc. (4)...............     1,125,000    4.5%       1,575,000    4.5%
   Acquisition Expenses (5).......................................       125,000    0.5%         175,000    0.5%
   Initial Working Capital Reserve................................        (6)                    (6)
                                                                     -----------  ------     -----------  ------

CASH PAYMENT FOR PURCHASE OF PROPERTIES
   BY THE PARTNERSHIP.............................................   $20,750,000   83.0%     $29,225,000   83.5%
                                                                     ===========  ======     ===========  ======

--------------------------------------------


FOOTNOTES:

(1) Does not include the purchase of 5,000 Units ($50,000) to be made by the General Partners for investment. The General Partners may, but are not required to, purchase for investment up to an additional 15,000 Units ($150,000) of the Partnership.

(2) Gross Proceeds of the Offering are calculated as if all Units are sold at $10.00 per Unit and do not take into account any reduction in Selling Commissions. See "The Offering--Plan of Distribution" for a description of commission discounts available for certain large volume purchases of Units and for purchases by registered representatives or principals of the Managing Dealer or Soliciting Dealers. Selling Commissions are calculated assuming that reduced commissions are not paid in connection with the purchase of any Units. The Units are being offered to the public through CNL Securities Corp., which will receive Selling Commissions of 8.5% on all sales of Units and will act as Managing Dealer. The Managing Dealer is an Affiliate of the General Partners. Other broker-dealers may be engaged as Soliciting Dealers to sell Units and reallowed Selling Commissions of up to 8% with respect to Units which they sell. In addition, all or a portion of the due diligence expense reimbursement fee may be reallowed to certain Soliciting Dealers for expenses incurred by them in selling the Units, including reimbursement for bona fide expenses incurred in connection with due diligence activities. See "The Offering--Plan of Distribution" for a more complete description of this fee.

(3) Organizational and Offering Expenses include legal, accounting, printing, escrow, filing, registration, qualification, and other expenses of the organization of the Partnership and the Offering of the Units, but exclude Selling Commissions and the due diligence expense reimbursement fee. The General Partners will pay all Organizational and Offering Expenses which exceed 3% of Gross Proceeds received from the sale of the Units.

(4) Acquisition Fees include all fees and commissions paid by the Partnership to any person or entity in connection with the selection or acquisition of any Property, including Acquisition Fees to nonaffiliates. Acquisition Fees do not include Acquisition Expenses.

(5) Represents that portion of Acquisition Expenses that are neither reimbursed to the Partnership nor included in the purchase price of the Properties, and on which rent is not received, but does not include certain Acquisition Expenses associated with Property acquisitions that are part of the purchase price of the Properties, that are included in the basis of the Properties, and on which rent is received. Acquisition Expenses include any and all expenses incurred by the Partnership, any General Partner, or any Affiliate of any General Partner in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes, and title insurance, but exclude Acquisition Fees. The portion of Acquisition Expenses that is attributable to the seller of the Properties and part of the purchase price of the Properties is anticipated to range between 1% and 2% of Gross Proceeds.

(6) Because leases will be on a "triple-net" basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established. However, to the extent that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to 1% of the Offering proceeds available to the Partnership for maintenance and repairs. The General Partners also may, but are not required to, establish reserves from Offering proceeds, operating funds, and the available proceeds of any Sales of Properties.

                            MANAGEMENT COMPENSATION

FEES AND EXPENSES PAID TO THE
GENERAL PARTNERS AND THEIR AFFILIATES

         Selling Commissions and Due Diligence Expense Reimbursement Fee. The Placement Agent, CNL Securities Corp., is entitled to receive Selling Commissions amounting to 8.5% of the Limited Partners' Capital Contributions for services in connection with selling the Units, a substantial portion of which will be paid as Selling Commissions to other broker-dealers. As of December 31, 1996, the Partnership had incurred $715,854 for Selling Commissions due to the Placement Agent, $673,534 of which was reallowed to other broker-dealers. CNL Securities Corp. also is entitled to receive a due diligence expense reimbursement fee equal to 0.5% of the Limited Partners' Capital Contributions. As of December 31, 1996, the Partnership had incurred $42,109 in due diligence expense reimbursement fees due to the Placement Agent. The majority of these fees has since been reallowed to other broker-dealers for payment of bona fide due diligence expenses.

         Acquisition Fees. CNL Fund Advisors, Inc. is entitled to receive Acquisition Fees for services in finding, negotiating and acquiring Properties equal to 4.5% of the Limited Partners' Capital Contributions. As of December 31, 1996, the Partnership had incurred $378,982 in Acquisition Fees payable to CNL Fund Advisors, Inc., and are included in land and buildings on operating leases and other assets.

         Management Fees. The Partnership has entered or will enter into a management agreement pursuant to which CNL Fund Advisors, Inc. will receive annual management fees of one percent of the sum of gross revenues from Properties wholly owned by the Partnership and one percent of the Partnership's allocable share of gross operating revenues from Joint Ventures. As of December 31, 1996, the Partnership had incurred $12 in management fees.

         Administrative and Other Expenses. CNL Fund Advisors, Inc. provides accounting and administrative services (including accounting and administrative services in connection with the Offering of Units) to the Partnership on a day-to-day basis. As of December 31, 1996, the Partnership had incurred $147,453 in administrative and other expenses, which includes amounts incurred in connection with the Offering and included with syndication costs.

         Real Estate Disposition Fee. CNL Fund Advisors, Inc. is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more Properties based on the lesser of one-half of a Competitive Real Estate Commission or three percent of the sales price if CNL Fund Advisors, Inc. provides a substantial amount of services in connection with the sale. The real estate disposition fee is payable only after the Limited Partners receive their cumulative Limited Partners' 8% Return, plus their Invested Capital Contributions. No real estate disposition fees had been incurred by the Partnership as of December 31, 1996.

         Reimbursement of Out-of-Pocket Expenses. CNL Fund Advisors, Inc. and its Affiliates are entitled to receive reimbursement, at cost, for expenses they incur for Organizational and Offering Expenses, Acquisition Expenses and Operating Expenses. As of December 31, 1996, the Advisor and its Affiliates had incurred $285,858, $18,036, and $893 on behalf of the Partnership for Organizational and Offering Expenses, Acquisition Expenses, and Operating Expenses, respectively.


                             CONFLICTS OF INTEREST

ACQUISITION OF PROPERTIES

         The General Partners and their Affiliates regularly have opportunities to acquire restaurant properties of a type suitable for acquisition by the Partnership as a result of their existing relationships and past experience with various fast-food, family-style, and casual dining restaurant chains and their franchisees. See "Business--General." A purchaser who wishes to acquire one or more of these properties must do so within a relatively short period of time, occasionally at a time when the Partnership (due to insufficient funds, for example) may be unable to make the acquisition.

         In an effort to address these situations and preserve the acquisition opportunities for the Partnership (and other entities with which the General Partners are affiliated), the General Partners or their Affiliates maintain lines of credit which enable them to acquire these restaurant properties on an interim basis. Typically, no more than 10 to 15 restaurant properties are temporarily owned by the General Partners or their Affiliates on this interim basis at any particular time. These restaurant properties generally will be purchased from the General Partners or their Affiliates, at their cost, by one or more existing or future public or private programs formed by the General Partners or their Affiliates, potentially including the Partnership.

         The General Partners and their Affiliates could experience potential conflicts due to their ongoing business relationships with operators of Restaurant Chains. Although unlikely, such conflicts could adversely affect the negotiation by the General Partners of the purchase price and other terms of the acquisition of a Property, as well as the terms of the lease of a Property.

         The General Partners or their Affiliates also may be subject to potential conflicts of interest in determining which partnership will acquire a particular property which could result in the acquisition by other partnerships of properties appropriate for investment by the Partnership. Such a conflict could possibly result in the acquisition of properties by other partnerships which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. In an effort to establish standards for resolving these potential conflicts, the General Partners have agreed to the guidelines set forth below under "Allocations of Properties Between CNL XVII and CNL XVIII" and "Certain Conflict Resolution Procedures," and in Article 11.4 of the Partnership Agreement. The General Partners have a fiduciary obligation to act in the best interest of both the Limited Partners and the investors in other programs with investment objectives that are similar to those of the Partnership and will use their best efforts to assure that the Partnership will be treated as favorably as any such other program. See "Fiduciary Responsibility of the General Partners."

         The individual General Partners are directors of Commercial Net Lease Realty, Inc., a Maryland corporation, and CNL American Properties Fund, Inc., a separate Maryland corporation, both of which are intended to qualify as real estate investment trusts for federal income tax purposes (collectively, the "REITs"). The individual General Partners also are officers of the REITs and officers and directors of CNL Realty Advisors, Inc. and CNL Fund Advisors, Inc., the advisors to Commercial Net Lease Realty, Inc. and CNL American Properties Fund, Inc., respectively. The REITs, subject to compliance with the provisions relating to qualification as real estate investment trusts under the Code, have authority to invest in all types of real property, similar to those to be acquired by the Partnership, although both have the authority, unlike the Partnership, to leverage the properties so acquired under certain circumstances and, in the case of CNL American Properties Fund, Inc., to provide furniture, fixture and equipment financing. At such time, if any, as either of these entities wishes to acquire a restaurant property that also would be suitable for acquisition by the Partnership, a conflict of interest could develop in determining whether the Partnership or one of the REITs should acquire the property. Such a conflict could possibly result in the acquisition of properties by the REITs which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. The General Partners have a fiduciary duty to act in the best interest of the Limited Partners, and the individual General Partners, as two of the directors of both REITs, have a fiduciary duty to act in the best interest of the REITs, and each will use his best efforts to assure that the Partnership will be treated as favorably as the REITs in determining which entity will acquire a particular property. See "Fiduciary Responsibility of the General Partners." Despite the General Partners' best efforts to assure that the Partnership will be treated as favorably as the REITs, however, it is possible that properties acquired by the REITs could acquire certain properties of a higher quality than to those acquired by the Partnership which could result in greater returns for investors in the REITs.


ALLOCATION OF PROPERTIES BETWEEN CNL XVII AND CNL XVIII

         CNL XVII, which offered its units as part of the aggregate offering by CNL XVII and CNL XVIII (of which this Offering is a part), but prior to the offer by CNL XVIII of its Units, and CNL XVIII each will acquire its own separate portfolio of Properties. In selecting Properties for acquisition by either CNL XVII or CNL XVIII, the General Partners will consider the factors discussed throughout this Prospectus, with particular emphasis on those described in the sections entitled "Business--General," "Business--Site Selection and Acquisition of Properties," "Business--Standards for Investment," and "Investment Objectives and Policies."

         CNL XVII and CNL XVIII could compete with each other for suitable Properties to the extent, if any, that both partnerships have funds available for investment in Properties at a particular time. Such a conflict could possibly result in the acquisition of properties by CNL XVII which are more desirable or valuable than those of the Partnership which could adversely affect gross revenues of the Partnership. Accordingly, the General Partners have instituted certain procedures (described below), in addition to those procedures described in "Certain Conflict Resolution Procedures" below for resolution of potential conflicts between the Partnership and the General Partners or other Affiliates.

         In general, CNL XVIII will acquire Properties following such time as substantially all of the net offering proceeds available to CNL XVII have been invested or committed for investment. Thereafter, Properties will be acquired by CNL XVIII until the net Offering proceeds available to it have been fully invested or committed for investment. If the General Partners determine that a Property is not suitable for CNL XVII, however, the General Partners may cause CNL XVIII to acquire the Property at a time when CNL XVII has uncommitted net offering proceeds. The General Partners will determine the suitability of a particular Property for CNL XVII based on such factors as the amount of the proposed investment, the amount of funds available to CNL XVII, the effect of the acquisition on the diversification of the investments of CNL XVII and on the diversification of the lessees of its Properties (which also may affect the need for CNL XVII to prepare or produce audited financial statements for a Property or a lessee), and the anticipated cash flow of CNL XVII and CNL XVIII.

         In addition to the factors listed above, the General Partners intend to apply two additional standards if necessary or advisable in order to resolve potential conflicts relating to allocations of Properties between CNL XVII and CNL XVIII. First, the Partnership generally will not acquire a Property if, as a result, more than 20% of its Gross Proceeds would be invested in Properties that would be leased to a single lessee or a group of affiliated lessees. Second, the General Partners expect that the Partnership's Properties will be located in various states and regions throughout the United States and, in general, the Partnership will not acquire a Property if, as a result, more than 30% of its Gross Proceeds would be invested in Properties located in a single state. The General Partners have undertaken to supplement this Prospectus during the Offering period to disclose the acquisition of a Property at such time as the General Partners believe that a reasonable probability exists that the Property will be acquired by the Partnership.

         As of March 6, 1997, CNL XVII had purchased 26 properties for an aggregate of approximately $25,900,000. CNL XVII substantially completed its acquisition of properties during December 1996, and as of March 6, 1997, approximately 98% of the net offering proceeds available to CNL XVII had been invested or committed for investment in properties.

SALES OF PROPERTIES

         A conflict also could arise in connection with the General Partners' determination as to whether or not to sell a Property, since the interests of the General Partners and the Limited Partners are likely to differ as a result of their distinct financial and tax positions and the compensation to which the General Partners or their Affiliates may be entitled upon the Sale of a Property. See "Management Compensation" for a description of these compensation arrangements. This conflict could result in a disposition of a Property at a time and pursuant to terms which may be less favorable to the Limited Partners. However, the General Partners have a fiduciary obligation to act in the best interests of the Limited Partner and will use their best efforts to do so. In the unlikely event that the Partnership and another program managed by the General Partners attempted to sell similar properties at the same time, a conflict could arise since the two programs potentially could compete with each other for a suitable purchaser. Such a conflict may adversely affect the sales price for the Property or the timing of the sale of the Property which in turn could delay or reduce distributions to the Limited Partners. In order to resolve this potential conflict, the General Partners have agreed not to sell any of the Partnership's Properties contemporaneously with a property owned by another program managed by the General Partners if the two properties are part of the same Restaurant Chain and are within a three-mile radius of each other, unless the General Partners are able to locate a suitable purchaser for each property.

JOINT INVESTMENT WITH AN AFFILIATED PROGRAM

         The Partnership may invest in Joint Ventures and Co-Tenancy Arrangements with another public program sponsored by the General Partners whose securities were, are, or will be offered to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended, to purchase and hold Properties for investment if all of the following conditions are met: (i) the two programs have substantially identical investment objectives, (ii) there are no duplicate management or other fees, (iii) compensation to the General Partners and their Affiliates is substantially the same in each program, (iv) each program has a right of first refusal to buy the Property held in the Joint Venture or Co-Tenancy Arrangement, at the Property's fair market value as determined by an independent appraisal, if the other program has the right to sell such Property, and (v) each program's investment is on substantially the same terms and conditions. There may be a potential risk of impasse in Joint Venture or Co- Tenancy Arrangement decisions since neither program will control the Joint Venture or Co-Tenancy Arrangement. Although either program will have the effective right to buy the Property from the co-venturer or co-tenant by purchasing the co-venturer's or co-tenant's interest in the Joint Venture or Co-Tenancy Arrangement, it may not have the resources to do so at the time of the sale.

COMPETITION FOR MANAGEMENT TIME

         The General Partners and their Affiliates currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities. They will devote only as much of their time to the business of the Partnership as they, in their judgment, determine is reasonably required. The General Partners and their Affiliates may experience conflicts of interest in allocating management time, services, and functions among the various existing partnerships in which one or more of them serve as general partners (including the Partnership and 17 other public partnerships with investment objectives similar to those of the Partnership), any investor programs (public or private) which the General Partners or their Affiliates may organize in the future, and any other business ventures in which the General Partners or their Affiliates are or may become involved. Especially during periods of intense activity in other programs and ventures, such a conflict could possibly result in the devotion by the General Partners and their Affiliates of less time and resources to the Partnership and the operation of its business.

COMPENSATION OF GENERAL PARTNERS AND AFFILIATES

         The General Partners and their Affiliates will be engaged to perform various services for the Partnership and will receive fees and compensation for such services. None of the agreements for such services are the result of arm's-length negotiations which creates the potential opportunity for the payment of compensation in excess of that permitted by the Partnership Agreement for the services provided and the engagement of less qualified parties to perform such services. The General Partners believe, however, that the terms of such arrangements are reasonable and no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of these fees and compensation could create a conflict between the interests of the General Partners and those of the Limited Partners in connection with the engagement of CNL Fund Advisors, Inc. as manager of the Partnership's Properties or the proposed disposition of one or more Properties. See "Management Compensation." Certain of these conflicts may be alleviated in part due to the opportunity for the Limited Partners to vote to terminate contracts with Affiliates of the General Partners and take other actions to protect their interests. See "Conflicts of Interest--Certain Conflict Resolution Procedures."


                                    BUSINESS

GENERAL

         The Partnership purchases existing fast-food, family-style, and casual dining restaurant Properties, including land and buildings, as well as Properties upon which such restaurants are to be constructed, the land underlying the restaurant building, with the building owned by the lessee or a third party, and the building only with the land owned by a third party. The Properties, which typically will be freestanding and will be located across the United States, will be leased on a "triple-net" basis to operators of certain national and regional fast-food, family-style, and casual dining Restaurant Chains to be selected by the General Partners. Properties purchased by the Partnership are expected to be leased under arrangements requiring base annual rent equal to a specified percentage of the Partnership's cost of purchasing a particular Property, with automatic rent increases, as well as percentage rent based on gross sales. See "Description of Leases--Computation of Lease Payments" below.

         It is expected that the Partnership will invest in Properties of selected Restaurant Chains that are national and regional restaurant chains, primarily fast-food, family-style, and casual dining chains. Fast-food restaurants feature quality food and quick service, which often includes drive-through service, and offer a variety of menu items such as hamburgers, steaks, seafood, chili, pizza, pasta dishes, chicken, hot and cold sandwiches, and salads. Family- style restaurants feature services that generally are associated with full-service restaurants, such as full table service, cooked-to-order foods, but at more moderate prices and three meal a day service. The casual-dining segment features a variety of popular contemporary foods, full table service, moderate prices, and surroundings that are appealing to families. The casual-dining segment of the restaurant industry, like the family-style segment, features services that generally are associated with the full-service restaurant category. According to forecasts appearing in the January 1, 1997 issue of Restaurants and Institutions, it is projected that the casual dining segment of full-service restaurant sales will experience 3.8% real growth in sales this year, with sales predicted to reach $49 billion. The top 15 casual dining chains by sales have a total of 2,977 restaurants throughout the United States.

         The restaurant industry is one of the largest industries in the United States in volume of sales and number of employees (approximately 9 million persons) and includes fast-food outlets, cafeterias, lunchrooms, convenience stores, family-style restaurants, casual dining facilities, full-service restaurants, and contract and industrial feeders. By the year 2000, food service sales are expected to exceed $392 billion. Industry publications project that restaurant industry sales will increase from $173.7 billion in 1985 to $320 billion in 1997. Restaurant industry sales for 1996 are projected to be $307.6 billion. In 1996, nominal growth, which is comprised of real growth and inflationary growth, was 4.6% and is estimated to be 4.2% in 1997. Real growth of the restaurant industry in 1996 was 1.7%; however, according to the National Restaurant Association, fast-food restaurants should outpace the industry average for real growth, with a projected 2.5% increase over 1996. Sales in this segment of the restaurant industry are projected to be $103.5 billion for 1997.

         The Partnership invests in the fast-food, family-style, and casual dining segments of the restaurant industry, the most rapidly growing segments in recent years. According to the National Restaurant Association, 51% of adults eat at a quick-service restaurant and 42% of adults patronize a moderately-priced family restaurant at least once each week. In addition, the National Restaurant Association indicates that Americans spend approximately 43 cents of every food dollar on dining away from home. Surveys published in Restaurant Business indicate that families with children choose quick-service restaurants four out of every five times they dine out. Additionally, according to The Wall Street Journal (May 11, 1992) the average American spends $19,791 on fast-food in a lifetime. Further, according to Nation's Restaurant News, the 100 largest restaurant chains are posting an average of 7.2% growth in their systemwide sales figures for 1995. Casual-theme dining concepts are among the chains showing the strongest growth. In 1995, the sandwich segment experienced sales growth of 6.98% over 1994 figures, and, the casual dining segment experienced systemwide sales growth of 12.99% in 1995. The General Partners believe that these growth trends will continue, particularly in the fast-food, family-style, and casual dining segments of the industry, and the Partnership will have the opportunity to participate in these segments through the ownership of Properties leased to operators of fast-food, family-style, and casual dining Restaurant Chains.

         The fast-food, family-style, and casual dining segments of the restaurant industry have demonstrated their ability to adapt to changes in consumer preferences, such as health and dietary issues, decreases in the disposable income of consumers, and environmental awareness, through various innovative techniques, including special value pricing and promotions, increased advertising, menu changes featuring low-calorie, low-cholesterol menu items, and new packaging and energy conservation techniques.

         The table set forth below provides information with respect to certain Restaurant Chains in which Affiliates of the General Partners (consisting of a listed public REIT, an unlisted public REIT, 17 public partnerships and 8 private partnerships) have invested, as of September 30, 1996:

                    Approximate           Aggregate
                    Dollars Invested      Percentage of         Number of
Restaurant Chain    by Affiliates         Dollars Invested      Prior Programs
----------------    ----------------      ----------------      --------------
Golden Corral         $119,305,000               16.8%                25
Burger King             96,468,000               13.6%                24
Denny's                 90,327,000               12.7%                20
Jack in the Box         67,501,000                9.5%                14
Hardee's                58,599,000                8.2%                13
Shoney's                33,517,000                4.7%                12
Long John Silver's      32,029,000                4.5%                 6
Wendy's                 28,705,000                4.0%                15
TGI Friday's            21,508,000                3.0%                 8
Checkers                21,263,000                3.0%                 7
Perkins                 16,311,000                2.3%                 9
Boston Market           16,164,000                2.3%                 3
Pizza Hut               13,916,000                2.0%                 8
KFC                     13,642,000                1.9%                10
Popeyes                  9,990,000                1.4%                 8
Taco Bell                6,428,000                0.9%                 5
Arby's                   4,765,000                0.7%                 5
Ponderosa                3,210,000                0.5%                 3


PROPERTY ACQUISITIONS

         From inception through March 6, 1997, CNL XVIII undertook negotiations to purchase 13 Properties of which seven Properties were purchased. These 13 Properties are two Boston Market Properties (one in each of Charlotte and Raleigh, North Carolina); one Burger King Property (in Kinston, North Carolina); three Golden Corral Properties (one in each of Houston and Galveston, Texas; and Stow, Ohio); four Jack in the Box Properties (one in each of Echo Park, California; Henderson, Nevada; and Centerville and Houston, Texas); one Black-eyed Pea Property (in Atlanta, Georgia); one IHOP Property (in Santa Rosa, California); and one On The Border Property (in San Antonio, Texas). Between December 27, 1996 and March 6, 1997, CNL XVIII acquired seven of the 13 Properties.

         In connection with the purchase of each of these seven Properties, CNL XVIII, as lessor, entered into a long-term lease agreement with an affiliated lessee. The general terms of the lease agreements are described in "Business--Description of Leases." The leases also generally provide that, in the event CNL XVIII desires to sell a Property, the lessee, or in some instances an Affiliate of the lessee, has a right of first refusal to purchase the Property on the same terms offered by a bona fide offeror. Unless otherwise noted, the lessee will have an option to purchase the Property during the specified years of the lease at a purchase price equal to the greater of (i) the fair market value of the Property at the date of the exercise of the option, or
(ii) the purchase price of the Property, including all development and certain acquisition costs incurred in connection therewith, if any, plus a specified percentage (generally 20%) of the sum of such purchase price and such costs.

         For Properties that are to be constructed, CNL XVIII has entered into development, indemnification and put agreements with the lessees. The general terms of these agreements are described in "Business--Site Selection and Acquisition of Properties--Construction and Renovation." Generally, the payment by the lessee of all amounts due to CNL XVIII and the performance by the lessee under the lease, development agreements, and related agreements is guaranteed unconditionally by individuals with substantial net worth.

         The acquisition of each of the remaining six Properties for which CNL XVIII had received initial commitments as of March 6, 1997, is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by CNL XVIII. If acquired, the leases of all six of these Properties are expected to be entered into on substantially the same terms described in "Business--Description of Leases" and set forth below are summarized terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.

         Set forth below are summarized terms expected to apply to the leases for each of the Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired:

                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------
Black-eyed Pea (2)      26 years                   11.23% of CNL XVIII's     None                    (3)
Atlanta, GA                                        total cost to purchase
Existing restaurant                                the building

Boston Market           15 years; five five-year   10.38% of CNL XVIII's     for each lease year     at any time after
Charlotte, NC           renewal options            total cost to purchase    after the fifth lease   the fifth lease
Existing restaurant                                the property;             year, (i) 5% of         year
                                                   increases by 10% after    annual gross sales
                                                   the fifth lease year      minus (ii) the
                                                   and after every five      minimum annual rent
                                                   years thereafter          for such lease year
                                                   during the lease term

Golden Corral           20 years; two five-year    11.25% of CNL XVIII's     for each lease year,    at any time after
Stow, OH                renewal options            total cost to purchase    (i) 5% of annual        the seventh lease
Existing restaurant                                the property              gross sales minus       year
                                                                             (ii) the minimum
                                                                             annual rent for such
                                                                             lease year

IHOP                    20 years; three five-      10.125% of CNL XVIII's    for each lease year,    during the eleventh
Santa Rosa, CA          year renewal options       total cost to purchase    (i) 4% of annual        lease year and at
Existing restaurant                                the property;             gross sales minus       the end of the
                                                   increases by 10% after    (ii) the minimum        initial lease term
                                                   the fifth lease year      annual rent for such
                                                   and after every five      lease year
                                                   years thereafter
                                                   during the lease term

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Houston, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (4)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

On The Border (5)       (6); three five-year       13.64% of Total Cost      for each lease year,    at any time after
San Antonio, TX         renewal options            (1); (7)                  (i) 4% of annual        the tenth lease
Restaurant to be                                                             gross sales minus       year
constructed                                                                  (ii) the minimum
                                                                             annual rent for such
                                                                             lease year





FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) CNL XVIII anticipates owning the building only for this property. CNL XVIII will not own the underlying land; although, CNL XVIII anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.

(3) CNL XVIII anticipates conveying the building to the tenant at the end of the lease term for $1.

(4) In the event CNL XVIII purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(5) The Company anticipates owning the building only for this property. CNL XVIII will not own the underlying land; although, CNL XVIII anticipates entering into a tri-party agreement with the lessee and the landlord of the land in order to provide CNL XVIII with certain rights with respect to the land on which the building is located.

(6) The lease term shall expire upon the earlier of (i) the date 15 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(7) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the change in the Consumer Price Index.








   The following table sets forth the location of the seven Properties acquired by CNL XVIII from inception through March 6, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property:





                                             PROPERTY ACQUISITIONS
                                     From inception through March 6, 1997


                                                       Lease Expira-
Property Location and       Purchase        Date          tion and         Minimum                            Option
Competition                 Price (1)    Acquired    Renewal Options    Annual Rent (2)   Percentage Rent  To Purchase
---------------------     ------------   --------    ---------------    ---------------   ---------------  -----------
BURGER KING               $875,000       12/27/96    12/2016; four      $89,688;          for each lease   during the
(the "Kinston Property")                             five-year renewal  increases by 5%   year, (i) 6% of  eighth, ninth,
Existing restaurant                                  options            after the fifth   annual gross     tenth,
                                                                        lease year and    sales minus      eleventh and
The Kinston Property is                                                 by 10% after the  (ii) the         twelfth lease
located at the northwest                                                tenth lease year  minimum annual   years only
quadrant of the                                                         and after every   rent for such
intersection of North                                                   five years        lease year
Heritage Street and                                                     thereafter
Phillips Street, in                                                     during the lease
Kinston, Lenoir County,                                                 term
North Carolina, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Kinston Property
include a Hardee's, a
Golden Corral, a KFC,
two Pizza Huts, and a
local restaurant.

GOLDEN CORRAL (8)         $579,704       12/27/96    12/2011; four      10.75% of Total   for each lease   during the
(the "Houston Property")  (excluding                 five-year renewal  Cost (4)          year, 5% of the  first through
Restaurant to be          closing and                options                              amount by which  seventh lease
constructed               development                                                     annual gross     years and the
                          costs) (3)                                                      sales exceed     tenth through
The Houston Property is                                                                   $2,899,152 (5)   fifteenth
located at the southeast                                                                                   lease years
quadrant of the                                                                                            only
intersection of Highway
290 and Hollister Road,
in Houston, Harris
County, Texas, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Houston Property
include a Burger King, a
Taco Bell, a
Fuddrucker's, an Outback
Steakhouse, a Shoney's,
a Red Lobster, a
Whataburger, and several
local restaurants.







                                                       Lease Expira-
Property Location and       Purchase        Date          tion and         Minimum                            Option
Competition                 Price (1)    Acquired    Renewal Options    Annual Rent (2)   Percentage Rent  To Purchase
---------------------     ------------   --------    ---------------    ---------------   ---------------  -----------
JACK IN THE BOX (7)       $1,258,223     01/07/97    01/2015; four      $128,968 (6);     for each lease   None
(the "Echo Park           (excluding                 five-year renewal  increases by 8%   year, (i) 5% of
Property")                closing                    options            after the fifth   annual gross
Restaurant to be          costs)                                        lease year and    sales minus
constructed               (3)(6)                                        after every five  (ii) the
                                                                        years thereafter  minimum annual
The Echo Park Property                                                  during the lease  rent for such
is located on the                                                       term              lease year (5)
northeast corner of
Effie Street and
Glendale Boulevard, in
Los Angeles, Los Angeles
County, California, in
an area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Echo Park Property
include a KFC and a
McDonald's.

JACK IN THE BOX (7)       $1,067,175     01/07/97    01/2015; four      $109,385 (6);     for each lease   None
(the "Henderson           (excluding                 five-year renewal  increases by 8%   year, (i) 5% of
Property")                closing                    options            after the fifth   annual gross
Restaurant to be          costs)                                        lease year and    sales minus
constructed               (3)(6)                                        after every five  (ii) the
                                                                        years thereafter  minimum annual
The Henderson Property                                                  during the lease  rent for such
is located within the                                                   term              lease year (5)
eastern quadrant of the
intersection of South
Boulder Highway and
Texas Avenue, in
Henderson, Clark County,
Nevada, in an area of
mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Henderson Property
include an Arby's, a
Domino's Pizza, a KFC, a
McDonald's, a Pizza Hut,
a Sizzler, a Sonic
Drive-In, a Taco Bell,
and several local
restaurants.






                                                       Lease Expira-
Property Location and       Purchase        Date          tion and         Minimum                            Option
Competition                 Price (1)    Acquired    Renewal Options    Annual Rent (2)   Percentage Rent  To Purchase
---------------------     ------------   --------    ---------------    ---------------   ---------------  -----------
JACK IN THE BOX (7)       $759,658       01/08/97    01/2015; four      $77,865 (6);      for each lease   None
(the "Centerville         (excluding                 five-year renewal  increases by 8%   year, (i) 5% of
Property")                closing                    options            after the fifth   annual gross
Restaurant to be          costs)                                        lease year and    sales minus
constructed               (3)(6)                                        after every five  (ii) the
                                                                        years thereafter  minimum annual
The Centerville Property                                                during the lease  rent for such
is located within the                                                   term              lease year (5)
northwest quadrant of
the intersection of
Highway 45 and State
Highway 7, in
Centerville, Leon
County, Texas, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Centerville Property
include a Dairy Queen
and several local
restaurants.

GOLDEN CORRAL (8)         $424,883       01/22/97    01/2012; four      10.75% of Total   for each lease   during the
(the "Galveston           (excluding                 five-year renewal  Cost (4)          year, 5% of the  first through
Property")                closing and                options                              amount by which  seventh lease
Restaurant to be          development                                                     annual gross     years and the
constructed               costs) (3)                                                      sales exceed     tenth through
                                                                                          $2,532,737 (5)   fifteenth
The Galveston Property                                                                                     lease years
is located within the                                                                                      only
southwest quadrant of
the intersection of
Seawall Boulevard and
61st Street, in
Galveston, Galveston
County, Texas, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Galveston Property
include an IHOP, a
Western Sizzling, a
Shoney's, a Jack in the
Box, a Whataburger, an
Arby's, and several
local restaurants.









                                                       Lease Expira-
Property Location and       Purchase        Date          tion and         Minimum                            Option
Competition                 Price (1)    Acquired    Renewal Options    Annual Rent (2)   Percentage Rent  To Purchase
---------------------     ------------   --------    ---------------    ---------------   ---------------  -----------
BOSTON MARKET             $1,225,686     01/23/97    01/2012; five      $122,569;         for each lease   at any time
(the "Raleigh Property")  (excluding                 five-year renewal  increases to      year after the   after the
Existing restaurant       closing                    options            $132,497 during   fifth lease      fifth lease
                          costs)                                        the third         year, (i) 5% of  year
The Raleigh Property is                                                 through fifth     annual gross
located on a pad site in                                                lease years,      sales minus
the Falls Center                                                        $141,567 during   (ii) the
Shopping Center, which                                                  the sixth         minimum annual
is located at the                                                       through tenth     rent for such
northeast quadrant of                                                   lease years, and  lease year
the intersection of                                                     $155,785 during
Falls of the Neuse Road                                                 the eleventh
and Old Wake Forest                                                     through
Road, in Raleigh, Wake                                                  fifteenth lease
County, North Carolina,                                                 years
in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Raleigh Property
include a Bojangles,
three Pizza Huts, a Red
Lobster, a Burger King,
two Wendy's, four Subway
Sandwich Shops, two
Golden Corrals, two
Hardees, two KFCs, a
Taco Bell Express, three
McDonald's, a Ryan's
Family Steakhouse, a
Pizza Inn, a Denny's, a
Sizzler, and several
local restaurants.




FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for the construction Properties, once the buildings are constructed, is set forth below:

         Property                             Federal Tax Basis
         --------                             -----------------
         Kinston Property                        $  661,000
         Houston Property                         1,058,000
         Echo Park Property                         655,000
         Henderson Property                         605,000
         Centerville Property                       540,000
         Galveston Property                       1,003,000
         Raleigh Property                           483,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Houston and Galveston Properties, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued, (ii) the date the restaurant opens for business to the public or (iii) 180 days after execution of the lease. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Houston and Galveston Properties, as described above, "interim rent" equal to ten percent per annum of the amount funded by CNL XVIII in connection with the purchase and construction of the Property shall accrue and shall be payable in a single lump sum on the date minimum annual rent becomes payable for this Property.

(3) The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to CNL XVIII (including the purchase price of the land, (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                   Estimated                 Estimated Final
         Property                 Maximum Cost               Completion Date
         --------                 ------------               ---------------
         Houston Property         $1,684,643                   June 25, 1997
         Echo Park Property        1,258,223                   July 6, 1997
         Henderson Property        1,067,175                   July 6, 1997
         Centerville Property        759,658                   July 7, 1997
         Galveston Property        1,480,132                   July 21, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) CNL XVIII paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Echo Park, Henderson and Centerville Properties is the same unaffiliated lessee.

(8) The lessee of the Houston and Galveston Properties is the same unaffiliated lessee.

SALE OF PROPERTIES

         The Partnership generally will hold its Properties until the General Partners determine either that their Sale or other disposition is advantageous in view of the Partnership's investment objectives, or that such objectives will not be met. The General Partners intend to sell the Properties 7 to 12 years after their acquisition or as soon thereafter as market conditions permit. In deciding whether to sell Properties, the General Partners will consider factors such as potential capital appreciation, Net Cash Flow, and federal income tax considerations. See "Federal Income Tax Considerations--Sale of the Properties." The terms of certain leases, however, may require the Partnership to sell a Property if the lessee exercises its option to purchase a Property after a specified portion of the lease term has elapsed. See "Business--Description of Leases--Right of Lessee to Purchase." The Partnership will have no obligation to sell all or any portion of a Property at any particular time, except as may be required under property or joint venture purchase options granted to certain lessees.

         In connection with any Sale of a Property, the General Partners do not anticipate that any reinvestment of Net Sales Proceeds in Properties will take place. However, in some cases the General Partners may determine that it is in the best interest of the Partnership to reinvest the Net Sales Proceeds derived from such Sale in other Properties rather than distribute such proceeds to the Partners. In determining whether to reinvest Net Sales Proceeds, the General Partners will consider, in addition to the general factors considered when acquiring a Property (See "Business--Selection and Acquisition of Properties"), various factors, including, but not limited to, the following factors:

         o the anticipated timing of the receipt of the Net Sales Proceeds and whether or not the Partnership is still within the anticipated 7 to 12 year holding period,

         o the potential impact on anticipated future Net Cash Flow from continuing operations which the distribution of such Net Sales Proceeds would have, including but not limited to, the effect on future distributions of Net Cash Flow and the impact on anticipated future operating expenses as a percentage of operating revenues (due to the fact that certain operating expenses are fixed in nature and would not decrease with the Sale of a Property),

         o the anticipated gain on the Sale of the Property and whether or not it will result in a significant tax to the investors if distributed, and

         o whether or not there is a prospective acquisition opportunity where the Net Sales Proceeds could be reinvested which the General Partners believe would increase future Net Cash Flow or diversify the Partnership's portfolio.

         In the event the General Partners determine to reinvest Net Sales Proceeds from the Sale of a Property, upon investment, such Net Sales Proceeds will be subject to the same or substantially similar risks generally applicable to an investment in Properties. See "Risk Factors--Real Estate Risks." Also, it is possible that the reinvestment of Net Sales Proceeds in other Properties will extend the period during which the Properties are intended to be sold (currently anticipated by the General Partners to be 7 to 12 years after acquisition of the Properties or as soon thereafter as market conditions permit).

                            SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for CNL XVIII, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B to this Prospectus.



                                                                               For the Period February 10,
                                                             Year Ended        1995 (date of inception)
                                                             December 31,         through December 31,
                                                               1996                    1995
                                                          ---------------      ---------------------------
    Revenues                                                 $    31,614            $        -
    Net income                                                    26,910                     -
    Cash distributions declared (2)                               57,846                     -
    Net income per Unit                                              .05                     -
    Cash distributions declared per Unit (2)                         .11                     -
    Weighted average number of
        Limited Partner Units outstanding (3)                    503,436                     -



                                                             December 31,              December 31,
                                                               1996                       1995
                                                             ------------              ------------
    Total assets                                              $7,240,324               $  256,890
    Total partners' capital                                    6,996,213                    1,000

    (1) Operations did not commence until October 12, 1996, the date following when CNL XVIII received the minimum offering proceeds of $1,500,000, and such proceeds were released from escrow.

    (2) Approximately 53% of cash distributions ($0.06 per Unit) for the year ended December 31, 1996, represents a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. CNL XVIII has not treated such amount as a return of capital for purposes of calculating the Limited Partners' Invested Capital Contributions and the Limited Partners' 8% Return, as described in the Form of Amended and Restated Agreement of Limited Partnership included as Exhibit A to the Prospectus.

    (3) Represents the weighted average number of Units outstanding during the period CNL XVIII was operational.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION OF THE PARTNERSHIP

GENERAL

         The Partnership is a Florida limited partnership that was organized on February 10, 1995, to acquire Properties for cash, either directly or through Joint Venture arrangements, to be leased primarily to operators of selected Restaurant Chains. The leases will be "triple-net leases", with the lessee generally responsible for all repairs and maintenance, property taxes, insurance and utilities. Since leases will be entered into on a "triple-net" basis, the Partnership does not expect, although it has the right, to maintain a reserve for operating expenses. The Partnership's Properties will not be readily marketable and their value may be affected by general market conditions. Nevertheless, the General Partners believe that Partnership capital and revenues will be sufficient to fund the Part- nership's anticipated investments, proposed operations, and cash distributions to the Limited Partners.

LIQUIDITY AND CAPITAL RESOURCES

         The Offering commenced on September 20, 1996. As of December 31, 1996, the Partnership had sold 842,182 Units, representing $8,421,815 of capital contributed by Limited Partners. Based on the General Partners' experience with 17 prior CNL Income Fund offerings (each of which sold the entire amount of units offered for purchase), the Partnership anticipates significant additional sales of Units prior to the termination of the Offering. The General Partners have elected to extend the Offering to a date not later than August 11, 1997.

         As of December 31, 1996, net proceeds to the Partnership from its offering of Units, after deduction of Organizational and Offering Expenses, totalled $7,016,149. Of this amount, the Partnership had invested or committed for investment approximately $2,960,800 of such proceeds in two Properties (one of which was under construction as of December 31, 1996), and to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $4,055,400 of Offering proceeds available for investment in Properties.

         In connection with the Property under construction acquired by the Partnership as of December 31, 1996, the Partnership has entered into a development agreement with the tenant which provides terms and specifications for the construction of a building that the tenant has agreed to lease. The agreement provides a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Partnership. The maximum development costs the Partnership has agreed to pay is approximately $1,684,600, of which approximately $579,700 in land and other costs had been incurred as of December 31, 1996. The building currently under construction is expected to be operational by June 1997. In connection with the purchase of this Property, the Partnership, as lessor entered into a long-term lease agreement.

         As of March 6, 1997, the Partnership had sold a total of 1,503,434 Units, for an aggregate of $15,034,343 in gross Offering proceeds and had invested or committed for investment approximately $8,900,000 of such proceeds in seven Properties, five of which were under construction at March 6, 1997, and to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $4,100,000 in net Offering proceeds available for investment in Properties. As of March 6, 1997, the Partnership had incurred $676,545 in Acquisition Fees to an Affiliate of the General Partners.

         During the period January 1, 1997 through March 6, 1997, the Partnership acquired five additional Properties (four of which are under construction) for cash, at a total cost of approximately $4,735,600, excluding certain closing and development costs. In connection with the four Properties under construction, the Partnership has agreed to pay development costs (including the purchase prices of the land and closing costs) of approximately $4,565,200, of which approximately $3,509,900 in land and other costs had been paid by the Partnership as of March 6, 1997. The buildings are expected to be operational by July 1997. In connection with the acquisition of each of these Properties, the Partnership entered into a long-term, triple-net lease.

         The Partnership presently is negotiating to acquire additional Properties, but as of March 6, 1997, had not acquired any such Properties. The Partnership will use the remaining net Offering proceeds, together with proceeds from the sale of Units subsequent to March 6, 1997, to acquire additional Properties, to pay Acquisition Fees and Acquisition Expenses and to pay expenses relating to the sale of Units. The number of Properties to be acquired will depend upon the amount of net Offering proceeds (gross proceeds less fees and expenses of the offering) available to the Partnership.

         None of the Properties owned or to be acquired by the Partnership is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners or under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute "acquisition indebtedness" for federal income tax purposes and also will limit the Partnership's outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain expenses on behalf of the Partnership for which the Partnership reimburses the Affiliates without interest.

         Until Properties are acquired by the Partnership, all Partnership proceeds are held in short-term, highly liquid investments which the General Partners believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Partnership's use of these funds to acquire Properties at such time as Properties suitable for acquisition are located. At December 31, 1996, the Partnership had $5,371,325 invested in such short-term investments, as compared to $980 at December 31, 1995. The increase in the amount invested in short-term investments reflects subscription proceeds derived from the sale of Units during the year ended December 31, 1996. These funds will be used to pay costs relating to the Property under construction at December 31, 1996, to purchase and develop additional Properties, to pay syndication and acquisition costs, to pay distributions, to meet the Partnership's working capital and other needs and, in the General Partners' discretion, to create cash reserves.

         During the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, Affiliates of the General Partners incurred on behalf of the Partnership $285,858 and $196,174, respectively, for certain Organizational and Offering Expenses. In addition, during 1996, Affiliates incurred $18,036 for certain Acquisition Expenses and $893 for certain operating expenses. As of December 31, 1996 and 1995, the Partnership owed $83,889 and $233,760, respectively, to Affiliates for such amounts, fees and other reimbursements. Amounts payable to other parties, including distributions payable, increased to $160,222 at December 31, 1996, as compared to $22,130 at December 31, 1995, primarily as a result of incurring additional Organizational and Offering Expenses during 1996 and accruing distributions payable to limited partners as of December 31, 1996. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

         During the year ended December 31, 1996, the Partnership generated cash from operations (which includes interest received, less cash paid for expenses) of $27,146. Cash from operations is expected to increase significantly in 1997 as (i) the Partnership invests its net Offering proceeds in additional Properties, (ii) the Property that was owned, but under construction, as of December 31, 1996, becomes operational and (iii) the existing Property, purchased on December 27, 1996, is operational for a full year. Based on current and anticipated future cash from operations, the Partnership declared distributions to the Limited Partners of $57,846 for the year ended December 31, 1996 (representing distributions of $0.11 per Unit based on the weighted average number of Units outstanding during the period the Partnership was operational). No amounts distributed or to be distributed to the Limited Partners for the year ended December 31, 1996, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners' return on their Invested Capital Contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis, although some Limited Partners, in accordance with their election, receive monthly distributions, for an annual fee.

         The General Partners have obtained contingent liability and property coverage for the Partnership. This insurance policy is intended to reduce the Partnership's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property; therefore, the General Partners believe that the Properties the Partnership owned as of December 31, 1996, are adequately covered by insurance. The Partnership's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership's operating expenses. The General Partners believe that the leases will generate cash flow in excess of operating expenses. Partnership Net Income is expected to increase throughout 1997, as rental income increases, due to (i) the acquisition of additional Properties, (ii) the Property under construction at December 31, 1996 becoming operational and (iii) the existing Property, purchased on December 27, 1996, being operational for a full year. Accordingly, the General Partners believe that the anticipated decrease in the Partnership's liquidity in 1997, due to its investment of net Offering proceeds in additional Properties and the payment of construction costs for the Property under construction at December 31, 1996, will not have an adverse effect on the Partnership's operations during 1997.

         Due to low operating expenses, ongoing cash flow from rental income obtained from Properties after they are acquired and the fact that the Partnership will not enter into a commitment to purchase a Property until sufficient cash is available for such purchase, the General Partners do not believe that working capital reserves are necessary at this time. In addition, due to the fact that both of the leases for the Partnership's Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs is necessary at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The General Partners have the right to cause the Partnership to maintain reserves if, in their discretion, they determine such reserves are required to meet the Partnership's working capital needs.

         The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

         The General Partners are not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor do they expect any material changes in the availability and relative cost of such capital resources, other than as referred to in this Prospectus.

RESULTS OF OPERATIONS

         No significant operations commenced until the Partnership received and released from escrow the minimum Offering proceeds of $1,500,000 on October 11, 1996.

         As of December 31, 1996, the Partnership had purchased two Properties (one of which was under construction), and entered into lease agreements with Carrols Corporation relating to the existing Property and Golden Corral Corporation relating to the Property under construction at December 31, 1996. The lease agreement entered into for the existing Property provides for minimum base annual rental payments (payable in equal monthly installments) of approximately $89,700 and provides for percentage rent equal to the amount by which six percent of annual gross sales of the restaurant exceeds the minimum annual rent for such lease year. The lease agreement entered into for the Property under construction, provides for estimated minimum base annual rental payments (payable in equal monthly installments) of approximately $170,300 and provides for percentage rent equal to the amount by which five percent of annual gross sales of the restaurant exceeds a specified amount. In addition, the lease relating to the existing Property provides that, commencing in the sixth lease year, the annual base rent required under the terms of the lease will increase by five percent and commencing in the eleventh lease year and every five years thereafter, the annual base rent required will increase by ten percent. In accordance with the lease agreement relating to the Property under construction, rent will commence the earlier of (i) the date a certificate of occupancy for the premises is received, (ii) the date the restaurant opens for business, or
(iii) June 25, 1997. The Partnership earned $1,373 in rental income during the year ended December 31, 1996, attributable to the existing Property purchased on December 27, 1996. For further description of the Partnership's leases and Properties owned as of December 31, 1996, see "Business - Property Acquisitions."

         Due to the fact that as of December 31, 1996, the Partnership had only acquired two Properties and the Partnership anticipates acquiring additional Properties, it is not possible to determine which lessees or Restaurant Chains will contribute more than ten percent of the Partnership's rental income during 1997 and subsequent years. In the event that certain lessees or Restaurant Chains contribute more than ten percent of the Partnership's rental income in future years, any failure of such lessees or Restaurant Chains could materially effect the Partnership's income.

         During the year ended December 31, 1996, the Partnership earned $30,241 in interest income from investments in money market accounts or other short-term, highly liquid investments. As net offering proceeds are invested in additional Properties, the Property under construction becomes operational, and the existing Property acquired during 1996 becomes operational for a full year, the percentage of total income representing interest income is expected to decrease.

         Operating expenses, including depreciation and amortization expense, were $4,704 for the year ended December 31, 1996. The dollar amount of operating expenses is expected to increase, and the amount of general operating and administrative expenses as a percentage of total revenues is expected to decrease, in 1997 as the Partnership acquires additional Properties.

         The Partnership's leases as of December 31, 1996, and the leases the Partnership expects to enter into, are or are expected to be on a triple-net basis and contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Management expects that increases in restaurant sales volumes due to inflation and real sales growth should result in an increase in rental income over time. Continued inflation also may cause capital appreciation of the Partnership's Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

         The General Partners are not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this Prospectus.

         There currently are no material changes being considered in the objectives and policies of the Partnership as set forth in this Prospectus.

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Partnership believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Partnership's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local real estate conditions, continued availability of proceeds from the Partnership's offering, the ability of the Partnership to locate suitable tenants for its Properties and the ability of tenants to make payments under their respective leases.


                                   MANAGEMENT

         The following is a description of the individual General Partners, the corporate General Partner, CNL Fund Advisors, Inc. (which provides certain management services to the Partnership), CNL Group, Inc. (the parent company of both CNL Fund Advisors, Inc. and the Managing Dealer, CNL Securities Corp.), and certain employees of CNL Group, Inc. or its subsidiaries.

INDIVIDUAL GENERAL PARTNERS

         James M. Seneff, Jr., age 50, is a principal stockholder of CNL Group, Inc., a diversified real estate company, and has served as its Chairman of the Board of Directors, director and Chief Executive Officer since its formation in 1980. CNL Group, Inc. is the parent company of CNL Securities Corp., CNL Investment Company, CNL Fund Advisors, Inc., CNL Real Estate Advisors, Inc., and prior to its merger with CNL Fund Advisors, Inc., effective January 1, 1996, CNL Income Fund Advisors, Inc. Mr. Seneff is Chief Executive Officer, and has been a director and registered principal of CNL Securities Corp., which serves as the Managing Dealer in the Partnership's offering of Units, since its formation in 1979. Mr. Seneff also has held the position of President and a director of CNL Management Company, a registered investment advisor, since its formation in 1976, has served as Chief Executive Officer and Chairman of the Board of CNL Investment Company, and Chief Executive Officer and Chairman of the Board of Commercial Net Lease Realty, Inc. since 1992, has served as the Chairman of the Board and the Chief Executive Officer of CNL Realty Advisors, Inc. since its inception in 1991, served as Chairman of the Board and Chief Executive Officer of CNL Income Fund Advisors, Inc. since its inception in 1994 through December 31, 1995, has served as Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc. since its inception in 1994, and has held the position of Chief Executive Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in 1990. In addition, Mr. Seneff has served as Chairman of the Board and Chief Executive Officer of CNL American Properties Fund, Inc. since 1994, and has served as Chairman of the Board and Chief Executive Officer of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc. since January 1997. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of Administration, Florida's principal investment advisory and money management agency, oversees the investment of more than $40 billion of retirement funds. Since 1971, Mr. Seneff has been active in the acquisition, development and management of real estate projects and, directly or through an affiliated entity, has served as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction and rental of office buildings, apartment complexes, restaurants, hotels and other real estate. Included in these real estate ventures are approximately 65 privately offered real estate limited partnerships in which Mr. Seneff, directly or through an affiliated entity, serves or has served as a general partner. Also included are CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., and CNL Income Fund XVII, Ltd. (the "CNL Income Fund Partnerships"), public real estate limited partnerships with investment objectives similar to those of the Partnership, in which Mr. Seneff serves as a general partner. Mr. Seneff received his degree in Business Administration from Florida State University in 1968. See "Conflicts of Interest."

         Robert A. Bourne, age 49, is President and Treasurer of CNL Group, Inc., President, a director and a registered principal of CNL Securities Corp. (the Managing Dealer of the Offering), President and a director of CNL Investment Company, CNL Fund Advisors, Inc., and prior to its merger with CNL Fund Advisors, Inc., effective January 1, 1996, CNL Income Fund Advisors, Inc., and President, Chief Investment Officer and a director of CNL Institutional Advisors, Inc., a registered investment advisor. Mr. Bourne also has served as a director since 1992, as President from July 1992 to February 1996, and since February 1996, as Vice Chairman of the Board of Directors, Secretary and Treasurer of Commercial Net Lease Realty, Inc. In addition, Mr. Bourne has served as a director since its inception in 1991, as President from 1991 to February 1996, as Secretary from February 1996 to July 1996, and since February 1996, as Treasurer and Vice Chairman of CNL Realty Advisors, Inc. In addition, Mr. Bourne has served as President and a director of CNL American Properties Fund, Inc. since 1994, and has served as President and a director of CNL American Realty Fund, Inc. since 1996 and of CNL Real Estate Advisors, Inc since January 1997. Upon graduation from Florida State University in 1970, where he received a B.A. in Accounting, with honors, Mr. Bourne worked as a certified public accountant and, from September 1971 through December 1978, was employed by Coopers & Lybrand, Certified Public Accountants, where he held the position of tax manager beginning in 1975. From January 1979 until June 1982, Mr. Bourne was a partner in the accounting firm of Cross & Bourne and from July 1982 through January 1987, he was a partner in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Mr. Bourne, who joined CNL Securities Corp. in 1979, has participated as a general partner or joint venturer in over 100 real estate ventures involved in the financing, acquisition, construction and rental of office buildings, apartment complexes, restaurants, hotels and other real estate. Included in these real estate ventures are approximately 64 privately offered real estate limited partnerships in which Mr. Bourne, directly or through an affiliated entity, serves or has served as a general partner. Also included are the CNL Income Fund Partnerships, public real estate limited partnerships with investment objectives similar to those of the Partnership, in which Mr. Bourne serves as a general partner. See "Conflicts of Interest."

CORPORATE GENERAL PARTNER

         CNL Realty Corporation is a corporation organized on November 26, 1985, under the laws of the State of Florida. Its sole directors and shareholders are James M. Seneff, Jr. and Robert A. Bourne, the individual General Partners. CNL Realty Corporation was organized to serve as the corporate general partner of real estate limited partnerships, such as the Partnership, organized by one or both of the individual General Partners. CNL Realty Corporation currently serves as the corporate general partner of the CNL Income Fund Partnerships. See Exhibit B--Financial Information, for the most recent audited financial statements of CNL Realty Corporation.

CNL FUND ADVISORS, INC.

         CNL Fund Advisors, Inc., which will provide certain advisory and property management services in connection with the Partnership and its Properties, is a corporation organized in 1994 under the laws of the State of Florida. Its principal office is located at 400 East South Street, Suite 500, Orlando, Florida 32801. CNL Fund Advisors, Inc. is a wholly owned subsidiary of CNL Group, Inc., a diversified real estate company, and was organized to perform the property acquisition, property management, and other services described herein. With respect to 16 of the 17 prior CNL Income Fund Partnerships, such services were provided by CNL Income Fund Advisors, Inc., a wholly owned subsidiary of CNL Group, Inc., which subsidiary was merged into CNL Fund Advisors, Inc.

CNL GROUP, INC.

         CNL Group, Inc., which is the parent company of the Managing Dealer, CNL Securities Corp., and CNL Fund Advisors, Inc., is a diversified real estate corporation organized in 1980 under the laws of the State of Florida. Other subsidiaries and affiliates of CNL Group, Inc. include a property development and management company, two investment advisory companies, and seven corporations organized as strategic business units. James M. Seneff, Jr., an individual General Partner of the Partnership, is the Chairman of the Board, Chief Executive Officer, and a director of CNL Group, Inc. Mr. Seneff and his wife own all of the outstanding shares of CNL Group, Inc.

         The following persons serve as operating officers of CNL Group, Inc. or its affiliates or subsidiaries in the discretion of the Boards of Directors of those companies, but, except as specifically indicated, do not serve as members of the Boards of Directors of those entities. The Boards of Directors have the responsibility for creating and implementing the policies of CNL Group, Inc. and its affiliated companies.

         John T. Walker, age 38, joined CNL Group, Inc. in September 1994, as Senior Vice President, responsible for Research and Development. He currently serves as the Chief Operating Officer and Executive Vice President of CNL Fund Advisors, Inc. and CNL American Properties Fund, Inc. and serves as Executive Vice President of CNL American Realty Fund, Inc. and CNL Real Estate Advisors, Inc. From May 1992 to May 1994, he was Executive Vice President for Finance and Administration and Chief Financial Officer of Z Music, Inc., a cable television network which was subsequently acquired by Gaylord Entertainment, where he was responsible for overall financial and administrative management and planning. From January 1990 through April 1992, Mr. Walker was Chief Financial Officer of the First Baptist Church in Orlando, Florida. From April 1984 through December 1989, he was a partner in the accounting firm of Chastang, Ferrell & Walker, P.A., where he was the partner in charge of audit and consulting services, and from 1981 to 1984, Mr. Walker was a Senior Consultant/Audit Senior at Price Waterhouse. Mr. Walker is a Cum Laude graduate of Wake Forest University with a B.S. in Accountancy and is a certified public accountant.

         Lynn E. Rose, age 48, a certified public accountant, has served as Chief Financial Officer of CNL Group, Inc. since December 1993, has served as Secretary of CNL Group, Inc. since 1987, and served as Controller of CNL Group, Inc. from 1987 until December 1993. In addition, Ms. Rose has served as Chief Financial Officer and Secretary of CNL Securities Corp. since July 1994. She has served as Chief Operating Officer, Vice President and Secretary of CNL Corporate Services, Inc. since November 1994. Ms. Rose also has served as Chief Financial Officer and Secretary of CNL Institutional Advisors, Inc. since its inception in 1990, a director of CNL Realty Advisors, Inc. since its inception in 1991, as Secretary of CNL Realty Advisors, Inc. since its inception in 1991 (excluding February 1996 to July 1996), Treasurer of CNL Realty Advisors, Inc. from 1991 to February 1996, Secretary and Treasurer of Commercial Net Lease Realty, Inc. from 1992 to February 1996, Secretary of CNL Income Fund Advisors, Inc. since its inception in 1994 to December 1995, and a director, Secretary and Treasurer of CNL Fund Advisors, Inc. since 1994 and has served as a director, Secretary and Treasurer of CNL Real Estate Advisors, Inc. since 1996. Ms. Rose also has served as Secretary and Treasurer of CNL American Properties Fund, Inc. since 1994, and has served as Secretary and Treasurer of CNL American Realty Fund, Inc. since 1996. Ms. Rose also currently serves as Secretary for approximately 50 additional corporations. Ms. Rose oversees the management information services, administration, legal compliance, accounting, tenant compliance, and reporting for over 250 corporations, partnerships, and joint ventures. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida and is a registered financial and operations principal of CNL Securities Corp. She was licensed as a certified public accountant in 1979.

         Jeanne A. Wall, age 38, has served as Chief Operating Officer of CNL Investment Company and of CNL Securities Corp. since November 1994 and previously served as Executive Vice President of CNL Investment Company since January 1991. In 1984, Ms. Wall joined CNL Securities Corp. as its Partnership Administrator. In 1985, Ms. Wall became Vice President of CNL Securities Corp. and, in 1987, she became a Senior Vice President of CNL Securities Corp. In this capacity, Ms. Wall serves as national marketing and sales director and oversees the national marketing plan for the CNL investment programs. In addition, Ms. Wall oversees the partnership administration and investor services for programs offered through participating brokers. Ms. Wall also has served as Senior Vice President of CNL Institutional Advisors, Inc., a registered investment advisor, from 1990 to 1993, as Vice President of CNL Realty Advisors, Inc. since its inception in 1991, as Vice President of Commercial Net Lease Realty, Inc. since 1992, as Executive Vice President of CNL Income Fund Advisors, Inc. from its inception in 1994 to December 1995, as Executive Vice President of CNL Fund Advisors, Inc. since 1994, and as Executive Vice President of CNL American Properties Fund, Inc. since 1994. In addition, Ms. Wall has served as Executive Vice President of CNL Real Estate Advisors, Inc. since January 1997 and as Executive Vice President of CNL American Realty Fund, Inc. since 1996. Ms. Wall holds a B.A. in Business Administration from Linfield College and is a registered principal of CNL Securities Corp. Ms. Wall currently serves as a trustee on the board of the Investment Program Association and on the Direct Participation Program committee for the National Association of Securities Dealers (NASD).

         Steven D. Shackelford, age 33, has served as Chief Financial Officer of CNL Fund Advisors, Inc. since September 1996. Mr. Shackelford joined CNL Group, Inc. in September 1996. He also currently serves as the Chief Financial Officer of CNL American Properties Fund, Inc. From March 1995 to July 1996, he was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital and a public listing in the United States. From August 1992 to March 1995, he served as a manager in the Price Waterhouse, Paris, France office serving several multinational clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr Shackelford received a B.A. in Accounting, with honors, and a Masters of Business Administration from Florida State University and is a certified public accountant.


            PRIOR PERFORMANCE OF THE GENERAL PARTNERS AND AFFILIATES

         The information presented in this section represents the historical experience of certain real estate programs organized by the General Partners. INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE INTERESTS IN THE PARTNERSHIP WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PROGRAMS TO WHICH THE FOLLOWING INFORMATION RELATES.

         The General Partners of the Partnership are Robert A. Bourne, James M. Seneff, Jr., and CNL Realty Corporation. Messrs. Bourne and Seneff, individually or with others, have served as general partners of 84 and 85 real estate limited partnerships, respectively, including the 17 prior CNL Income Fund Partnerships and as officers and directors of a real estate investment trust, CNL American Properties Fund, Inc., listed in the table below. None of these entities has been audited by the IRS. Of course, there is no guarantee that the Partnership will not be audited. Based on an analysis of the operating results of the prior programs, the General Partners believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 17 prior CNL Income Fund Partnerships, all of which were organized to invest in fast-food and family-style restaurant properties and have investment objectives similar to those of the Partnership. In addition, Messrs. Bourne and Seneff currently serve as directors and officers of CNL American Properties Fund, Inc. an unlisted public REIT, which was organized to invest in fast-food, family-style and casual dining restaurant properties, mortgage loans and secured equipment leases and has investment objectives similar to those of the Partnership. As of December 31, 1996, these 17 partnerships and CNL American Properties Fund, Inc. had raised a total of $719,247,149 from a total of 54,652 investors, and had invested in 760 fast-food, family-style or casual dining restaurant properties.



                                                                                                 Date 90% of Net
                                                                                                 Proceeds Fully
                          Maximum                                                                Invested or
Name of                   Offering                                        Number of              Committed for
Entity                    Amount (1)             Date Closed              Units Sold             Investment (2)
---------                 ----------             -----------              ----------             --------------
CNL Income                $15,000,000            December 31, 1986          30,000               December 1986
Fund, Ltd.                (30,000 units)

CNL Income                $25,000,000            August 21, 1987            50,000               November 1987
Fund II, Ltd.             (50,000 units)

CNL Income                $25,000,000            April 29, 1988             50,000               June 1988
Fund III, Ltd.            (50,000 units)

CNL Income                $30,000,000            December 6, 1988           60,000               February 1989
Fund IV, Ltd.             (60,000 units)

CNL Income                $25,000,000            June 7, 1989               50,000               December 1989
Fund V, Ltd.              (50,000 units)

CNL Income                $35,000,000            January 19, 1990           70,000               May 1990
Fund VI, Ltd.             (70,000 units)

CNL Income                $30,000,000            August 1, 1990         30,000,000               January 1991
Fund VII, Ltd.            (30,000,000 units)

CNL Income                $35,000,000            March 7, 1991          35,000,000               September 1991
Fund VIII, Ltd.           (35,000,000 units)

CNL Income                $35,000,000            September 6, 1991       3,500,000               November 1991
Fund IX, Ltd.             (3,500,000 units)

CNL Income                $40,000,000            March 18, 1992          4,000,000               June 1992
Fund X, Ltd.              (4,000,000 units)
CNL Income                $40,000,000            September 28, 1992      4,000,000               September 1992
Fund XI, Ltd.             (4,000,000 units)

CNL Income                $45,000,000            March 15, 1993          4,500,000               July 1993
Fund XII, Ltd.            (4,500,000 units)

CNL Income                $40,000,000            August 26, 1993         4,000,000               August 1993
Fund XIII, Ltd.           (4,000,000 units)

CNL Income                $45,000,000            February 22, 1994       4,500,000               May 1994
Fund XIV, Ltd.            (4,500,000 units)

CNL Income                $40,000,000            September 1, 1994       4,000,000               December 1994
Fund XV, Ltd.             (4,000,000 units)

CNL Income                $45,000,000            June 12, 1995           4,500,000               August 1995
Fund XVI, Ltd.            (4,500,000 units)

CNL Income                $30,000,000            September 19, 1996      3,000,000                        (3)
Fund XVII, Ltd.           (3,000,000 units)

CNL American              $165,000,000                         (4)             (4)                        (4)
Properties Fund,          (16,500,000 shares)
Inc. (5)



------------------------------------


(1) The amount stated includes the exercise by the general partners of each Partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., and CNL Income Fund XVI, Ltd.

(2) For a description of the property acquisitions by these programs during the last ten years, see the table set forth on the following page.

(3) As of December 31, 1996, CNL Income Fund XVII, Ltd. had purchased 24 properties for approximately $23,753,600, representing an investment of 90% of net proceeds received.

(4) As of December 31, 1996, CNL American Properties Fund, Inc., which was offering a maximum of 15,000,000 shares of common stock ($150,000,000), excluding 1,500,000 shares ($15,000,000) available to investors participating in the reinvestment plan, had received subscriptions totalling $139,247,149 (13,924,715 shares), including $591,765 (59,177 shares) through the reinvestment plan. As of such date, CNL American Properties Fund, Inc. had purchased 94 properties. On February 6, 1997, the initial offering closed upon receipt of subscriptions totalling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares)
         through the reinvestment plan.

(5) Following the completion of the initial offering on February 6, 1997, CNL American Properties Fund, Inc. commenced a subsequent offering of up to 27,500,000 shares ($275,000,000) of common stock.


         As of December 31, 1996, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 65 nonpublic real estate limited partnerships. The offerings of 63 of these 65 nonpublic limited partnerships had terminated as of December 31, 1996. These 63 partnerships raised a total of $164,419,266 from approximately 4,111 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 200 projects as of December 31, 1996. These 200 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 63 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 63 partnerships), 154 fast-food, family-style, or casual dining restaurant property and business investments (comprising 69% of the total amount raised by all 63 partnerships), one condominium development (comprising .5% of the total amount raised by all 63 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 63 partnerships), seven commercial/retail properties (comprising 9% of the total amount raised by all 63 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 63 partnerships). The offering of the two remaining nonpublic limited partnerships (offerings aggregating $16,550,000) had raised $4,675,000 from 95 investors (approximately 58.6% of the total offering amount) as of December 31, 1996.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 83 real estate limited partnerships whose offerings had closed as of December 31, 1996 (including 17 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past ten years, 35 invested in restaurant properties leased on a "triple-net" basis, including six which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 83 real estate limited partnerships).

         The following table sets forth summary information, as of December 31, 1996 regarding property acquisitions during the nine preceding years by the 17 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired properties (or intend to acquire properties) and that have investment objectives similar to those of the Partnership and by a real estate investment trust, CNL American Properties Fund, Inc.




  Name of                Type of                                                Method of                 Type of
   Entity                Property                  Location                     Financing                 Program
-----------              ---------                 --------                     ---------                 -------
CNL Income               20 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             TX, VA

CNL Income               43 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, LA, MI,
                         restaurants             MN, MO, NC, NM,
                                                 OH, TX, WY

CNL Income               32 fast-food or         AZ, CA, FL, GA,                All cash                  Public
Fund III, Ltd.           family-style            IA, IL, IN, KS, KY,
                         restaurants             MD, MI, MN, MO,
                                                 NE, OK, TX

CNL Income               44 fast-food or         AL, DC, FL, GA,                All cash                  Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               30 fast-food or         FL, GA, IL, IN, MI,            All cash                   Public
Fund V, Ltd.             family-style            NH, NY, OH, SC,
                         restaurants             TN, TX, UT, WA

CNL Income               46 fast-food or         AR, AZ, FL, IN,                All cash                  Public
Fund VI, Ltd.            family-style            MA, MI, MN, NC,
                         restaurants             NE, NM, NY, OH,
                                                 OK, PA, TN, TX,
                                                 VA, WY

CNL Income               46 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             OH, SC, TN, TX,
                                                 UT, WA

CNL Income               40 fast-food or         AZ, FL, IN, LA,                All cash                   Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA


                                       33



CNL Income               41 fast-food or         AL, FL, GA, IL, IN,            All cash                  Public
Fund IX, Ltd.            family-style            LA, MI, MN, MS,
                         restaurants             NC, NH, NY, OH,
                                                 SC, TN, TX

CNL Income               49 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX

CNL Income               39 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               49 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               48 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               61 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MN,
                         restaurants             MO, MS, NC, NJ,
                                                 NV, OH, SC, TN,
                                                 TX, VA

CNL Income               53 fast-food or         CA, FL, GA, KS,                All cash                  Public
Fund XV, Ltd.            family-style            KY, MN, MO, MS,
                         restaurants             NC, NJ, NM, OH,
                                                 OK, PA, SC, TN,
                                                 TX, VA

CNL Income               44 fast-food or         AZ, CA, CO, DC,                All cash                   Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN, KS,
                         restaurants             MN, MO, NC, NM,
                                                 NV, OH, TN, TX,
                                                 UT, WI

NL Income               24 fast-food, family-    CA, FL, GA, IL, IN,            All cash                  Public
Fund XVII, Ltd.          style, or casual        MI, NC, NV, OH,
                         dining restaurants      SC, TN, TX

CNL American             94 fast-food, family-   CA, CT, DE, FL,                All cash                  Public
Properties Fund, Inc.    style, or casual        GA, IA, IL, IN, MI,
                         dining restaurants      MN, MO, NE, NJ,
                                                 NM, OH, OK, OR,
                                                 TN, TX, WV


------------------------------------

         A more detailed description of the acquisitions by the prior public programs sponsored by the individual General Partners is set forth in prior performance Table VI, included as Exhibit 99 to Part II of the registration statement filed with the Securities and Exchange Commission for this Offering. A copy of Table VI is available to investors from the General Partners upon request, free of charge. In addition, upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., and CNL American Properties Fund, Inc., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Units with information to enable them to evaluate the prior experience of the General Partners as general partners of public real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with similar investment objectives in which the General Partners are general partners is provided in the Prior Performance Tables included as Exhibit C. Information about the previous public partnerships, the offerings of which were fully subscribed between October 1991 and September 1996, is included therein. Potential investors are encouraged to examine the Prior Performance Tables attached as Exhibit C (in Table III), which include information as to the operating results of these prior public partnerships, for more detailed information concerning the experience of the individual General Partners.


                       INVESTMENT OBJECTIVES AND POLICIES

CERTAIN INVESTMENT LIMITATIONS

         The Partnership will not: (i) issue Units in exchange for property or otherwise than pursuant to the terms of this Offering; (ii) issue senior securities; (iii) make loans to the General Partners or their Affiliates; (iv) underwrite the securities of other issuers; (v) invest in the securities of other issuers, including junior trust deeds or other similar obligations (provided, however, that the Partnership may invest Partnership funds temporarily in short-term, highly liquid investments, with appropriate safety of principal, may accept purchase money mortgages secured by a first mortgage on a Property in connection with the Sale of a Property , and may enter into Joint Ventures to acquire Properties to be leased primarily to operators of selected Restaurant Chains); (vi) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940; (vii) redeem or repurchase Units (except that the Partnership may implement the Distribution Reinvestment Plan); (viii) invest in real estate mortgages; (ix) purchase or own equipment unless the General Partners determine that it is in the best interests of the Partnership in order to preserve the asset values of the Properties; (x) engage in the purchase and sale (or turnover) of investments (provided, however, that the Partnership may invest Partnership funds in Properties and, temporarily, in short-term, highly liquid investments, with appropriate safety of principal, may accept purchase money mortgages secured by a first mortgage on a Property in connection with the Sale of a Property, and may enter into Joint Ventures to acquire Properties to be leased primarily to operators of selected Restaurant Chains); (xi) offer securities in exchange for property; or (xiii) purchase or lease any Property from, or sell or lease any Property to, the General Partners or their Affiliates, except for a purchase of Property which such persons have temporarily purchased to facilitate acquisition of such Property as described in "Business--Site Selection and Acquisition of Properties--Interim Acquisitions."

BORROWING POLICIES

         The Partnership and any general partnership or Joint Venture in which the Partnership becomes a partner or joint venturer will acquire Properties without borrowing. The General Partners do not anticipate that the Partnership will borrow for any reason and do not intend to cause the Partnership to do so. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners or under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners have represented that they will limit the Partnership's outstanding indebtedness to 3% of the aggregate adjusted tax basis of its Properties and that they will use their reasonable efforts to structure any borrowing so that it will not constitute "acquisition indebtedness" (as discussed in "Federal Income Tax Considerations--Qualified Plan Investors").


                         ALLOCATIONS AND DISTRIBUTIONS

DISTRIBUTIONS OF NET SALES PROCEEDS

         Except as described below, Net Sales Proceeds from a Sale or Sales not in liquidation of the Partnership, after creation of any reserves, will be distributed in the following order of priority: (i) first, 100% to the Limited Partners in an amount equal to their aggregate Limited Partners' 8% Return (an annual, noncompounded return on the Invested Capital Contributions of the Limited Partners equal to 8% per annum, which is cumulative when computed or paid from Net Sales Proceeds); (ii) second, 100% to the Limited Partners in an amount equal to their Invested Capital Contributions; (iii) third, 100% to the General Partners until the General Partners have received an amount equal to the sum of their Capital Contributions plus an amount equal to 5% of all prior and current distributions of Net Cash Flow, reduced by any prior distributions to the General Partners of Net Cash Flow and of Net Sales Proceeds pursuant to this subparagraph (iii); and (iv) thereafter, 95% to the Limited Partners and 5% to the General Partners. Therefore, payment of the Limited Partners' 8% Return is not guaranteed. See Article 9.3(b) of the Partnership Agreement.

         In connection with any Sale of a Property, the General Partners do not anticipate that any reinvestment of Net Sales Proceeds in Properties will take place. However, in some cases the General Partners may determine that it is in the best interest of the Partnership to reinvest the Net Sales Proceeds derived from such Sale in other Properties rather than distribute such proceeds to the Partners. In determining whether to reinvest Net Sales Proceeds, the General Partners will consider, in addition to the general factors considered when acquiring a Property (See "Business--Selection and Acquisition of Properties"), various factors, including, but not limited to, the following factors:

         o the anticipated timing of the receipt of the Net Sales Proceeds and whether or not the Partnership is still within the anticipated 7 to 12 year holding period,

         o the potential impact on anticipated future Net Cash Flow from continuing operations which the distribution of such Net Sales Proceeds would have, including but not limited to, the effect on future distributions of Net Cash Flow and the impact on anticipated future operating expenses as a percentage of operating revenues (due to the fact that certain operating expenses are fixed in nature and would not decrease with the Sale of a Property),

         o the anticipated gain on the Sale of the Property and whether or not it will result in a significant tax to the investors if distributed, and

         o whether or not there is a prospective acquisition opportunity where the Net Sales Proceeds could be reinvested which the General Partners believe would increase future Net Cash Flow or diversify the Partnership's portfolio.

         In the event the General Partners determine to reinvest Net Sales Proceeds from the Sale of a Property, upon investment, such Net Sales Proceeds will be subject to the same or substantially similar risks generally applicable to an investment in Properties. See "Risk Factors--Real Estate Risks." Also, it is possible that the reinvestment of Net Sales Proceeds in other Properties will extend the period during which the Properties are intended to be sold

(currently anticipated by the General Partners to be 7 to 12 years after acquisition of the Properties or as soon thereafter as market conditions permit).

         Distributions of Net Sales Proceeds from a Sale or Sales of substantially all of the Partnership's assets are designed to provide Limited Partners with their aggregate Limited Partners' 8% Return, to return their Invested Capital Contributions, and, after providing the General Partners with a return of their Capital Contributions and a 5% interest in all Net Cash Flow distributions (to the extent not previously distributed to them), to provide Limited Partners an aggregate 95% interest in distributions of remaining Net Sales Proceeds. Specifically, Net Sales Proceeds from such a Sale or Sales will be distributed in the following order of priority: (i) first, to pay all debts and liabilities of the Partnership and to establish reserves; (ii) second, to Partners with positive Capital Account balances, determined after the allocation of Net Income, Net Loss, Gain and Loss described below, in proportion to such balances, up to amounts sufficient to reduce such balances to zero; and (iii) thereafter, 95% to the Limited Partners and 5% to the General Partners. Therefore, payment of the Limited Partners' 8% Return is not guaranteed. See
Article 18.2 of the Partnership Agreement.


                        SUMMARY OF PARTNERSHIP AGREEMENT

MANAGEMENT OF THE PARTNERSHIP

         The management, operation, and control of the Partnership and all of its business and affairs will rest exclusively with the General Partners. The vote of a majority of the General Partners will control. Limited Partners holding a majority of the outstanding Units may remove one or more of the General Partners, provided that written notice of the removal of a General Partner, setting forth the reasons for such removal and the date upon which the removal is to become effective, shall be served upon such General Partner, either by certified or registered mail, return receipt requested, or by personal service. Any removal of the last remaining General Partner shall be effective only on the earlier of (i) such date as a substituted General Partner shall have been admitted to the Partnership in accordance with the terms of the Partnership Agreement or (ii) a date 90 days after the date on which Limited Partners holding the required majority in interest shall have voted for such removal of the General Partner. Upon the effective date of the removal of a General Partner, he or it shall cease to be a General Partner, and any loans made by such General Partner or his or its Affiliates to the Partnership in accordance with the provisions of the Partnership Agreement shall be repaid as expeditiously as possible. Additionally, if the business of the Partnership is to be continued following the removal of a General Partner, then (i) the Partnership shall purchase the General Partner's Partnership Interest at a price determined in accordance with the terms of Article 15.5 of the Partnership Agreement, and (ii) if no substituted General Partner is elected in the place of any removed General Partner, those persons or entities who are General Partners following such removal shall use their best efforts to release such removed General Partner (and his or its Affiliates, if applicable) from personal liability on any existing or future Partnership borrowing, if any.

RESTRICTIONS ON TRANSFERABILITY OF UNITS

         Subject to the conditions on transfer in Article Fourteen of the Partnership Agreement, Limited Partners shall have the right to transfer their Units. The investment in Units is designed, however, as a long-term investment for persons who have no need for liquidity in this investment. For example, the General Partners have retained the right to prohibit transfers of Units, including transfers of economic interests, if the General Partners determine that such transfers could increase the likelihood that the Partnership would be treated as a "publicly traded partnership." Because the characterization of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their right to prohibit transfers of Units under these circumstances. See "Federal Income Tax Considerations--Publicly Traded Partnerships" and Article Fourteen of the Partnership Agreement. In the case of any permitted transfer of an economic interest, the substitution of the transferee as a Limited Partner in the Partnership will be subject to the prior written consent of the General Partners. The assignment must be documented with original signatures on forms supplied by the General Partners. Other conditions on transfers Units by Limited Partners are as follows: (i) a duly executed and acknowledged counterpart of the instrument making the transfer, signed by both the transferor and the transferee, with such instrument evidencing the written acceptance by the transferee of all of the terms and provisions of the Partnership Agreement and containing a representation by the transferor that such transfer was made in accordance with all applicable laws and regulations shall have been filed with the Partnership; (ii) the transferor and the transferee shall have executed such documents and performed such acts as the General Partners may request in connection with the transfer; (iii) no transfer will be permitted if, based upon information provided by the Partnership, counsel for the Partnership or the General Partners is of the view that there is a substantial risk that such transfer would result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code; (iv) Units shall not be transferred to a minor or an incompetent except by will or intestate succession;
(v) no transfer will be recognized for any purpose whatsoever if, after such transfer, the transferor or the transferee will hold an interest representing a Capital Contribution of less than $2,500 ($1,000, or such greater amounts as may be required by applicable state law, in the case of transfers by an individual retirement account, Keogh or pension plan), unless such transfer represents the transfer of the entire Partnership Interest of the transferor; (vi) transfers to a foreign persons for purposes of U.S. federal income taxation may be prohibited by the General Partners; and (vii) purported transfers of Units, or any beneficial interest therein, will be void if, as a result of such transfer, the Partnership would violate the safe harbors of section 7704 of the Code and the regulations issued thereunder.


                       FEDERAL INCOME TAX CONSIDERATIONS

INTEREST ON UNDERPAYMENT OF TAXES

         If it is finally determined that a taxpayer has underpaid tax for any taxable year, the taxpayer must pay the amount of underpayment plus interest on the underpayment and certain penalties from the date the tax originally was due. The rate of interest is compounded daily and is adjusted quarterly. For the period January 1, 1997 through March 31, 1997, the interest rate is 9%.


                                  THE OFFERING

GENERAL

          On September 19, 1996, the offering of units of limited partnership interest in CNL XVII terminated upon the receipt of subscriptions for an aggregate of 3,000,000 units ($30,000,000). An aggregate of 1618 subscribers were admitted as limited partners to CNL XVII in accordance with the terms of the partnership agreement of CNL XVIII. The Offering of Units in CNL XVIII commenced on September 20, 1996. As of October 11, 1996, CNL XVIII had received aggregate subscriptions for 173,313 Units, representing $1,733,131 in aggregate subscription proceeds from Limited Partners and $1,517,431 of the funds were released from escrow (which excluded all funds received from New York and Pennsylvania investors). As of March 6, 1997, the Partnership had sold 1,503,434 Units, representing $15,034,343 of capital contributed by 704 unaffiliated Limited Partners.

          A maximum of 3,500,000 Units are being offered at a purchase price of $10.00 each. A minimum purchase of 250 Units (or a minimum purchase of 100 Units in the case of most IRAs and Keogh and pension plans) is required. Nebraska investors, however, as well as any investor who wishes to receive monthly distributions, must make a minimum investment of 500 Units ($5,000). IRAs and Keogh and pension plans must make a minimum investment of at least 100 Units (except for Iowa tax-exempt investors who must make a minimum investment of 300 Units, or $3,000, and Minnesota IRAs, which must make a minimum purchase of 200 Units, or $2,000). Investors making the required minimum investment may make additional purchases in increments of one Unit. Maine investors, however, may not purchase additional Units in amounts less than the applicable minimum investment except at the time of the initial subscription or with respect to Units purchased pursuant to the Distribution Reinvestment Plan. See "Suitability Standards and How to Subscribe--How to Subscribe." The General Partners or their Affiliates may purchase up to 15,000 Units ($150,000) of the Partnership for their own accounts for investment purposes and not with a view towards distribution, on the same terms and conditions as other investors, and will purchase a minimum of 5,000 Units ($50,000) of the Partnership.

         The General Partners have elected to extend the Offering to a date not later than August 11, 1997.

PLAN OF DISTRIBUTION

         The Units will be offered to the public on a "best efforts" basis (which means that no one is guaranteeing that any minimum amount will be sold) through the Soliciting Dealers, who will be members of the National Association of Securities Dealers, Inc. (the "NASD") and CNL Securities Corp., which will act as Managing Dealer. Both of the individual General Partners are Affiliates and licensed principals of the Managing Dealer, and the corporate General Partner is an Affiliate of the Managing Dealer. The Soliciting Dealers will use their best efforts during the Offering period to find eligible persons who desire to subscribe for the purchase of Units from the Partnership.

         The maximum Offering is 3,500,000 Units ($35,000,000).

         Prior to a subscriber's admission to the Partnership as a Limited Partner, funds paid by such subscriber will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A. The Partnership, within 30 days after the date a subscriber is admitted to the Partnership as a Limited Partner, will pay to such subscriber the interest (generally calculated on a daily basis) actually earned on such subscriber's funds. Interest will be payable only to those subscribers whose funds have been held in escrow by such bank for at least 20 days. Limited Partners otherwise will not be entitled to interest earned on Partnership funds or to receive interest on their Capital Contributions. See "Escrow Arrangements" below.

         In order to provide for the orderly closing of the Offering, the Managing Dealer may institute a system pursuant to which it will accept reservations to purchase Units provided all subscription materials with respect to the purchase of such Units are received by the Managing Dealer within five to ten business days after making the reservation.

         Subject to the provisions for reduced Selling Commissions described below, the Partnership will pay the Managing Dealer an aggregate of 8.5% of the Gross Proceeds to the Partnership as Selling Commissions. The Managing Dealer may reallow fees of up to 8% to the Soliciting Dealers with respect to Units sold by them. In addition, the Partnership will pay the Managing Dealer, as an expense allowance, a due diligence expense reimbursement fee equal to 0.5% of Gross Proceeds. The Managing Dealer, in its sole discretion, may reallow to any Soliciting Dealer all or any portion of this fee based on such factors as the number of Units sold by such Soliciting Dealer, the assistance, if any, of such Soliciting Dealer in marketing the Offering, and bona fide due diligence expenses incurred. Limited Partners who elect to participate in the Distribution Reinvestment Plan will be charged Selling Commissions on Units purchased for their accounts on the same basis as investors who do not purchase Units pursuant to the Distribution Reinvestment Plan until the Offering has terminated. After the Offering has terminated, no Selling Commissions will be paid for Units purchased pursuant to the Distribution Reinvestment Plan.

         Although it is not the intent of the Partnership, the Partnership, the General Partners, or their Affiliates may provide incentive items for registered representatives of the Managing Dealer and the Soliciting Dealers, which in no event shall exceed an aggregate of $100 per annum per participating salesperson. In the event other incentives are provided to registered representatives of the Managing Dealer or the Soliciting Dealers, they will be paid only in cash, and such payments will be made only to the Managing Dealer or the Soliciting Dealers rather than to their registered representatives. Any such sales incentive program must first have been submitted for review by the NASD, and must comply with Section 5(f) of Appendix F to Section 34 of its Rules of Fair Practice. Costs incurred in connection with such sales incentive programs, if any, will be considered underwriting compensation.

         A registered principal or representative of the Managing Dealer or a Soliciting Dealer, may purchase Units net of 8% commissions, at a per Unit purchase price of $9.20. In addition, Soliciting Dealers, in their sole discretion, may elect not to accept any Selling Commissions offered by the Partnership for Units that they sell. In that event, such Units shall be sold to the investor net of all Selling Commissions, at a per Unit purchase price of $9.20. In connection with purchases of certain minimum numbers of Units, the amount of Selling Commissions otherwise payable to the Managing Dealer or a Soliciting Dealer, shall be reduced in accordance with the following schedule:

                                                    Reallowed Commissions on
                                                        Sales Per Unit
      Dollar Amount                                 ------------------------
         of Units                 Purchase Price
         Purchased                   Per Unit       Percent    Dollar Amount
      -------------               --------------    -------    -------------

        $10 --        $249,990        $10.00          8.0%          $0.80
   $250,000 --        $499,990         $9.80          6.0%          $0.60
   $500,000 --        $999,990         $9.60          4.0%          $0.40
 $1,000,000 --      $1,499,990         $9.50          3.0%          $0.30
 $1,500,000  or more     $9.40          2.0%         $0.20


         For example, if an investor purchases 100,000 Units, the investor could pay as little as $950,000 rather than $1,000,000 for the Units, in which event the Selling Commissions on the sale of such Units would be $35,000 ($0.35 per Unit). The net proceeds to the Partnership will not be affected by such discounts.

          Any such reduction in Selling Commissions will be credited to the "purchaser," as defined below, by reducing the total purchase price otherwise payable by the "purchaser." The net proceeds to the Partnership will not be affected by the volume discount.

         Subscriptions for Units of CNL XVIII may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," provided all such Units are purchased through the same Soliciting Dealer or through the Managing Dealer. The volume discount will be prorated among the separate subscribers considered to be a single "purchaser." Units purchased pursuant to the Distribution Reinvestment Plan on behalf of a Participant in the Distribution Reinvestment Plan will not be combined with other subscriptions for Units by the investor in determining the volume discount to which such investor may be entitled. See "Summary of Distribution Reinvestment Plan." Further, subscriptions for Units will not be combined for purposes of the volume discount in the case of subscriptions by any "purchaser" who subscribes for additional Units subsequent to the purchaser's initial purchase of Units.

         Any request to combine more than one subscription must be made in writing in a form satisfactory to the General Partners and must set forth the basis for such request. Any such request will be subject to verification by the Managing Dealer that all of such subscriptions were made by a single "purchaser." If a "purchaser" does not reduce the per Unit purchase price, the excess purchase price over the discounted purchase price will be returned to the actual separate subscribers for Units.

         For purposes of such volume discounts, "purchaser" includes (i) an individual, his or her spouse, and their children under the age of 21, who purchase the Units for his or her or their own accounts, and all pension or trust funds established by each such individual; (ii) a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not (provided that the entities described in this clause (ii) must have been in existence for at least six months before purchasing the Units and must have formed such group for a purpose other than to purchase the Units at a discount); (iii) an employee's trust, pension, profit-sharing, or other employee benefit plan qualified under section 401 of the Code; and (iv) all pension, trust, or other funds maintained by a given bank. In addition, the General Partners, in their sole discretion, may aggregate and combine separate subscriptions for Units received during the Offering period from (i) the Managing Dealer or the same Soliciting Dealer, (ii) investors whose accounts are managed by a single investment adviser registered under the Investment Advisers Act of 1940, (iii) investors over whose accounts a designated bank, insurance company, trust company, or other entity exercises discretionary investment responsibility, or (iv) a single corporation, partnership, trust association, or other organized group of persons, whether incorporated or not, and whether such subscriptions are by or for the benefit of such corporation, partnership, trust association, or group. Except as provided in this paragraph, subscriptions will not be cumulated, combined, or aggregated.

         Any reduction in commissions will reduce the effective purchase price per Unit to the investor involved but will not alter the net proceeds payable to the Partnership as a result of such sale.

         All investors will be deemed to have contributed the same amount per Unit to the Partnership whether or not the investor receives a volume discount. Accordingly, for purposes of Partnership allocations, as well as distributions of Net Cash Flow and Net Sales Proceeds, investors qualifying for volume discounts will receive higher returns on their investments in the Partnership as compared to investors who do not qualify for such discounts.

         In connection with the sale of Units, certain registered principals or representatives of the Managing Dealer may perform wholesaling functions for which they will receive compensation payable by the Managing Dealer in an aggregate amount not in excess of one percent of Gross Proceeds. In addition, the General Partners and their Affiliates, including the Managing Dealer and its registered principals or representatives, may incur due diligence fees and other expenses, including expenses related to sales seminars and wholesaling activities, a portion of which may be paid by the Partnership. Any such expenses paid by the Partnership are estimated not to exceed $34,300 in the event 3,500,000 Units ($35,000,000) are sold. In no event, however, will the total underwriting compensation payable to the Managing Dealer, Soliciting Dealer, or persons performing wholesaling functions, whether characterized as Selling Commissions, expense reimbursements, sales incentives, or otherwise, exceed 10% of Gross Proceeds, plus a maximum of 0.5% for reimbursement of bona fide due diligence expenses.

         The Managing Dealer and the Soliciting Dealers severally will indemnify the Partnership, the General Partners, and their Affiliates, officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

SUBSCRIPTION PROCEDURES

         In order to purchase Units, the subscriber must complete and execute the Subscription Agreement. Any subscription for Units must be accompanied by cash or a check payable to "SouthTrust Asset Management Company of Florida, N.A., Escrow Agent" (or to the Partnership after subscription funds are released from escrow), in the amount of $10.00 per Unit. See "Escrow Arrangements" below. Certain Soliciting Dealers who have "net capital," as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for Units subscribed for payable directly to the Soliciting Dealer. In such case, the Soliciting Dealer will issue a check made payable to the order of the Partnership for the aggregate amount of the subscription proceeds.

         Each subscription will be accepted or rejected by the General Partners within 30 days after its receipt. If a subscription is rejected, the funds will be returned to the subscriber within ten business days after the date of such rejection, without interest and without deduction. A form of the Subscription Agreement is set forth as Exhibit E to this Prospectus. A subscription may not be revoked or withdrawn by the subscriber. The subscription price of each Unit is payable in full upon execution of the Subscription Agreement.

         By executing the Subscription Agreement, the subscribers agree to all of the terms of the Partnership Agreement, including the grant to the General Partners of a power of attorney under certain circumstances. The General Partners and each Soliciting Dealer who sells Units on behalf of the Partnership have the responsibility to make every reasonable effort to determine that the purchase of Units is suitable and appropriate for an investor. In making this determination, the Soliciting Dealers will rely on relevant information provided by the investor, including information as to the investor's age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the Soliciting Dealer.

         Certain Soliciting Dealers may permit investors to subscribe for Units by telephonic order to the Soliciting Dealer. There are no additional fees associated with telephonic orders. Representatives of Soliciting Dealers who accept telephonic orders may execute the Subscription Agreement on behalf of those investors who place such orders.

Investors, however, who are residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Oregon, South Dakota, Tennessee, or Washington, must complete and sign the Subscription Agreement in order to subscribe for Units and, therefore, may not subscribe for Units by telephone. Representatives of Soliciting Dealers who accept telephonic orders will execute the Subscription Agreement on behalf of investors who place such orders. All investors who telephonically subscribe for Units will receive, with confirmation of their subscription, a second copy of the Prospectus.

         Residents of California, Oklahoma, and Texas who telephonically subscribe for Units will have the right to rescind such subscriptions within ten days from receipt of the confirmation. Such investors who do not rescind their subscriptions within such ten-day period shall be deemed to have assented to all of the terms and conditions of the Subscription Agreement and the Partnership Agreement, including, but not limited to, the power of attorney therein.

         Investors who have questions or who wish to place orders for Units by telephone or to participate in the Distribution Reinvestment Plan should contact their Soliciting Dealer. Certain Soliciting Dealers do not permit telephonic subscriptions or participation in the Distribution Reinvestment Plan. See "Summary of Distribution Reinvestment Plan." The form of Subscription Agreement for certain Soliciting Dealers who do not permit telephonic subscriptions or participation in the Distribution Reinvestment Plan differs slightly from the form attached hereto as Exhibit E, primarily in that it will eliminate one or both of these options.

         Investors who wish to establish an IRA for the purpose of investing solely in Units may do so by so indicating on the Subscription Agreement, appointing Franklin Bank, N.A., an unaffiliated bank, to act as their IRS custodian. The custodian will not have the authority to vote any of the Units held in any IRA except in accordance with written instructions from the beneficiary of the IRA, although it will hold the Units on behalf of that beneficiary and make distributions and, at the direction and in the discretion of the beneficiary, investments in Units or in other securities issued by Affiliates of the General Partners. The custodian will not have the authority at any time to make investments through any such IRA on behalf of the beneficiary if the investment do not constitute Units or other securities issued by Affiliates of the General Partners. The investors will not be required to pay any initial or annual fees in connection with any such IRA. The fees for establishing and maintaining all such IRAs will be paid by the General Partners initially and annually up to an aggregate amount of $5,000, and by the Partnership above such amount. In determining whether to use the IRA option made available by the Partnership and the General Partners, investors should consider the impact of the withholding rules under Section 3405 and, more importantly, the limitation on tax-free rollovers under Section 408(d)(3)(E) that limits an individual from making a tax-free rollover of any amounts received from any IRA or group of IRAs more than once during a one-year period, and whether direct transfers ameliorate the impact of such rules and limitations.

         Investors should not purchase Units unless such investors believe that they are in a financial position appropriate to enable them to realize to a significant extent the benefits described in the Prospectus, have adequate means for providing for their current needs and personal contingencies, have sufficient net worth and income to sustain the risks inherent in the investment, including limited liquidity of the investment, and believe the investment is otherwise suitable. In addition, each investor should be aware that none of the Partnership, the General Partners, or any Affiliates, agents, or representatives of the Partnership or the General Partners are authorized to make any representations or warranties on behalf of the Partnership other than those contained in the Prospectus or specified by the investors in the Subscription Agreement.

          Subscribers will be admitted as Limited Partners not later than the last day of the calendar month following acceptance of their subscriptions.

ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A., 135
W. Central Blvd., Suite 1200, Orlando, Florida 32801 (the "Bank").

         The Escrow Agreement between the General Partners and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid U.S.

Government securities or in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of Limited Partners to the Partnership.

         The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to the Partnership as a Limited Partner, will be distributed to such subscriber. Interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Limited Partners will not otherwise be entitled to interest earned on Partnership funds or to receive interest on their Capital Contributions.


                          SUPPLEMENTAL SALES MATERIAL

         In addition to this Prospectus, the Partnership may use certain sales materials in connection with this Offering, although only when accompanied or preceded by the delivery of this Prospectus. No sales material may be used unless it has first been approved in writing by the General Partners. As of the date of this Prospectus, it is anticipated that the following sales material will be authorized for use by the Partnership in connection with this Offering:
(i) a brochure entitled CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd.; (ii) a brochure describing CNL Group, Inc. and its affiliated entities;
(iii) a fact sheet describing the general features of the Partnership; (iv) a cover letter transmitting the Prospectus; (v) a summary description of the Offering; (vi) a slide and computer presentation; (vii) broker updates; (viii) an audio cassette presentation; (ix) a video presentation; (x) a script for telephonic marketing; (xi) seminar advertisements and invitations; and (xii) certain third-party articles. Units are being offered only through this Prospectus. All such materials will be used only by registered broker-dealers who are members of the National Association of Securities Dealers, Inc. The Partnership also may respond to specific questions from Soliciting Dealers and prospective investors. Additional materials relating to the Offering may be made available to Soliciting Dealers for their internal use.


                                    EXPERTS

         The audited financial statements of the Partnership, as of December 31, 1996 and 1995, and for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, and the audited balance sheet of the corporate General Partner, as of December 31, 1995, included in this Prospectus, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-11, as amended, with respect to the Units offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Partnership and the Units offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit or schedule to the Registration Statement, each such statement being qualified in all respects by reference to such exhibit or schedule.

         The Registration Statement, together with its exhibits and schedules, may be inspected, without charge, at the Commission's principal office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also at the following regional offices of the Commission: Room 1400, 75 Park Place, New York, New York 10007, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material may also be obtained from the Commission upon payment of prescribed fees.

         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, which includes the Partnership. The address of such site is http://www.sec.gov.

                                 EXHIBIT B

                          FINANCIAL STATEMENTS OF

                         CNL INCOME FUND XVIII, LTD.

                                    AND

                           CNL REALTY CORPORATION

                  INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                                                       Page
                                                                                                       ----
                        CNL INCOME FUND XVIII, LTD.
                     (A Florida Limited Partnership)

Pro Forma Financial Information (unaudited):
   Pro Forma Balance Sheet as of December 31, 1996                                                      B-2
   Pro Forma Statement of Income for the year ended December 31, 1996                                   B-3
   Notes to Pro Forma Financial Statements as of December 31, 1996                                      B-4

Audited Financial Statements:
   Report of Independent Accountants                                                                    B-5
   Balance Sheets as of December 31, 1996 and 1995                                                      B-6
   Statements of Income for the year ended December 31, 1996 and the period
      February 10, 1995 (date of inception) through December 31, 1995                                   B-7
   Statements of Partners' Capital for the year ended December 31, 1996 and the
      period February 10, 1995 (date of inception) through December 31, 1995                            B-8
   Statements of Cash Flows for the year ended December 31, 1996 and the period
      February 10, 1995 (date of inception) through December 31, 1995                                   B-9
   Notes to Financial Statements for the year ended December 31, 1996 and the period
      February 10, 1995 (date of inception) through December 31, 1995                                   B-11

Financial Statement Schedule:
   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996                      B-22
   Notes to Schedule III - Real Estate and Accumulated Depreciation as
     of December 31, 1996                                                                               B-24

                           CNL REALTY CORPORATION

Financial Statements:
   Report of Independent Accountants                                                                    B-25
   Balance Sheets as of September 30, 1996 (unaudited) and December 31, 1995                            B-26
   Notes to Balance Sheets as of September 30, 1996 and December 31, 1995                               B-27

                       PRO FORMA FINANCIAL INFORMATION

         The following Pro Forma Balance Sheet of CNL Income Fund XVIII, Ltd. ("CNL XVIII") gives effect to (i) property acquisition transactions from inception through December 31, 1996, including the receipt of $8,421,815 in gross offering proceeds from the sale of 842,182 units of limited partnership interest (the "Units") pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, and the application of such funds to acquire two properties, one of which was under construction at December 31, 1996, and to pay organizational and offering expenses, acquisition fees, and miscellaneous acquisition expenses, (ii) the receipt of $6,612,528 in gross offering proceeds from the sale of 661,252 additional Units during the period January 1, 1997 through March 6, 1997, and
(iii) the application of such funds and $1,120,984 of cash and cash equivalents at December 31, 1996, to purchase five additional properties during the period January 1, 1997 through March 6, 1997, four of which are under construction, to pay additional construction costs for the property under construction at December 31, 1996, and to pay offering expenses, acquisition fees, and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Balance Sheet as of December 31, 1996, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above, as if they had occurred on December 31, 1996.

         The Pro Forma Statement of Income for the year ended December 31, 1996, includes the historical operating results of the properties described in (i) above from the dates of their acquisitions. No pro forma adjustments have been made to the Pro Forma Statement of Income for the properties owned by CNL XVIII as of March 6, 1997, due to the fact that these properties did not have a previous rental history.

         This pro forma financial information is presented for informational purposes only and does not purport to be indicative of CNL XVIII's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma financial information should not be viewed as predictive of CNL XVIII's financial results or conditions in the future.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership
                                DECEMBER 31, 1996

                       UNAUDITED PRO FORMA BALANCE SHEET

                                                                                Pro Forma
          ASSETS                                         Historical            Adjustments             Pro Forma
          ------                                         ----------            -----------             ---------
Land and building on
  operating leases, less
  accumulated depreciation                               $1,530,768            $7,013,955 (a)         $ 8,544,723
Cash and cash equivalents                                 5,371,325            (1,120,984)(a)           4,250,341
Receivables                                                   3,711                                         3,711
Organization costs, less
  accumulated amortization                                    9,589                                         9,589
Other assets                                                324,931              (63,154)(a)              261,777
                                                         ----------            ----------             -----------

                                                         $7,240,324           $5,829,817              $13,070,141
                                                         ==========           ==========              ===========

      LIABILITIES AND
     PARTNERS' CAPITAL

Accounts payable                                         $  104,514            $ (104,514)(a)         $        -
Distributions payable                                        55,708                                        55,708
Due to related parties                                       83,889               (83,069)(a)                 820
                                                         ----------            ----------             -----------
    Total liabilities                                       244,111              (187,583)                 56,528

Partners' capital                                         6,996,213             6,017,400 (a)          13,013,613
                                                         ----------            ----------             -----------

                                                         $7,240,324            $5,829,817             $13,070,141
                                                         ==========            ==========             ===========


      See accompanying notes to unaudited pro forma financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996

                                                                  Pro Forma
                                             Historical          Adjustments         Pro Forma
                                             ----------          -----------         ---------
Revenues:
  Rental income from operating lease          $ 1,373             $    -             $ 1,373
  Interest income                              30,241                  -              30,241
                                              -------             -------            -------
                                               31,614                  -              31,614
                                              -------             -------            -------

Expenses:
  General operating and administrative          3,980                  -               3,980
  Management fee to related party                  12                  -                  12
  Depreciation and amortization                   712                  -                 712
                                              -------             -------            -------
                                                4,704                  -               4,704
                                              -------             -------            -------

Net Income                                    $26,910             $    -             $26,910
                                              =======             =======            =======


Net Income Per Limited Partner Unit           $  0.05                                $  0.05
                                              =======                                =======


Weighted Average Number of Units
  Outstanding                                 503,436                                503,436
                                              =======                                =======

      See accompanying notes to unaudited pro forma financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


Pro Forma Balance Sheet:

(a) Represents gross proceeds of $6,612,528 from the sale of 661,252 Units during the period January 1, 1997 through March 6, 1997, and $1,120,984 of cash and cash equivalents at December 31, 1996, used (i) to acquire five properties for $5,667,508, (ii) to fund estimated construction costs of $985,729 relating to the property under construction at December 31, 1996, (iii) to pay acquisition fees and other costs of $330,112 ($6,508 of which was accrued as accounts payable at December 31, 1996 and $26,040 of which was accrued as due to related parties at December 31, 1996) and reclassify from other assets $63,154 of acquisition fees and other costs previously incurred relating to the acquired properties, and (iv) to pay selling commissions and offering expenses (syndication costs) of $750,163 ($98,006 of which was accrued as accounts payable at December 31, 1996 and $57,029 of which was accrued as due to related parties at December 31, 1996), which have been netted against partners' capital.

         The pro forma adjustments to land and buildings on operating leases as a result of the above transactions were as follows:

                                                               Estimated purchase
                                                                price (including
                                                                construction and     Acquisition
                                                               closing costs) and        fees
                                                                 additional con-      allocated
                                                                 struction costs     to property      Total
                                                               ------------------    -----------    ----------
         Jack in the Box in Echo Park, CA                         $1,257,223         $   68,163     $1,325,386
         Jack in the Box in Hendersonville, NV                     1,066,175             57,805      1,123,980
         Jack in the Box in Centerville, TX                          758,658             41,132        799,790
         Golden Corral in Galveston, TX                            1,359,566             73,711      1,433,277
         Boston Market in Raleigh, NC                              1,225,886             66,463      1,292,349
         One property under construction at
           December 31, 1996                                         985,729             53,444      1,039,173
                                                                  ----------         ----------     ----------

                                                                  $6,653,237         $  360,718     $7,013,955
                                                                  ==========         ==========     ==========

                                      B-4

                       Report of Independent Accountants


To the Partners
CNL Income Fund XVIII, Ltd.


We have audited the financial statements and the financial statement schedule of CNL Income Fund XVIII, Ltd. (a Florida limited partnership) as of December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CNL Income Fund XVIII, Ltd. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


/s/ Coopers & Lybrand


Orlando, Florida
February 3, 1997

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                                 BALANCE SHEETS


                                                     December 31,
            ASSETS                             1996                 1995
            ------                          ----------           -------

Land and buildings on operating leases,
  less accumulated depreciation             $1,530,768           $       -
Cash and cash equivalents                    5,371,325                  980
Receivables                                      3,711                   -
Organization costs, less accumulated
  amortization of $411 in 1996                   9,589               10,000
Deferred syndication costs                          -               245,890
Other assets                                   324,931                   20
                                            ----------           ----------

                                            $7,240,324           $  256,890
                                            ==========           ==========

    LIABILITIES AND PARTNERS' CAPITAL

Accounts payable                            $  104,514           $   22,130
Distributions payable                           55,708                   -
Due to related parties                          83,889              233,760
                                            ----------           ----------
    Total liabilities                          244,111              255,890

Commitment (Note 9)

Partners' capital                            6,996,213                1,000
                                            ----------           ----------

                                            $7,240,324           $  256,890
                                            ==========           ==========



                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                              STATEMENTS OF INCOME


                                                              February 10,
                                                              1995 (Date
                                                             of Inception)
                                         Year Ended             through
                                        December 31,          December 31,
                                            1996                  1995
                                        ------------            --------

Revenues:
  Rental income from operating
    lease                                $  1,373               $     -
  Interest income                          30,241                     -
                                         --------               -------
                                           31,614                     -
                                         --------               -------

Expenses:
  General operating and admini-
    strative                                3,980                     -
  Management fee to related party              12                     -
  Depreciation and amortization               712                     -
                                         --------               -------
                                            4,704                     -
                                         --------               -------

Net Income                               $ 26,910               $     -
                                         ========               =======

Allocation of Net Income:
  General partners                       $     (7)              $     -
  Limited partners                         26,917                     -
                                         --------               -------

                                         $ 26,910               $     -
                                         ========               =======

Net Income Per Limited Partner
  Unit                                   $   0.05               $     -
                                         ========               =======

Weighted Average Number of Limited
  Partner Units Outstanding               503,436                     -
                                         ========               =======


                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                        STATEMENTS OF PARTNERS' CAPITAL

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995

                                    General Partners            Limited Partners
                                    -----------------           ----------------------
                                              Accumu-                                    Accumu-
                                  Contri-     lated        Contri-         Distri-        lated         Syndication
                                  butions     Losses       butions         butions       Earnings          Costs          Total
                                  -------    --------    -----------     -----------    ----------      -----------    --------
Balance, February 10, 1995
  (Date of Inception)              $   -    $    -       $        -      $        -     $       -       $        -     $        -

  Contributions from
    general partners                1,000        -                -               -             -                -           1,000
                                   ------   -------      -----------     -----------    ----------      -----------    -----------

Balance, December 31, 1995          1,000        -                -               -             -                -           1,000

  Contributions from
    limited partners                   -         -         8,421,815              -             -                -       8,421,815
  Distributions to limited
    partners ($0.11 per
    limited partner unit)              -         -                -          (57,846)           -                -         (57,846)
  Syndication costs                    -         -                -               -             -        (1,395,666)    (1,395,666)
  Net income                           -         (7)              -               -         26,917               -          26,910
                                   ------   -------      -----------     -----------    ----------      -----------    -----------

Balance, December 31, 1996         $1,000   $    (7)     $ 8,421,815     $   (57,846)   $   26,917      $(1,395,666)   $ 6,996,213
                                   ======   =======      ===========     ===========    ==========      ===========    ===========


                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                            STATEMENTS OF CASH FLOWS

                                                                        February 10,
                                                                         1995 (Date
                                                                        of Inception)
                                                    Year Ended             through
                                                   December 31,          December 31,
                                                       1996                  1995
                                                   ------------            --------
Increase (Decrease) in Cash and Cash
  Equivalents:

    Cash Flows From Operating Activities:
      Interest received                             $    30,241            $        -
      Cash paid for expenses                             (3,095)                    -
                                                    -----------            ----------
          Net cash provided by (used in)
            operating activities                         27,146                     -
                                                    -----------            ----------

    Cash Flows From Investing Activities:
      Additions to land and buildings on
        operating leases                             (1,533,446)                    -
      Increase in other assets                         (276,848)                    -
      Other                                                (107)                   (20)
                                                    -----------            -----------
          Net cash used in investing
            activities                               (1,810,401)                   (20)
                                                    -----------            -----------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition,
        organization and syndication
        costs paid by related parties on
        behalf of the Partnership                      (497,420)                    -
      Contributions from general partners                    -                   1,000
      Contributions from limited partners             8,498,815                     -
      Distributions to limited partners                  (2,138)                    -
      Payment of syndication costs                     (845,657)                    -
                                                    -----------            ----------
          Net cash provided by financing
            activities                                7,153,600                  1,000
                                                    -----------            -----------

Net Increase in Cash and Cash Equivalents             5,370,345                    980

Cash and Cash Equivalents at Beginning
  of Period                                                 980                     -
                                                    -----------            ----------

Cash and Cash Equivalents at End of Period          $ 5,371,325            $       980
                                                    ===========            ===========


                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                      STATEMENTS OF CASH FLOWS - CONTINUED


                                                                  February 10,
                                                                   1995 (Date
                                                                  of Inception)
                                                   Year Ended        through
                                                  December 31,     December 31,
                                                      1996            1995
                                                  ------------      --------

Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:

    Net income                                     $    26,910      $        -
                                                   -----------      ----------
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Depreciation                                       301               -
        Amortization                                       411               -
        Increase in receivables                         (1,227)              -
        Increase in accounts payable                        57               -
        Increase in due to related
          parties, excluding reimbursement
          of acquisition, organization
          and syndication costs paid on
          behalf of the Partnership                        820               -
        Other                                             (126)              -
                                                   -----------      ----------
            Total adjustments                              236               -
                                                   -----------      ----------

Net Cash Provided by Operating Activities          $    27,146      $        -
                                                   ===========      ==========

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain acquisition,
      organization and syndication costs
      on behalf of the Partnership as follows:
        Acquisition costs                          $    18,036      $        -
        Organization costs                                  -            10,000
        Syndication costs                              285,858          186,174
                                                   -----------      -----------

                                                   $   303,894      $   196,174
                                                   ===========      ===========

    Distributions declared and unpaid at
      December 31                                  $    55,708      $        -
                                                   ===========      ==========

                See accompanying notes to financial statements.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                         NOTES TO FINANCIAL STATEMENTS

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


1.       Significant Accounting Policies:

         Organization and Nature of Business - CNL Income Fund XVIII, Ltd. (the "Partnership") is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants are to be constructed, to be leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains. Under the terms of a registration statement filed with the Securities and Exchange Commission, the Partnership is authorized to sell a maximum of 3,500,000 units ($35,000,000) of limited partnership interest. A total of 842,182 units ($8,421,815) of limited partnership interest had been sold as of December 31, 1996.

         The Partnership was a development stage enterprise from February 10, 1995 through October 11, 1996. Since operations had not begun, activities through October 11, 1996, were devoted to organization of the Partnership.

         The general partners of the Partnership are CNL Realty Corporation (the "Corporate General Partner"), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50 percent shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

         Real Estate and Lease Accounting - The Partnership records the acquisition of land and buildings at cost, including acquisition and closing costs. Land and buildings are leased to unrelated third parties on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. The leases are accounted for using the operating method. Under the operating method, land and building are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


1.       Significant Accounting Policies - Continued:

         When the properties are sold, the related cost and accumulated depreciation, plus any accrued rental income, will be removed from the accounts and gains or losses from sales will be reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the asset exceeds its fair market value.

         Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds (some of which are backed by government securities). Cash equivalents are stated at cost plus accrued interest, which approximates market value.

         Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts. The Partnership limits investment of temporary cash investments to financial institutions with high credit standing; therefore, the Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Organization Costs - Organization costs are amortized over five years using the straight-line method upon commencement of operations.

         Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


1.       Significant Accounting Policies - Continued:

         Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner's investment. For financial reporting purposes, syndication costs are netted against partners' capital and represent a reduction of Partnership equity and a reduction in the basis of each partner's investment (Note 4).

         Weighted Average Number of Limited Partner Units Outstanding Net income and distributions per limited partner unit are calculated based upon the weighted average number of units of limited partnership interest outstanding during the period the Partnership was operational.

         Use of Estimates - The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         New Accounting Standard - Effective January 1, 1996, the Partnership adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement requires that an entity review long-lived assets and certain identifiable intangibles, to be held and used, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Adoption of this standard had no material effect on the Partnership's financial position.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


2.       Leases:

         The Partnership leases its land and buildings to operators of national and regional fast-food and family-style restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." As of December 31, 1996, the Partnership's leases were classified as operating leases. The leases have initial terms of 15 to 20 years and provide for minimum and contingent rentals. One of the leases provides for scheduled rent increases over the term of the lease. In addition, the tenant pays all property taxes and assessments, fully maintains the interior and exterior of the building and carries insurance coverage for public liability, property damage, fire and extended coverage. The lease options allow the tenants to renew the leases for four successive five-year periods subject to the same terms and conditions as the initial lease. The leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

3.       Land and Buildings on Operating Leases:

         Land and buildings on operating leases consisted of the following at December 31:

                                                    1996                 1995
                                                 ----------           -------

                  Land                           $  852,578           $       -
                  Building                          659,134                   -
                                                 ----------           ---------
                                                  1,511,712                   -
                  Less accumulated
                    depreciation                       (301)                  -
                                                 ----------           ---------
                                                  1,511,411                   -
                  Construction in progress           19,357                   -
                                                 ----------           ---------

                                                 $1,530,768           $       -
                                                 ==========           =========

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


3.       Land and Buildings on Operating Leases - Continued:

         The following is a schedule of the future minimum lease payments to be received on the noncancellable operating lease for the property that was operational as of December 31, 1996:

                  1997                   $   89,688
                  1998                       89,688
                  1999                       89,688
                  2000                       89,688
                  2001                       89,688
                  Thereafter              1,556,851
                                         ----------
                                         $2,005,291

         Since lease renewal periods are exercisable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease term. In addition, this table does not include any amounts for future contingent rentals which may be received on the lease based on a percentage of tenant's gross sales. The amounts also do not include minimum lease payments that will become due when the property under development is completed (see Note 9).

4.       Syndication Costs:

         Syndication costs consisting of legal fees, commissions, the due diligence expense reimbursement fee, printing and other expenses incurred in connection with the offering totalled $1,395,666 for the year ended December 31, 1996. These offering expenses were charged to the limited partners' capital accounts to reflect the net capital proceeds of the offering. All organizational and offering expenses, as defined in the Partnership's prospectus, which exceed three percent of the total gross proceeds received from the sale of units of the Partnership will be paid or reimbursed by the general partners and will not be the responsibility of the Partnership.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


5.       Allocations and Distributions:

         Generally, distributions of net cash flow, as defined in the limited partnership agreement of the Partnership, are made 95 percent to the limited partners and five percent to the general partners; provided, however, that for any particular year, the five percent of net cash flow to be distributed to the general partners will be subordinated to receipt by the limited partners in that year of an eight percent noncumulative, noncompounded return on their aggregate invested capital contributions (the "Limited Partners' 8% Return"). During the year ended December 31, 1996, the Partnership declared distributions to the limited partners of $57,846. No distributions have been made to the general partners to date.

         Generally, net income (determined without regard to any depreciation and amortization deductions and gains and losses from the sale of properties) is allocated between the limited partners and the general partners first, in an amount not to exceed the net cash flow distributed to the partners attributable to such year in the same proportions as such net cash flow is distributed; and thereafter, 99 percent to the limited partners and one percent to the general partners. All deductions for depreciation and amortization are allocated 99 percent to the limited partners and one percent to the general partners.

         Net sales proceeds from the sale of a property generally will be distributed first to the limited partners in an amount sufficient to provide them with the return of their invested capital contributions, plus their cumulative Limited Partners' 8% Return. The general partners will then receive a return of their capital contributions and, to the extent previously subordinated and unpaid, a five percent interest in all net cash flow distributions. Any remaining net sales proceeds will be distributed 95 percent to the limited partners and five percent to the general partners.

         Any gain from the sale of a property will be, in general, allocated in the same manner as net sales proceeds are distributable. Any loss will be allocated first, on a pro rata basis to the partners with positive balances in their capital accounts; and thereafter, 95 percent to the limited partners and five percent to the general partners.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


6.       Income Taxes:

         The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995:

                                                           1996          1995
                                                         --------      ------

                  Net income for financial
                    reporting purposes                   $ 26,910      $     -

                  Depreciation for tax
                    reporting purposes
                    in excess of depreci-
                    ation for financial
                    reporting purposes                       (386)           -

                  Capitalization of admini-
                    strative expenses for
                    tax reporting purposes                  3,662            -

                  Accrued rental income                      (146)           -

                  Amortization for financial
                    reporting purposes in
                    excess of amortization
                    for tax reporting purposes                183            -
                                                         --------      -------

                  Net income for federal
                    income tax purposes                  $ 30,223      $     -
                                                         ========      =======

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


7.       Related Party Transactions:

         One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Group, Inc., the parent company of CNL Securities Corp. and CNL Fund Advisors, Inc. The other individual general partner, Robert A. Bourne, is the president of CNL Securities Corp. and CNL Fund Advisors, Inc.

         CNL Securities Corp. is entitled to receive selling commissions amounting to 8.5% of the total amount raised from the sale of units of limited partnership interest for services in connection with the formation of the Partnership and the offering of units, a substantial portion of which is paid as commissions to other broker-dealers. As of December 31, 1996, the Partnership had incurred $715,854 as syndication costs for such fees, of which $673,534 was or will be paid as commissions to other broker-dealers.

         In addition, CNL Securities Corp. is entitled to receive a due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of units of limited partnership interest, a portion of which may be reallowed to other broker-dealers and from which all due diligence expenses will be paid. As of December 31, 1996, the Partnership had incurred $42,109, of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were or will be paid.

         CNL Fund Advisors, Inc. will be entitled to receive acquisition fees for services in finding, negotiating and acquiring properties on behalf of the Partnership equal to 4.5% of the total amount raised from the sale of units of limited partnership interest. As of December 31, 1996, the Partnership had incurred $378,982 of such fees. Such fees are included in land and buildings on operating leases and other assets.

         The Partnership and CNL Fund Advisors, Inc. have entered into a management agreement pursuant to which CNL Fund Advisors, Inc. will receive annual management fees of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership's allocable share of gross revenues from joint ventures. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


7.       Related Party Transactions - Continued:

         in part as to any year, in the sole discretion of CNL Fund Advisors, Inc. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as CNL Fund Advisors, Inc. shall determine. As of December 31, 1996, the Partnership had incurred $12 for such management fees.

         During the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, CNL Fund Advisors, Inc. and its affiliates provided accounting and administrative services to the Partnership (including accounting and administrative services in connection with the offering of units) on a day-to-day basis. For the year ended December 31, 1996 and the period February 10, 1995 (date of inception) through December 31, 1995, the expenses incurred for these services were classified as follows:

                                                    1996              1995
                                                  --------          ------

                  Syndication costs               $106,887          $ 37,586
                  General operating and
                    administrative expenses          2,980                -
                                                  --------          -------

                                                  $109,867          $ 37,586
                                                  ========          ========

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


7.       Related Party Transactions - Continued:

         The due to related parties consisted of the following at December 31:

                                                     1996              1995
                                                   --------          ------

                  Due to CNL Securities Corp.:
                    Commissions                    $ 44,186          $     -
                    Marketing support and due
                      diligence expense reim-
                      bursement fee                   2,599                -
                                                   --------          -------
                                                     46,785                -
                                                   --------          -------

                  Due to CNL Fund Advisors, Inc.
                    and its affiliates:
                      Expenditures incurred
                        on behalf of the
                        Partnership                   2,788           196,174
                      Acquisition fees               23,392                -
                      Accounting and admini-
                        strative services            10,912            37,586
                      Management fees                    12                -
                                                   --------          -------
                                                     37,104           233,760
                                                   --------          --------

                                                   $ 83,889          $233,760
                                                   ========          ========

8.       Concentration of Credit Risk:

         Rental income due from Carrols Corporation, which operates a Burger King restaurant, represented all of the Partnership's rental income for the year ended December 31, 1996. The percentage of total rental income contributed by this lessee and restaurant chain will decrease as additional properties are acquired and leased in 1997 and subsequent years and the property under construction at December 31, 1996 becomes operational.

9.       Commitment:

         The Partnership has entered into a development agreement with a tenant which provides terms and specifications for the construction of the building that the tenant has agreed to lease. The agreement provides a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Partnership. The aggregate maximum

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                  Year Ended December 31, 1996 and the Period
                     February 10, 1995 (Date of Inception)
                           through December 31, 1995


9.       Commitment - Continued:

         development costs the Partnership has agreed to pay is approximately $1,684,600, of which approximately $579,700 in land and other costs had been incurred as of December 31, 1996. The building under construction is currently expected to be operational by June 1997. The lease agreement for this property has substantially the same terms as those described in Note 2.

10.      Subsequent Events:

         During the period January 1, 1997 through February 3, 1997, the Partnership received capital contributions for an additional 273,094 units ($2,730,941) of limited partnership interest.

         In addition, during the period January 1, 1997 through February 3, 1997, the Partnership acquired five additional properties for cash, at a total cost of approximately $4,735,600 (excluding certain closing and development costs). In connection with the four properties under construction, the Partnership has agreed to pay development costs (including the purchase prices of the land and closing costs) of approximately $4,565,200, of which approximately $3,509,900 in land and other costs had been paid by the Partnership as of February 3, 1997. The buildings are expected to be operational by July 1997. In connection with the acquisition of each of these properties, the Partnership entered into a long-term, triple-net lease. The leases range from 15 to 18 years and provide for renewal options of four to five five-year periods. In addition, the leases provide for the payment of minimum annual rent (payable monthly) ranging from approximately $77,900 to $148,400 and the payment of percentage rent based on sales in excess of a specified amount.

                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1996


                                                                                        Costs Capitalized
                                                        Initial Cost                        Subsequent
                                                  ----------------------------            To Acquisition
                                                                    Buildings         ----------------------
                                  Encum-                              and             Improve-      Carrying
                                 brances           Land           Improvements         ments         Costs
                                 -------           ----           ------------        --------      --------
Properties the Partnership
  has Invested in Under
  Operating Leases:

    Burger King Restaurant:
      Kinston, North Carolina         -          $  260,802         $  659,134       $       -      $     -

    Golden Corral Family
      Steakhouse Restaurant:
        Houston, Texas                -             591,776                 -            19,357           -
                                                 ----------         ----------       ----------     -------

                                                 $  852,578         $  659,134       $   19,357     $     -
                                                 ==========         ==========       ==========     =======

                                      B-22


                                                                                                                  Life
             Gross Amount at Which Carried                                                                     on Which
                  at Close of Period                                                                          Depreciation
             -----------------------------                                                                     in Latest
                     Buildings                                                  Date                             Income
                        and                                Accumulated         of Con-          Date          Statement is
   Land             Improvements           Total           Depreciation       struction       Acquired          Computed
-----------         ------------        -----------        ------------       ---------       --------        ----------

 $  260,802           $  659,134         $  919,936         $   301              1994           12/96            (d)



    591,776               19,357            611,133              -                 (c)          12/96            (e)
 ----------           ----------         ----------         -------

 $  852,578           $  678,491         $1,531,069         $   301
 ==========           ==========         ==========         =======

                                      B-23


                          CNL INCOME FUND XVIII, LTD.
                        (A Florida Limited Partnership)

        NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                               December 31, 1996



(a) Transactions in real estate and accumulated depreciation during 1996 are summarized as follows:

                                                                   Accumulated
                                                    Cost (b)       Depreciation
                                                    --------       ------------
         Properties the Partnership
           has Invested in Under
           Operating Leases:

             Balance, December 31, 1995         $        -          $        -
             Acquisitions                         1,531,069                  -
             Depreciation expense                        -                  301
                                                -----------         -----------

             Balance, December 31, 1996         $ 1,531,069         $       301
                                                ===========         ===========


(b) Cost for federal income tax purposes is the same as cost for financial reporting purposes. The leases are treated as operating leases for federal income tax purposes.

(c)        Scheduled for completion in 1997.


(d) Depreciation expense is computed for buildings based upon estimated lives of 30 years.

(e)        Property was not placed in service as of December 31, 1996;
           therefore, no depreciation was taken.



                                      B-24


                    Report of Independent Public Accountants


To the Stockholders
CNL Realty Corporation


         We have audited the accompanying balance sheet of CNL Realty
Corporation as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CNL Realty Corporation as of December 31, 1995, in conformity with generally accepted accounting principles.


                                             /s/ COOPERS & LYBRAND L.L.P.

Orlando, Florida
February 15, 1996

                                      B-25


                             CNL REALTY CORPORATION

                                 BALANCE SHEETS



                                           September 30,
                                               1996             December 31,
            ASSETS                          (Unaudited)             1995
                                           -------------        ------------

Cash                                        $      213          $       49
Investment in CNL Income
  Fund Partnerships                          1,233,369           1,018,346
                                            ----------          ----------

                                            $1,233,582          $1,018,395
                                            ==========          ==========

        LIABILITIES AND
     STOCKHOLDERS' EQUITY

Loans payable to stockholders               $   70,030             991,524
Loan payable to CNL Group, Inc.              1,171,248                  -
Other payables to related parties                2,422               3,522
                                            ----------          ----------
  Total liabilities                          1,243,700             995,046
                                            ----------          ----------

Commitments and contingencies
  (Note 5)

Stockholders' equity:
  Common stock, $1 par value,
    7,500 shares authorized,
    1,000 shares issued and
    outstanding                                  1,000               1,000
  Retained earnings (Accumulated
    deficit)                                   (11,118)             22,349
                                            ----------          ----------
                                               (10,118)             23,349
                                            ----------          ----------

                                            $1,233,582          $1,018,395
                                            ==========          ==========


                   See accompanying notes to balance sheets.

                                      B-26


                             CNL REALTY CORPORATION

                            NOTES TO BALANCE SHEETS

                    September 30, 1996 and December 31, 1995
               (Information with respect to September 30, 1996 is
                                   unaudited)


1.       Organization and Significant Accounting Policy:

         Organization - CNL Realty Corporation (the "Company") was incorporated on November 26, 1985, under the laws of the State of Florida. The
         Company is a general partner in CNL Income Fund, Ltd., CNL Income Fund
         II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL
         Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII,
         Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income
         Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL
         Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV,
         Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd. and CNL
         Income Fund XVIII, Ltd. (collectively, the "CNL Income Fund
         Partnerships"), all of which were formed to acquire existing restaurant properties, as well as properties upon which restaurants will be constructed, to be leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains.
         The other general partners in the CNL Income Fund Partnerships are James M. Seneff, Jr. and Robert A. Bourne.

         Use of Estimates - The Company's management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

2.       Investment in CNL Income Fund Partnerships:

         The Company accounts for its general partner interests in the CNL
         Income Fund Partnerships under the equity method. The terms of the limited partnership agreements of each of the CNL Income Fund
         Partnerships are similar. Each agreement provides that allocations and distributions among the general partners will be in such amounts as the general partners agree among themselves. The general partners have agreed that ten percent of their one percent interest in the CNL Income
         Fund Partnerships will be allocated to CNL Realty Corporation.

                                      B-27


                             CNL REALTY CORPORATION

                      NOTES TO BALANCE SHEETS - CONTINUED

                    September 30, 1996 and December 31, 1995
         (Information with respect to September 30, 1996 is unaudited)


2.       Investment in CNL Income Fund Partnerships - Continued:

         The following table presents combined, summarized financial information relating to the CNL Income Fund Partnerships at:

                                             September 30,
                                                 1996             December 31,
                                             (Unaudited)              1995
                                             -------------       -------------

                  Total assets                $508,709,317        $486,778,595
                  Total liabilities             19,253,590          16,318,645
                  Limited partners'
                    equity                     486,220,565         467,736,550
                  General partners'
                    equity:
                      CNL Realty
                        Corporation              1,233,369           1,018,346
                      Other                      2,001,793           1,705,054

         The Company had made total capital contributions of $1,012,905 and $830,905 to the CNL Income Fund Partnerships as of September 30, 1996 and December 31, 1995, respectively.

         In January 1996, the Company entered into two promissory notes which provide for loans to certain of the CNL Income Fund Partnerships in the aggregate amount of $112,500 in connection with the operations of the CNL Income Fund Partnerships. The loans were uncollateralized, bore interest at a rate of prime plus 0.25% per annum and were due on demand. The outstanding balance of these loans, including interest of approximately $860, was repaid to the Company as of September 30, 1996.

         In addition, in April and July 1996, the Company entered into several promissory notes which provide for loans to certain of the CNL Income
         Fund Partnerships in the aggregate amounts of $151,900 and $254,000, respectively, in connection with the operations of the CNL Income Fund
         Partnerships. These loans were uncollateralized, non-interest bearing and due on demand. These loans were repaid to the Company as of September 30, 1996.

3.       Income Taxes:

         Effective January 1988, the Company made an election to be governed by Subchapter S of the Internal Revenue Code. Taxable income is reported by the stockholders on their individual income tax returns.

                                      B-28


                             CNL REALTY CORPORATION

                      NOTES TO BALANCE SHEETS - CONTINUED

                    September 30, 1996 and December 31, 1995
         (Information with respect to September 30, 1996 is unaudited)


4.       Related Parties:

         The Company and its stockholders have entered into two promissory notes which provide for loans to the Company in the aggregate amount of $1,500,000. The notes are uncol- lateralized and bear interest at rates in accordance with the applicable federal rate prescribed by the Internal Revenue Service. At September 30, 1996 and December 31, 1995, the blended applicable federal rate was 5.77% and 6.58%, respectively.
         Principal and interest are payable on demand or December 31, 1996, whichever comes first.

         The following presents the outstanding balances under these notes, including accrued interest, at:

                                           September 30,
                                               1996           December 31,
                                            (Unaudited)           1995
                                           ------------       ------------

                  James M. Seneff, Jr        $ 35,015           $495,762
                  Robert A. Bourne             35,015            495,762
                                             --------           --------

                                             $ 70,030           $991,524
                                             ========           ========

         In April 1996, the Company entered into a promissory note with CNL
         Group, Inc., an affiliate of the Company, which provides for loans to the Company in the aggregate amount of up to $500,000. In September
         1996, the promissory note was amended to provide for loans to the Company in the aggregate amount of up to $1,500,000. The note is uncollateralized and bears interest at a rate of prime plus one percent per annum. Principal and interest are payable on demand or December 31, 1997, whichever comes first. The loan payable to CNL Group, Inc. of $1,171,248 includes accrued interest of $10,349 at September 30, 1996.

         Affiliates of the stockholders provide accounting and administrative services to the Company on a day-to-day basis. Other payables to related parties at September 30, 1996 and December 31, 1995 of $2,422 and $3,522, respectively, represent amounts for such services and for operating expenses that affiliates have paid on behalf of the Company.

                                      B-29


                             CNL REALTY CORPORATION

                      NOTES TO BALANCE SHEETS - CONTINUED

                    September 30, 1996 and December 31, 1995
         (Information with respect to September 30, 1996 is unaudited)


5.       Commitments and Contingencies:

         As one of the general partners in the CNL Income Fund Partnerships, the Company will share in the liability for organizational and offering expenses which exceed three percent of the gross offering proceeds.
         Further, the general partners have agreed to contribute up to one percent of the gross offering proceeds for partnership property maintenance and repairs to the extent that the CNL Income Fund
         Partnerships have insufficient funds for such purposes.

6.       Subsequent Events:

         In October 1996, the Company received additional advances under the loan from CNL Group, Inc. totalling $430,000 in connection with the promissory note described in Note 4. As of November 14, 1996, the Company had repaid $239,000 of such amounts advanced.

         In connection therewith, in October 1996, the Company entered into three promissory notes which provide for loans to certain of the CNL
         Income Fund Partnerships in the aggregate amount of $430,000 in connection with the operations of the CNL Income Fund Partnerships. The loans are uncollateralized, non-interest bearing and are due on demand.
         As of November 14, 1996, $271,000 of these amounts had been repaid to the Company.

         In addition, in November 1996, the Company repaid the stockholders
         $32,000 of amounts advanced under the promissory notes described in
         Note 4.

7.       Basis of Presentation of Unaudited Financial Statements:

         In the opinion of management of the Company, the unaudited balance sheet contains all adjustments (consisting of only normal recurring accruals) necessary to present fairly the Company's financial position as of September 30, 1996.

                                      B-30



                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES





                                   EXHIBIT C

                            PRIOR PERFORMANCE TABLES


         The information in this Exhibit C contains certain relevant summary information concerning prior public partnerships sponsored by the individual
General Partners and their Affiliates which have investment objectives similar to the Partnership (the "Prior Public Partnerships").

         A more detailed description of the acquisitions by the Prior Public
Partnerships is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the General Partners upon request, without charge. In addition, upon request to the General Partners, the General Partners will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL
Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL
Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL
Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL
Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd.,
CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd.
and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         The investment objectives of the Prior Public Partnerships, which are substantially the same as those of the Partnership, generally include preservation and protection of partnership capital, the potential for increased income and protection against inflation, potential for capital appreciation, and partially tax-sheltered cash distributions, all through investment in restaurant properties.

         INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS
IMPLYING THAT THE PARTNERSHIP WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN
SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER
FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY
ACQUIRING UNITS IN THE PARTNERSHIP, THEY WILL NOT BE ACQUIRING ANY INTEREST IN
ANY PRIOR PUBLIC PARTNERSHIPS.

Description of Tables

         The following Tables are included herein:

                  Table I - Experience in Raising and Investing Funds

                  Table II - Compensation to Sponsor

                  Table III - Operating Results of Prior Programs

                  Table V - Sales or Disposal of Properties

         Unless otherwise indicated in the Tables, all information contained in the Tables is as of June 30, 1996. The following is a brief description of the
Tables:

         Table I - Experience in Raising and Investing Funds

         Table I presents information on a percentage basis showing the experience of the individual General Partners and their Affiliates in raising and investing funds for the Prior Public Partnerships, the offerings of which were fully subscribed between October 1991 and September 1996.

         The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

         Table II - Compensation to Sponsor

         Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the general partners of the Prior
Public Partnerships.

         The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the General Partners and their Affiliates in connection with the Prior Public Partnerships, the offerings of which were fully subscribed between October 1991 and September 1996. The Table also shows the amounts paid to the General Partners and their Affiliates from cash generated from operations and from cash generated from sales or refinancing by each of the Prior Public Partnerships on a cumulative basis commencing with inception and ending June 30, 1996.


                                      C-1




         Table III - Operating Results of Prior Programs

         Table III presents a summary of operating results for the period from inception through June 30, 1996, of the Prior Public Partnerships, the offerings of which were fully subscribed between October 1991 and September 1996.

         The Table includes a summary of income or loss of the Prior Public
Partnerships which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior
Public Partnerships, as distinguished from cash generated from other sources
(special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public
Partnerships, but rather are related to items of a partnership nature. These items include proceeds from capital contributions of limited partners, and disbursements made from these sources of funds, such as syndication and organizational costs, acquisition of the properties and other costs which are related more to the organization of the partnership and the acquisition of properties than to the actual operations of the partnerships.

         The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

         Table IV - Results of Completed Programs

         Table IV is omitted from this Exhibit C because none of the General
Partners or their Affiliates has been involved in completed public programs which had investment objectives similar to those of the Partnership.

         Table V - Sales or Disposal of Properties

         Table V provides information regarding the sale or disposal of properties owned by the Prior Public Partnerships between October 1991 and June
1996.

         The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                      C-2




                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS






                            CNL Income      CNL Income      CNL Income     CNL Income      CNL Income
                              Fund X,        Fund XI,        Fund XII,     Fund XIII,       Fund XIV,
                               Ltd.            Ltd.            Ltd.           Ltd.            Ltd.
                           -----------     -----------     -----------    -----------     -----------

Dollar amount offered      $40,000,000     $40,000,000     $45,000,000    $40,000,000     $45,000,000
                           ===========     ===========     ===========    ===========     ===========

Dollar amount raised             100.0%          100.0%          100.0%         100.0%          100.0%
                           -----------     -----------     -----------    -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                 (8.5)           (8.5)           (8.5)          (8.5)           (8.5)
  Organizational expenses         (3.0)           (3.0)           (3.0)          (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                     (0.5)           (0.5)           (0.5)          (0.5)           (0.5)
                           -----------     -----------     -----------    -----------     -----------
                                 (12.0)          (12.0)          (12.0)         (12.0)          (12.0)
                           -----------     -----------     -----------    -----------     -----------
Reserve for operations             --              --              --             --              --
                           -----------     -----------     -----------    -----------     ----------

Percent available for
  investment                      88.0%           88.0%           88.0%          88.0%           88.0%
                           ===========     ===========     ===========    ===========     ===========

Acquisition costs:

  Cash down payment               83.0%           83.0%           83.0%          82.5%           82.5%
  Acquisition fees paid
    to affiliates                  5.0             5.0             5.0            5.5             5.5
  Loan costs                       --              --              --             --              --
                           -----------     -----------     -----------    -----------     ----------

Total acquisition costs           88.0%           88.0%           88.0%          88.0%           88.0%
                           ===========     ===========     ===========    ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)               --              --              --             --              --

Date offering began            9/09/91         3/18/92         9/29/92        3/31/93         8/27/93

Length of offering (in
  months)                            6               6               6              5               6

Months to invest 90% of
  amount available for
  investment measured
  from date of offering              7               6              11             10              11


                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                                  (continued)





                              CNL Income      CNL Income      CNL Income     CNL Income
                               Fund XV,        Fund XVI,      Fund XVII,     Fund XVIII,
                                 Ltd.            Ltd.            Ltd.            Ltd.
                             -----------     -----------      ----------     -----------
                                                              (Note 1)        (Note 1)
Dollar amount offered        $40,000,000     $45,000,000
                             ===========     ===========

Dollar amount raised               100.0%          100.0%
                             -----------     -----------

Less offering expenses:

  Selling commissions
    and discounts                   (8.5)           (8.5)
  Organizational expenses           (3.0)           (3.0)
  Marketing support and
    due diligence expense
    reimbursement fees
    (includes amounts
    reallowed to
    unaffiliated
    entities)                       (0.5)           (0.5)
                             -----------     -----------
                                   (12.0)          (12.0)
                             -----------     -----------
Reserve for operations               --              --
                             -----------     ----------

Percent available for
  investment                        88.0%           88.0%
                             ===========     ===========

Acquisition costs:

  Cash down payment                 82.5%           82.5%
  Acquisition fees paid
    to affiliates                    5.5             5.5
  Loan costs                         --              --
                             -----------     ----------

Total acquisition costs             88.0%           88.0%
                             ===========     ===========

Percent leveraged
  (mortgage financing
  divided by total
  acquisition costs)                 --              --

Date offering began              2/23/94         9/02/94

Length of offering (in
  months)                              6               9

Months to invest 90% of
  amount available for
  investment measured
  from date of offering               10              11


Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                    TABLE II
                            COMPENSATION TO SPONSOR



                                             CNL Income    CNL Income    CNL Income    CNL Income    CNL Income
                                               Fund X,      Fund XI,      Fund XII,    Fund XIII,     Fund XIV,
                                                Ltd.          Ltd.          Ltd.          Ltd.          Ltd.
                                            -----------   -----------   -----------   -----------   -----------

Date offering commenced                         9/09/91       3/18/92       9/29/92       3/31/93       8/27/93
Dollar amount raised                        $40,000,000   $40,000,000   $45,000,000   $40,000,000   $45,000,000
                                            ===========   ===========   ===========   ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                               3,400,000     3,400,000     3,825,000     3,400,000     3,825,000
    Real estate commissions                           -             -             -             -             -
    Acquisition fees                          2,000,000     2,000,000     2,250,000     2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                    200,000       200,000       225,000       200,000       225,000
                                            -----------   -----------   -----------   -----------   -----------
Total amount paid to sponsor                  5,600,000     5,600,000     6,300,000     5,800,000     6,525,000
                                            ===========   ===========   ===========   ===========   ===========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                           1,877,818     1,866,649     1,986,907     1,701,335     1,857,023
    1995                                      3,603,470     3,758,271     3,928,473     3,482,461     3,823,939
    1994                                      3,828,234     3,574,474     3,933,486     3,232,046     2,897,432
    1993                                      3,499,905     3,434,512     3,320,549     1,148,550       329,957
    1992                                      3,141,123     1,525,462        63,401             -             -
    1991                                        204,240             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1996 (6 Months)                              55,272        55,339        55,932        53,682        57,121
    1995                                         76,108       106,086       109,111       103,083       114,095
    1994                                         42,741        76,533        84,524        83,046        84,801
    1993                                         38,999        78,926        73,789        27,003         8,220
    1992                                         39,505        30,237         2,031             -             -
    1991                                          2,834             -             -             -             -
    1990                                              -             -             -             -             -
    1989                                              -             -             -             -             -
    1988                                              -             -             -             -             -
    1987                                              -             -             -             -             -
    1986                                              -             -             -             -             -
    1985                                              -             -             -             -             -
    1984                                              -             -             -             -             -
    1983                                              -             -             -             -             -
    1982                                              -             -             -             -             -
    1981                                              -             -             -             -             -
    1980                                              -             -             -             -             -
    1979                                              -             -             -             -             -
    1978                                              -             -             -             -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                      1,057,386             -     1,640,000       286,411       696,012
    Notes                                             -             -             -             -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                           -             -             -             -             -
   Incentive fees                                     -             -             -             -             -
   Other                                              -             -             -             -             -


                                    TABLE II
                            COMPENSATION TO SPONSOR
                                  (continued)




                                           CNL Income   CNL Income    CNL Income CNL    CNL Income
                                            Fund XV,     Fund XVI,      Fund XVII,      Fund XVIII,
                                              Ltd.          Ltd.          Ltd.             Ltd.
                                          -----------    ----------   --------------    -----------
                                                                        (Note 2)        (Note 2)
Date offering commenced                       2/23/94       9/02/94
Dollar amount raised                      $40,000,000   $45,000,000
                                          ===========   ===========
Amount paid to sponsor from
  proceeds of offering:
    Selling commissions and
      discounts                             3,400,000     3,825,000
    Real estate commissions                         -             -
    Acquisition fees                        2,200,000     2,475,000
    Marketing support and
      due diligence expense
      reimbursement fees
      (includes amounts
      reallowed to
      unaffiliated entities)                  200,000       225,000
                                          -----------    ----------
Total amount paid to sponsor                5,800,000     6,525,000
                                          ===========    ==========
Dollar amount of cash generated
  from operations before
  deducting payments to
  sponsor:
    1996 (6 Months)                         1,741,150     1,936,583
    1995                                    3,361,477     2,619,840
    1994                                    1,154,454       212,171
    1993                                            -             -
    1992                                            -             -
    1991                                            -             -
    1990                                            -             -
    1989                                            -             -
    1988                                            -             -
    1987                                            -             -
    1986                                            -             -
    1985                                            -             -
    1984                                            -             -
    1983                                            -             -
    1982                                            -             -
    1981                                            -             -
    1980                                            -             -
    1979                                            -             -
    1978                                            -             -
Amount paid to sponsor from
  operations (administrative,
  accounting and management
  fees):
    1996 (6 Months)                            53,223        74,887
    1995                                      122,107       138,445
    1994                                       37,620         7,023
    1993                                            -             -
    1992                                            -             -
    1991                                            -             -
    1990                                            -             -
    1989                                            -             -
    1988                                            -             -
    1987                                            -             -
    1986                                            -             -
    1985                                            -             -
    1984                                            -             -
    1983                                            -             -
    1982                                            -             -
    1981                                            -             -
    1980                                            -             -
    1979                                            -             -
    1978                                            -             -
Dollar amount of property
  sales and refinancing
  before deducting payments
  to sponsor:
    Cash                                      811,706       775,000
    Notes                                           -             -
Amount paid to sponsors
  from property sales and
  refinancing:
    Real estate commissions                         -             -
   Incentive fees                                   -             -
   Other                                            -             -




Note 1: During the year ended December 31, 1995, CNL Income Fund X, Ltd. received proceeds of $7,200 for a small parcel of land as a result of an easement relating to a certain property.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective August 11, 1995, CNL Income Fund XVII, Ltd. and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 of units of limited partnership interest (the "Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the Registration Statement, the offering of Units of CNL Income Fund XVIII, Ltd. could not commence until the offering of Units of CNL Income Fund XVII, Ltd. had terminated. As of June 30, 1996, CNL Income Fund XVII, Ltd. was in the offering stage; therefore, CNL Income Fund XVIII, Ltd. had not commenced its offering of Units. As of June 30, 1996, CNL Income Fund XVII, Ltd. had sold 2,113,286 Units, representing $21,132,863 of capital contributed by limited partners, and 13 properties had been acquired. From commencement of the offering through June 30, 1996, total selling commissions and discounts were $1,796,293, due diligence expense reimbursement fees were $105,665, and acquisition fees were $950,978, for a total amount paid to sponsor of $2,852,936. CNL Income Fund XVII, Ltd. had cash generated from operations for the period November 3, 1995 (the date funds were originally released from escrow) through June 30, 1996, of $266,033. CNL Income Fund XVII, Ltd. made payments of $47,754 to the sponsor from operations for this period. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for an aggregate 3,000,000 Units ($30,000,000) had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd. commenced its offering to the public of 3,500,000 Units ($35,000,000).

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND X, LTD.




                                             1990
                                           (Note 1)           1991           1992              1993
                                          ------------    ------------    ------------    ------------
Gross revenue                             $          0    $     80,723    $  2,985,620    $  3,729,533
Equity in earnings of unconsolidated
  joint venture                                      0               0         184,425         273,564
Profit from sale of properties                       0               0               0               0
Interest income                                      0          77,424         149,051          35,072
Less: Operating expenses                             0          (7,078)       (147,094)       (178,294)
      Interest expense                               0               0               0               0
      Depreciation and amortization                  0          (5,603)       (261,058)       (215,143)
      Minority interest in income of
        consolidated joint venture                   0               0          (4,902)         (8,159)
                                          ------------    ------------    ------------    ------------
Net income - GAAP basis                              0         145,466       2,906,042       3,636,573
                                          ============    ============    ============    ============
Taxable income
  - from operations                                  0         187,164       2,652,037       2,936,325
                                          ============    ============    ============    ============
  - from gain on sale                                0               0               0               0
                                          ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 5)                                    0         201,406       3,101,618       3,460,906
Cash generated from sales (Note 4)                   0               0               0               0
Cash generated from refinancing                      0               0               0               0
                                          ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                    0         201,406       3,101,618       3,460,906
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                       0        (163,012)     (2,760,446)     (2,659,655)
    - from sale of properties                        0               0               0               0
    - from cash flow from prior period               0               0               0               0
                                          ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      0          38,394         341,172         801,251
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0      19,972,663      20,027,337               0
    General partners' capital
      contributions                              1,000               0               0               0
    Organization costs                               0         (10,000)              0               0
    Syndication costs                                0      (1,942,339)     (1,880,824)              0
    Acquisition of land and buildings                0      (7,317,942)    (12,095,378)           (316)
    Investment in direct financing
      leases                                         0      (3,024,796)     (8,018,153)        (46,364)
    Investment in joint ventures                     0               0      (3,687,069)              0
    Return of capital from joint
      ventures                                       0               0               0               0
    Deposit received for sale of land
      and building                                   0               0               0               0
    Increase in other assets                       (78)       (482,466)              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                0        (815,938)       (313,196)           (544)
    Distributions to holder of minority
      interest                                       0               0          (5,729)         (5,543)
                                          ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                  922       6,417,576      (5,631,840)        748,484
                                          ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                  0              17              70              73
                                          ============    ============    ============    ============
  - from recapture                                   0               0               0               0
                                          ============    ============    ============    ============
Capital gain (loss)                                  0               0               0               0
                                          ============    ============    ============    ============


                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND X, LTD.
                                  (continued)





                                                                           6 Months
                                              1994            1995           1996
                                          ------------    ------------   -------------
Gross revenue                             $  3,710,792    $  3,544,446   $  1,763,069
Equity in earnings of unconsolidated
  joint venture                                271,512         267,799        134,133
Profit from sale of properties                       0          67,214              0
Interest income                                 46,456          72,600         30,695
Less: Operating expenses                      (138,507)       (189,230)      (116,253)
      Interest expense                               0               0              0
      Depreciation and amortization           (208,941)       (201,696)       (95,126)
      Minority interest in income of
        consolidated joint venture              (8,471)         (9,066)        (3,986)
                                          ------------    ------------   ------------
Net income - GAAP basis                      3,672,841       3,552,067      1,712,532
                                          ============    ============   ============
Taxable income
  - from operations                          3,212,304       2,956,800      1,447,328
                                          ============    ============   ============
  - from gain on sale                                0          50,819              0
                                          ============    ============   ============
Cash generated from operations
  (Notes 2 and 5)                            3,785,493       3,527,362      1,822,546
Cash generated from sales (Note 4)                   0       1,057,386              0
Cash generated from refinancing                      0               0              0
                                          ------------    ------------   ------------
Cash generated from operations, sales
  and refinancing                            3,785,493       4,584,748      1,822,546
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow              (3,500,017)     (3,527,362)    (1,822,546)
    - from sale of properties                        0               0              0
    - from cash flow from prior period               0        (172,641)       (17,454)
                                          ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                285,476         884,745        (17,454)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                  0               0              0
    General partners' capital
      contributions                                  0               0              0
    Organization costs                               0               0              0
    Syndication costs                                0               0              0
    Acquisition of land and buildings                0        (359,506)          (978)
    Investment in direct financing
      leases                                         0        (566,097)        (1,542)
    Investment in joint ventures                     0               0       (129,503)
    Return of capital from joint
      ventures                                       0               0              0
    Deposit received for sale of land
      and building                                   0          69,000              0
    Increase in other assets                         0               0              0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund X, Ltd. by
      related parties                                0               0              0
    Distributions to holder of minority
      interest                                  (7,909)         (7,998)        (3,677)
                                          ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items              277,567          20,144       (153,154)
                                          ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                 80              73             36
                                          ============    ============   ============
  - from recapture                                   0               0              0
                                          ============    ============   ============
Capital gain (loss)                                  0               1              0
                                          ============    ============   ============



                                                         1990
                                                       (Note 1)          1991            1992            1993
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              13              73              66
  - from capital gain                                           0               0               0               0
  - from investment income from
      prior period                                              0               0               0               0
  - from return of capital (Note 3)                             0               2               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
    Source (on cash basis)
    - from sales                                                0               0               0               0
    - from refinancing                                          0               0               0               0
    - from operations                                           0              15              73              66
    - from cash flow from prior
        period                                                  0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis
  (Note 6)                                                      0              15              73              66
                                                     ============    ============    ============    ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 0.00%           5.75%           7.38%           8.75%
Total cumulative cash distributions
  per $1,000 investment from inception                          0              15              88             154
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        N/A             100%            100%            100%



                                                                                      6 Months
                                                         1994            1995           1996
                                                     ------------    ------------   ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                     88              87             42
  - from capital gain                                           0               2              0
  - from investment income from
      prior period                                              0               4              4
  - from return of capital (Note 3)                             0               0              0
                                                     ------------    ------------   ------------
Total distributions on GAAP basis
  (Note 6)                                                     88              93             46
                                                     ============    ============   ============
    Source (on cash basis)
    - from sales                                                0               0              0
    - from refinancing                                          0               0              0
    - from operations                                          88              88             46
    - from cash flow from prior
        period                                                  0               5              0
                                                     ------------    ------------   ------------
Total distributions on cash basis
  (Note 6)                                                     88              93             46
                                                     ============    ============   ============
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 7 and 8)                                 9.06%           9.03%          9.00%
Total cumulative cash distributions
  per $1,000 investment from inception                        242             335            381
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 4)                                        100%             99%           100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund X, Ltd. ("CNL X") and CNL Income Fund IX, Ltd. each registered for sale $35,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund IX, Ltd. commenced March 20, 1991. Pursuant to the registration statement, CNL X's offering of Units could not commence until the offering of Units of CNL Income Fund IX, Ltd. was terminated. CNL Income Fund IX, Ltd. terminated its offering of Units on September 6, 1991, at which time the maximum offering proceeds of $35,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund IX, Ltd., CNL X commenced its offering of Units.
         Activities through September 24, 1991, were devoted to organization of the partnership and operations had not begun.

Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.

Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund X, Ltd. has not treated this amount as a return of capital for any other purpose.

Note 4: In August 1995, CNL Income Fund X, Ltd. sold one of its properties and received net sales proceeds of $1,050,186. In September 1995, the partnership reinvested $928,122 in an additional property. In addition, in January 1996, the partnership reinvested the remaining net sales proceeds in an additional property as tenants-in-common with affiliates of the general partners.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund X, Ltd.

Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: On December 31, 1994 and December 31, 1995, CNL Income Fund X, Ltd. declared a special distribution of cumulative excess operating reserves equal to .25% and .10%, respectively, of the total invested capital. Accordingly, the total yield for 1994 and 1995 was 9.06% and 9.03%, respectively.

Note 8: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)

Note 9: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.



                                                            1991
                                                          (Note 1)      1992            1993
                                                        ------------ ------------    ------------
Gross revenue                                        $          0    $  1,269,086    $  3,831,648
Equity in earnings of unconsolidated
  joint ventures                                                0          33,367         121,059
Profit from sale of properties                                  0               0               0
Interest income                                                 0         150,535          24,258
Less: Operating expenses                                        0         (63,390)       (206,987)
      Interest expense                                          0               0               0
      Depreciation and amortization                             0        (180,631)       (469,127)
      Minority interests in income of
        consolidated joint ventures                             0         (23,529)        (68,399)
                                                     ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,438       3,232,452
                                                     ============    ============    ============
Taxable income
  - from operations                                             0       1,295,104       2,855,026
                                                     ============    ============    ============
  - from gain on sale                                           0               0               0
                                                     ============    ============    ============
Cash generated from operations
  (Notes 2 and 4)                                               0       1,495,225       3,355,586
Cash generated from sales                                       0               0               0
Cash generated from refinancing                                 0               0               0
                                                     ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,495,225       3,355,586
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0      (1,205,030)     (2,495,002)
    - from sale of properties                                   0               0               0
    - from cash flow from prior period                          0               0               0
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         290,195         860,584
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0
    General partners' capital
      contributions                                         1,000               0               0
    Minority interests' capital
      contributions                                             0         426,367               0
    Organization costs                                          0         (10,000)              0
    Syndication costs                                           0      (3,922,875)              0
    Acquisition of land and buildings                           0     (26,428,556)       (276,157)
    Investment in direct financing
      leases                                                    0      (6,716,561)       (276,206)
    Investment in joint ventures                                0      (1,658,925)           (772)
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                           0      (1,011,487)           (900)
    Increase in other assets                                    0        (122,024)              0
    Distributions to holders of minority
      interests                                                 0         (17,467)        (51,562)
                                                     ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000         828,667         254,987
                                                     ============    ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              45              71
                                                     ============    ============    ============
  - from recapture                                              0               0               0
                                                     ============    ============    ============
Capital gain (loss)                                             0               0               0
                                                     ============    ============    ============


                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XI, LTD.
                                  (continued)



                                                                                        6 Months
                                                          1994            1995            1996
                                                       ------------   ------------    ------------
Gross revenue                                          $  3,852,107   $  3,820,990    $  1,905,317
Equity in earnings of unconsolidated
  joint ventures                                            119,370        118,384          56,598
Profit from sale of properties                                    0              0               0
Interest income                                              30,894         51,192          24,214
Less: Operating expenses                                   (179,717)      (237,126)       (148,842)
      Interest expense                                            0              0               0
      Depreciation and amortization                        (481,226)      (481,226)       (240,613)
      Minority interests in income of
        consolidated joint ventures                         (68,936)       (70,038)        (34,437)
                                                       ------------     ----------     -----------
Net income - GAAP basis                                   3,272,492      3,202,176       1,562,237
                                                       ============     ==========     ===========
Taxable income
  - from operations                                       2,947,445      2,985,221       1,414,282
                                                       ============     ==========      ==========
  - from gain on sale                                             0              0               0
                                                       ============     ==========      ==========
Cash generated from operations
  (Notes 2 and 4)                                         3,497,941      3,652,185       1,811,310
Cash generated from sales                                         0              0               0
Cash generated from refinancing                                   0              0               0
                                                       ------------     ----------      ----------
Cash generated from operations, sales
  and refinancing                                         3,497,941      3,652,185       1,811,310
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                           (3,400,001)    (3,500,023)     (1,790,012)
    - from sale of properties                                     0              0               0
    - from cash flow from prior period                            0              0               0
                                                       ------------     ----------      ----------
Cash generated (deficiency) after cash
  distributions                                              97,940        152,162          21,298
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                               0              0               0
    General partners' capital
      contributions                                               0              0               0
    Minority interests' capital
      contributions                                               0              0               0
    Organization costs                                            0              0               0
    Syndication costs                                             0              0               0
    Acquisition of land and buildings                             0              0               0
    Investment in direct financing
      leases                                                      0              0               0
    Investment in joint ventures                                  0              0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XI, Ltd. by
      related parties                                             0              0               0
    Increase in other assets                                      0              0               0
    Distributions to holders of minority
      interests                                             (57,641)      (54,227)        (27,839)
                                                       ------------  ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                            40,299        97,935          (6,541)
                                                       ============  ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                              73             74              35
                                                       ============   ============    ============
  - from recapture                                                0              0               0
                                                       ============   ============    ============
Capital gain (loss)                                               0              0               0
                                                       ============   ============    ============




                                              1991                                                                        6 Months
                                            (Note 1)       1992            1993            1994           1995           1996
                                          ------------  -----------    ------------    ------------   ------------    ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0           41              62              81             79            39
  - from capital gain                                0            0               0               0              0             0
  - from investment income from
      prior period                                   0            0               0               4              9             5
  - from return of capital (Note 3)                  0            1               0               0              0             1
                                          ------------  -----------    ------------    ------------   ------------    ----------
Total distributions on GAAP basis
  (Note 5)                                           0           42              62              85             88            45
                                          ============  ===========    ============    ============   ============    ==========
    Source (on cash basis)
    - from sales                                     0            0               0               0              0             0
    - from refinancing                               0            0               0               0              0             0
    - from operations                                0           42              62              85             88            45
    - from cash flow from prior
        period                                       0            0               0               0              0             0
                                          ------------  -----------    ------------    ------------   ------------    ----------
Total distributions on cash basis
  (Note 5)                                           0           42              62              85             88            45
                                          ============  ===========    ============    ============   ============    ==========
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 6 and 7)                      0.00%        6.17%           8.31%           8.56%          8.78%         8.75%
Total cumulative cash distributions
  per $1,000 investment from inception               0           42             104             189            277           322
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
 (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A          100%            100%            100%           100%          100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XI, Ltd. became effective on March 12, 1992. Activities through April 22, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XI, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XI, Ltd.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: On December 31, 1995, CNL Income Fund XI, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.78%.
Note 7: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 8: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XII, LTD.


                                              1991                                                                     6 Months
                                            (Note 1)       1992            1993            1994          1995            1996
                                          ------------ ------------    ------------    ------------  ------------    ------------
Gross revenue                          $          0    $     25,133    $  3,374,640    $  4,397,881  $  4,404,792    $  2,171,212
Equity in earnings of joint ventures              0              46          49,604          85,252        81,582          55,297
Profit (Loss) from sale of properties             0               0               0               0             0         (15,355)
Interest income (Note 7)                          0          45,228         190,082          65,447        84,197          49,199
Less: Operating expenses                          0          (7,211)       (193,804)       (192,951)     (228,404)       (150,511)
      Interest expense                            0               0               0               0             0               0
      Depreciation and amortization               0          (3,997)       (286,293)       (327,795)     (327,795)       (156,420)
                                       ------------    ------------    ------------    ------------    ----------      ----------
Net income - GAAP basis                           0          59,199       3,134,229       4,027,834     4,014,372       1,953,422
                                       ============    ============    ============    ============    ==========      ==========
Taxable income
  - from operations                               0          58,543       2,749,072       3,301,005     3,262,046       1,591,118
                                       ============    ============    ============    ============    ==========      ==========
  - from gain (loss) on sale                      0               0               0               0             0         (66,395)
                                       ============    ============    ============    ============    ==========      ==========
Cash generated from operations
  (Notes 2 and 5)                                 0          61,370       3,246,760       3,848,962     3,819,362       1,930,975
Cash generated from sales (Note 7)                0               0               0               0             0       1,640,000
Cash generated from refinancing                   0               0               0               0             0               0
                                       ------------    ------------    ------------    ------------    ----------      ----------
Cash generated from operations, sales
  and refinancing                                 0          61,370       3,246,760       3,848,962     3,819,362       3,570,975
Less: Cash distributions to investors
  (Note 6)
    - from operating cash flow                    0         (61,370)     (1,972,769)     (3,768,754)   (3,819,362)     (1,930,975)
    - from sale of properties                     0               0               0               0             0               0
    - from return of capital (Note 4)             0         (60,867)              0               0             0               0
    - from cash flow from prior period            0               0               0               0        (5,645)        (26,529)
                                       ------------    ------------    ------------    ------------    ----------      ----------
Cash generated (deficiency) after cash
  distributions                                   0         (60,867)      1,273,991          80,208        (5,645)      1,613,471
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                               0      21,543,270      23,456,730               0             0               0
    General partners' capital
      contributions                           1,000               0               0               0             0               0
    Organization costs                            0         (10,000)              0               0             0               0
    Syndication costs                             0      (2,066,937)     (2,277,637)              0             0               0
    Acquisition of land and buildings             0      (7,536,009)    (15,472,737)           (230)            0               0
    Investment in direct financing
      leases                                      0      (2,503,050)    (11,875,100)           (591)            0               0
    Loan to tenant of joint venture,
      net of repayments                           0               0        (207,189)          6,400         7,008           3,774
    Investment in joint ventures                  0        (372,045)       (468,771)         (4,400)            0      (1,655,928)
    Increase in restricted cash                   0               0               0               0             0               0
    Reimbursement of syndication and
      acquisition costs paid on behalf
      of CNL Income Fund XII, Ltd. by
      related parties                             0        (704,923)       (432,749)              0             0               0
    Increase in other assets                      0        (654,497)              0               0             0               0
    Other                                         0               0               0             973             0               0
                                       ------------    ------------    ------------    ------------  ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items             1,000       7,634,942      (6,003,462)         82,360         1,363         (38,683)
                                       ============    ============    ============    ============  ============    ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                               0               5              64              73            72              35
                                       ============    ============    ============    ============  ============    ============
  - from recapture                                0               0               0               0             0               0
                                       ============    ============    ============    ============  ============    ============
Capital gain (loss)                               0               0               0               0             0              (1)
                                       ============    ============    ============    ============  ============    ============




                                              1991                                                                       6 Months
                                            (Note 1)          1992            1993            1994          1995           1996
                                           -----------    ------------    ------------    ------------  ------------    ----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                           0               5              46              84            85            44
  - from capital gain                                0               0               0               0             0             0
  - from investment income from
      prior period                                   0               0               0               0             0             0
  - from return of capital (Note 3)                  0               7               0               0             0             0
                                           -----------    ------------    ------------    ------------  ------------    ----------
Total distributions on GAAP basis
  (Note 6)                                           0              12              46              84            85            44
                                           ===========    ============    ============    ============  ============    ==========
    Source (on cash basis)
    - from sales                                     0               0               0               0             0             0
    - from refinancing                               0               0                0              0             0             0
    - from operations                                0               6              46              84            85            43
    - from return of capital (Note 4)                0               6               0               0             0             0
    - from cash flow from prior period               0               0               0               0             0             1
                                           -----------    ------------    ------------    ------------  ------------    ----------
Total distributions on cash basis
  (Note 6)                                           0              12              46              84            85            44
                                           ===========    ============    ============    ============  ============    ==========
Total cash distributions as a
  percentage of original $1,000
  investment (Notes 8 and 9)                      0.00%           5.00%           6.75%           8.50%         8.53%         8.50%
Total cumulative cash distributions
  per $1,000 investment from inception               0              12              58             142           227           271
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                      N/A             100%            100%            100%          100%          100%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XII, Ltd. ("CNL XII") and CNL Income Fund XI, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XI, Ltd. commenced March 12, 1992. Pursuant to the registration statement, CNL XII could not commence until the offering of Units of CNL Income Fund XI, Ltd. was terminated. CNL Income Fund XI, Ltd. terminated its offering of Units on September 28, 1992, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XI, Ltd., CNL XII commenced its offering of Units. Activities through October 8, 1992, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 4: CNL Income Fund XII, Ltd. makes its distributions in the current period rather than in arrears based on estimated operating results. In cases where distributions exceed cash from operations in the current period, once finally determined, subsequent distributions are lowered accordingly in order to avoid any return of capital. This amount is not required to be presented as a return of capital except for purposes of this table, and CNL Income Fund XII, Ltd. has not treated this amount as a return of capital for any other purpose.
Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XII, Ltd.
Note 6: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.

Note 7: In April 1996, CNL Income Fund XII, Ltd. sold one of its properties to an unrelated third party for $1,640,000. As a result of this transaction, CNL Income Fund XII, Ltd. recognized a loss of $15,355 for financial reporting purposes primarily due to acquisition fees and miscellaneous acquisition expenses CNL Income Fund XII, Ltd. had allocated to this property. In May 1996, CNL Income Fund XII, Ltd. reinvested the proceeds from this sale, along with additional funds, for a total of $1,655,928 in Middleburg Joint Venture.
Note 8: On December 31, 1995, CNL Income Fund XII, Ltd. declared a special distribution of cumulative excess operating reserves equal to .10% of the total invested capital. Accordingly, the total yield for 1995 was 8.53%.
Note 9: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 6 above)
Note 10: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XIII, LTD.




                                                            1992                                                        6 Months
                                                          (Note 1)       1993            1994            1995             1996
                                                        ------------ ------------    ------------    ------------     ------------
Gross revenue                                        $          0    $    966,564    $  3,558,447    $  3,806,944     $  1,773,791
Equity in earnings of joint ventures                            0           1,305          43,386          98,520           52,525
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (29,560)               0
Interest income                                                 0         181,568          77,379          51,410           18,430
Less: Operating expenses                                        0         (59,390)       (183,311)       (214,705)        (173,194)
      Interest expense                                          0               0               0               0                0
      Depreciation and amortization                             0        (148,170)       (378,269)       (393,435)        (196,717)
                                                     ------------    ------------    ------------    ------------     ------------
Net income - GAAP basis                                         0         941,877       3,117,632       3,319,174        1,474,835
                                                     ============    ============    ============    ============     ============
Taxable income
  - from operations                                             0         978,535       2,703,252       2,920,859        1,427,419
                                                     ============    ============    ============    ============     ============
  - from gain (loss) on sale                                    0               0               0               0                0
                                                     ============    ============    ============    ============     ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,121,547       3,149,000       3,379,378        1,647,653
Cash generated from sales (Note 4)                              0               0               0         286,411                0
Cash generated from refinancing                                 0               0               0               0                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated from operations, sales
  and refinancing                                               0       1,121,547       3,149,000       3,665,789        1,647,653
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (528,364)     (2,800,004)     (3,350,014)      (1,647,653)
    - from sale of properties                                   0               0               0               0                0
    - from cash flow from prior period                          0               0               0               0          (52,351)
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated (deficiency) after
  cash distributions                                            0         593,183         348,996         315,775          (52,351)
Special items (not including sales
  and refinancing):
    Limited partners' capital
      contributions                                             0      40,000,000               0               0                0
    General partners' capital
      contributions                                         1,000               0               0               0                0
    Syndication costs                                           0      (3,932,017)           (181)              0                0
    Acquisition of land and buildings                           0     (19,691,630)     (5,764,308)       (336,116)               0
    Investment in direct financing leases                       0      (6,760,624)     (1,365,075)              0                0
    Investment in joint ventures                                0        (314,998)       (545,139)       (140,052)               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIII, Ltd. by related parties                             0        (799,980)        (25,036)         (3,074)               0
    Increase in other assets                                    0        (454,909)          9,226               0                0
    Other                                                       0               0               0             954                0
                                                     ------------    ------------    ------------    ------------     ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       8,639,025      (7,341,517)       (162,513)         (52,351)
                                                     ============    ============    ============    ============     ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              67              72               35
                                                     ============    ============    ============    ============     ============
  - from recapture                                              0               0               0               0                0
                                                     ============    ============    ============    ============     ============
Capital gain (loss) (Note 4)                                    0               0               0               0                0
                                                     ============    ============    ============    ============     ============






                                                         1992                                                         6 Months
                                                       (Note 1)          1993            1994            1995           1996
                                                     ------------    ------------    ------------    --------       -----------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              18              70              82            37
  - from capital gain                                           0               0               0               0             0
  - from investment income from prior
      period                                                    0               0               0               2             6
                                                     ------------    ------------    ------------    ------------   -----------
Total distributions on GAAP basis (Note 5)                      0              18              70              84            43
                                                     ============    ============    ============    ============   ===========
  Source (on cash basis)
  - from sales                                                  0               0               0               0             0
  - from refinancing                                            0               0               0               0             0
  - from operations                                             0              18              70              84            41
  - from cash flow from prior period                            0               0               0               0             2
                                                     ------------    ------------    ------------    ------------   -----------
Total distributions on cash basis (Note 5)                      0              18              70              84            43
                                                     ============    ============    ============    ============   ===========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           5.33%           7.56%           8.44%         8.50%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              18              88             172           215
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%          100%



Note 1: The registration statement relating to the offering of Units by CNL Income Fund XIII, Ltd. became effective on March 17, 1993. Activities through April 15, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIII, Ltd.
Note 4: During 1995, the partnership sold one of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire an additional property. As a result of this transaction, the partnership recognized a loss for financial reporting purposes of $29,560 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996, are not included in the 1994, 1995 and 1996 totals, respectively.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)

Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XIV, LTD.




                                                            1992                                                      6 Months
                                                          (Note 1)       1993            1994            1995           1996
                                                        ------------ ------------    ------------    ------------   ------------
Gross revenue                                        $          0    $    256,234    $  3,135,716    $  4,017,266   $  1,987,463
Equity in earnings of joint ventures                            0           1,305          35,480         338,717        177,099
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0               0         (66,518)             0
Interest income                                                 0          27,874         200,499          50,724         21,659
Less: Operating expenses                                        0         (14,049)       (181,980)       (248,840)      (138,978)
      Interest expense                                          0               0               0               0              0
      Depreciation and amortization                             0         (28,918)       (257,640)       (340,112)      (170,044)
                                                     ------------    ------------    ------------    ------------   ------------
Net income - GAAP basis                                         0         242,446       2,932,075       3,751,237      1,877,199
                                                     ============    ============    ============    ============   ============
Taxable income
  - from operations                                             0         278,845       2,482,240       3,162,165      1,570,651
                                                     ============    ============    ============    ============   ============
  - from gain on sale                                           0               0               0               0              0
                                                     ============    ============    ============    ============   ============
Cash generated from operations
  (Notes 2 and 3)                                               0         321,737       2,812,631       3,709,844      1,799,902
Cash generated from sales (Note 4)                              0               0               0         696,012              0
Cash generated from refinancing                                 0               0               0               0              0
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated from operations, sales                                                                                  1,799,902
  and refinancing                                               0         321,737       2,812,631       4,405,856
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0          (9,050)     (2,229,952)     (3,543,751)    (1,799,902)
    - from sale of properties                                   0               0               0               0              0
    - from cash flow from prior period                          0               0               0               0        (56,358)
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions                                                 0         312,687         582,679         862,105        (56,358)
Special items (not including sales and
  refinancing):
    Limited partners' capital
      contributions                                             0      28,785,100      16,214,900               0              0
    General partners' capital
      contributions                                         1,000               0               0               0              0
    Syndication costs                                           0      (2,771,892)     (1,618,477)              0              0
    Acquisition of land and buildings                           0     (13,758,004)    (11,859,237)       (964,073)             0
    Investment in direct financing leases                       0      (4,187,268)     (5,561,748)        (75,352)             0
    Investment in joint ventures                                0        (315,209)     (1,561,988)     (1,087,218)             0
    Return of capital from joint venture                        0               0               0               0              0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XIV, Ltd. by related parties                              0        (706,215)       (376,738)           (577)             0
    Increase in other assets                                    0        (444,267)              0               0              0
    Other                                                       0               0               0           5,530              0
                                                     ------------    ------------    ------------    ------------   ------------
Cash generated (deficiency) after cash
  distributions and special items                           1,000       6,914,932      (4,180,609)     (1,259,585)       (56,358)
                                                     ============    ============    ============    ============   ============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              16              56              70             35
                                                     ============    ============    ============    ============   ============
  - from recapture                                              0               0               0               0              0
                                                     ============    ============    ============    ============   ============
Capital gain (loss) (Note 4)                                    0               0               0               0              0
                                                     ============    ============    ============    ============   ============




                                                         1992                                                         6 Months
                                                       (Note 1)          1993            1994            1995           1996
                                                     ------------    ------------    ------------    ------------    ---------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              51              79           41
  - from capital gain                                           0               0               0               0            0
  - from return of capital                                      0               0               0               0            0
                                                     ------------    ------------    ------------    ------------    ---------
Total distributions on GAAP basis (Note 5)                      0               1              51              79           41
                                                     ============    ============    ============    ============    =========
  Source (on cash basis)
  - from sales                                                  0               0               0               0            0
  - from refinancing                                            0               0               0               0            0
  - from operations                                             0               1              51              79           40
  - from cash flow from prior period                            0               0               0               0            1
                                                     ------------    ------------    ------------    ------------    ---------
Total distributions on cash basis (Note 5)                      0               1              51              79           41
                                                     ============    ============    ============    ============    =========
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.50%           8.06%        8.25%
Total cumulative cash distributions
  per $1,000 investment from inception                          0               1              52             131          172
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
   properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%         100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XIV, Ltd. ("CNL XIV") and CNL Income Fund XIII, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XIII, Ltd. commenced March 17, 1993. Pursuant to the registration statement, CNL XIV could not commence until the offering of Units of CNL Income Fund XIII, Ltd. was terminated. CNL Income Fund XIII, Ltd. terminated its offering of Units on August 26, 1993, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XIII, Ltd., CNL XIV commenced its offering of Units. Activities through September 13, 1993, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint ventures, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XIV, Ltd.
Note 4: During 1995, the partnership sold two of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The net sales proceeds were used to acquire two additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $66,518 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the property and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: As a result of the partnership's change in investor services agents in 1993, distributions are now declared at the end of each quarter and paid in the following quarter. Since this table generally presents distributions on a cash basis (rather than amounts declared), distributions on a cash basis for 1993 only reflect payments for three quarters. Distributions declared for the quarters ended December 31, 1993, 1994 and 1995, are reflected in the 1994, 1995 and 1996 columns, respectively, for distributions on a cash basis due to the payment of such distributions in January 1994, 1995 and 1996, respectively. As a result of 1994, 1995 and 1996 distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                              INCOME FUND XV, LTD.



                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $  1,143,586    $  3,546,320    $  1,799,609
Equity in earnings of joint venture                             0           8,372         280,606         144,539
Profit (Loss) from sale of properties
  (Note 4)                                                      0               0         (71,023)              0
Interest income                                                 0         167,734          88,059          21,155
Less: Operating expenses                                        0         (62,926)       (228,319)       (138,719)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0         (70,848)       (243,175)       (124,093)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0       1,185,918       3,372,468       1,702,491
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0       1,026,715       2,861,912       1,399,634
                                                     ============    ============    ============    ============
  - from gain on sale                                           0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0       1,116,834       3,239,370       1,687,927
Cash generated from sales (Note 4)                              0               0         811,706               0
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0       1,116,834       4,051,076       1,687,927
Less: Cash distributions to investors
  (Note 5)
    - from operating cash flow                                  0        (635,944)     (2,650,003)     (1,600,000)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         480,890       1,401,073          87,927
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      40,000,000               0               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (3,892,003)              0               0
    Acquisition of land and buildings                           0     (22,152,379)     (1,625,601)              0
    Investment in direct financing
      leases                                                    0      (6,792,806)     (2,412,973)              0
    Investment in joint venture                                 0      (1,564,762)       (720,552)       (145,526)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XV, Ltd. by related parties                               0      (1,098,197)        (23,507)              0
    Increase in other assets                                    0        (187,757)              0               0
    Other                                                     (38)         (6,118)         25,150               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             962       4,786,868      (3,356,410)        (57,599)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              33              71              35
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 4)                                    0               0               0               0
                                                     ============    ============    ============    ============




                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0              21              66              40
  - from capital gain                                           0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 5)                      0              21              66              40
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0              21              66              40
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 5)                      0              21              66              40
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           5.00%           7.25%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0              21              87             127
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                                 N/A             100%            100%            100%



Note 1:  The registration statement relating to this offering of Units of CNL
         Income Fund XV, Ltd. became effective February 23, 1994. Activities through March 23, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, plus distributions from joint venture, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XV, Ltd.
Note 4: During 1995, the partnership sold three of its properties to a tenant for its original purchase price, excluding acquisition fees and miscellaneous acquisition expenses. The majority of the net sales proceeds were used to acquire additional properties. As a result of these transactions, the partnership recognized a loss for financial reporting purposes of $71,023 primarily due to acquisition fees and miscellaneous acquisition expenses the partnership had allocated to the three properties and due to the accrued rental income relating to future scheduled rent increases that the partnership had recorded and reversed at the time of sale.
Note 5: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.
         (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                      C-28




                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XVI, LTD.





                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    ------------
Gross revenue                                        $          0    $    186,257    $  2,702,504    $  2,143,589
Profit from sale of properties (Note 5)                         0               0               0         124,305
Interest income                                                 0          21,478         321,137          43,562
Less: Operating expenses                                        0         (10,700)       (274,595)       (148,823)
      Interest expense                                          0               0               0               0
      Depreciation and amortization                             0          (9,458)       (318,205)       (270,831)
                                                     ------------    ------------    ------------    ------------
Net income - GAAP basis                                         0         187,577       2,430,841       1,891,802
                                                     ============    ============    ============    ============
Taxable income
  - from operations                                             0         189,864       2,139,382       1,550,241
                                                     ============    ============    ============    ============
  - from gain on sale (Note 5)                                  0               0               0               0
                                                     ============    ============    ============    ============
Cash generated from operations
  (Notes 2 and 3)                                               0         205,148       2,481,395       1,861,696
Cash generated from sales (Note 5)                              0               0               0         775,000
Cash generated from refinancing                                 0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated from operations, sales
  and refinancing                                               0         205,148       2,481,395       2,636,696
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                                  0          (2,845)     (1,798,921)     (1,631,251)
    - from sale of properties                                   0               0               0               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions                                                 0         202,303         682,474       1,005,445
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                                   0      20,174,172      24,825,828               0
    General partners' capital contra-
      bunions                                               1,000               0               0               0
    Syndication costs                                           0      (1,929,465)     (2,452,743)              0
    Acquisition of land and buildings                           0     (13,170,132)    (16,012,458)     (2,392,562)
    Investment in direct financing
      leases                                                    0        (975,853)     (5,595,236)       (382,372)
    Increase in restricted cash                                 0               0               0        (775,000)
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVI, Ltd. by related parties                              0        (854,154)       (405,569)              0
    Collection of overpayment of acquit-
      cyton and syndication costs paid
      by related parties on behalf of the
      partnership                                               0               0               0           1,204
    Increase in other assets                                    0        (443,625)        (58,720)              0
    Other                                                     (36)        (20,714)         20,714               0
                                                     ------------    ------------    ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                             964       2,982,532       1,004,290      (2,543,285)
                                                     ============    ============    ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                             0              17              53              34
                                                     ============    ============    ============    ============
  - from recapture                                              0               0               0               0
                                                     ============    ============    ============    ============
Capital gain (loss) (Note 5)                                    0               0               0               0
                                                     ============    ============    ============    ============



                                                         1993                                          6 Months
                                                       (Note 1)          1994            1995            1996
                                                     ------------    ------------    ------------    --------
Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                      0               1              45              33
  - from capital gain                                           0               0               0               3
  - from investment income from
      prior period                                              0               0               0               0
                                                     ------------    ------------    ------------    ------------
Total distributions on GAAP basis (Note 4)                      0               1              45              36
                                                     ============    ============    ============    ============
  Source (on cash basis)
  - from sales                                                  0               0               0               0
  - from refinancing                                            0               0               0               0
  - from operations                                             0               1              45              36
                                                     ------------    ------------    ------------    ------------
Total distributions on cash basis (Note 4)                      0               1              45              36
                                                     ============    ============    ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 6)                     0.00%           4.50%           6.00%           8.00%
Total cumulative cash distributions per
  $1,000 investment from inception                              0               1              46              82
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program) (Note 5)                                        N/A             100%            100%             98%


Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVI, Ltd. ("CNL XVI") and CNL Income Fund XV, Ltd. each registered for sale $40,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XV, Ltd. commenced February 23, 1994. Pursuant to the registration statement, CNL XVI could not commence until the offering of Units of CNL Income Fund XV, Ltd. was terminated. CNL Income Fund XV, Ltd. terminated its offering of Units on September 1, 1994, at which time the maximum offering proceeds of $40,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XV, Ltd., CNL XVI commenced its offering of Units. Activities through September 22, 1994, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVI, Ltd.
Note 4: Distributions declared for the quarters ended December 31, 1994 and 1995 are reflected in the 1995 and 1996 columns, respectively, due to the payment of such distributions in January 1995 and 1996, respectively. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of December 31, 1994 and 1995, and June 30, 1996 are not included in the 1994, 1995 and 1996 totals, respectively.
Note 5: In April 1996, CNL Income Fund XVI, Ltd. sold one of its properties for $775,000, resulting in a gain for financial reporting purposes of $124,305. As of June 30, 1996, the net sales proceeds of $775,000, plus accrued interest of $3,526, were being held in an interest-bearing escrow account. The general partners believe that the sale of this property will qualify as a like-kind exchange transaction in accordance with Section 1031 of the Internal Revenue Code. As a result, no gain or loss was recognized for federal income tax purposes. The remaining net sales proceeds are expected to be invested in an additional property or used for other Partnership purposes.
Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 5 above)
Note 7: Certain data for columns representing less than 12 months have been annualized.

                                   TABLE III
                    Operating Results of Prior Programs CNL
                             INCOME FUND XVII, LTD.


                                                  1995          6 Months
                                                (Note 1)          1996
                                              ------------    ------------

Gross revenue                                 $          0    $    264,636
Profit from sale of properties                           0               0
Interest income                                     12,153         102,696
Less: Operating expenses                            (3,493)        (68,597)
      Interest expense                                   0               0
      Depreciation and amortization                   (309)        (32,931)
                                              ------------    ------------
Net income - GAAP basis                              8,351         265,804
                                              ============    ============
Taxable income
  - from operations                                 12,153         254,708
                                              ============    ============
  - from gain on sale                                    0               0
                                              ============    ============
Cash generated from operations
  (Notes 2 and 3)                                    9,012         257,021
Cash generated from sales                                0               0
Cash generated from refinancing                          0               0
                                              ------------    ------------
Cash generated from operations, sales
  and refinancing                                    9,012         257,021
Less: Cash distributions to investors
  (Note 4)
    - from operating cash flow                      (1,199)       (142,120)
    - from sale of properties                            0               0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions                                      7,813         114,901
Special items (not including sales and
  refinancing):
    Limited partners' capital contra-
      bunions                                    5,696,921      15,435,942
    General partners' capital contra-
      bunions                                        1,000               0
    Syndication costs                             (604,348)     (1,544,293)
    Acquisition of land and buildings             (332,928)    (10,087,458)
    Investment in direct financing
      leases                                             0      (1,258,674)
    Increase in restricted cash                          0               0
    Reimbursement of organization,
      syndication and acquisition costs
      paid on behalf of CNL Income Fund
      XVII, Ltd. by related parties               (347,907)       (339,105)
    Increase in other assets                      (221,282)        (65,775)
    Other                                             (410)              0
                                              ------------    ------------
Cash generated (deficiency) after cash
  distributions and special items                4,198,859       2,255,538
                                              ============    ============
TAX AND DISTRIBUTION DATA PER $1,000
  INVESTED
Federal income tax results:
Ordinary income (loss)
  - from operations                                     36             194
                                              ============    ============
  - from recapture                                       0               0
                                              ============    ============
Capital gain (loss)                                      0               0
                                              ============    ============

                                                   1995          6 Months
                                                 (Note 1)          1996
                                               ------------    ------------

Cash distributions to investors
  Source (on GAAP basis)
  - from investment income                                4             108
  - from capital gain                                     0               0
  - from investment income from
      prior period                                        0               0
                                               ------------    ------------
Total distributions on GAAP basis (Note 4)                0             108
                                               ============    ============
  Source (on cash basis)
  - from sales                                            0               0
  - from refinancing                                      0               0
  - from operations                                       4             108
                                               ------------    ------------
Total distributions on cash basis (Note 4)                4             108
                                               ============    ============
Total cash distributions as a percentage
  of original $1,000 investment (Note 5)               0.00%           5.17%
Total cumulative cash distributions per
  $1,000 investment from inception                        4             112
Amount (in percentage terms) remaining
  invested in program properties at the
  end of each year (period) presented
  (original total acquisition cost of
  properties retained, divided by original
  total acquisition cost of all properties
  in program)                                           N/A             100%



Note 1: Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended, CNL Income Fund XVII, Ltd. ("CNL XVII") and CNL Income Fund XVIII, Ltd. each registered for sale $30,000,000 units of limited partnership interests ("Units"). The offering of Units of CNL Income Fund XVII, Ltd. commenced September 2, 1995. Pursuant to the registration statement, CNL XVIII could not commence until the offering of Units of CNL Income Fund XVII, Ltd. was terminated. CNL Income Fund XVII, Ltd. terminated its offering of Units on September 19, 1996, at which time subscriptions for the maximum offering proceeds of $30,000,000 had been received. Upon the termination of the offering of Units of CNL Income Fund XVII, Ltd., CNL XVIII commenced its offering of Units. Activities through September 30, 1996, were devoted to organization of the partnership and operations had not begun.
Note 2: Cash generated from operations includes cash received from tenants, less cash paid for expenses, plus interest received.
Note 3: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of CNL Income Fund XVII, Ltd.
Note 4: Distributions declared for the quarter ended December 31, 1995 are reflected in the 1996 column due to the payment of such distributions in January 1996. As a result of distributions being presented on a cash basis, distributions declared and unpaid as of June 30, 1996 are not included in the 1996 totals.
Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period. (See Note 4 above)
Note 6: Certain data for columns representing less than 12 months have been annualized.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


=========================================================================================================

                                                           Selling Price, Net of
                                                    Closing Costs and GAAP Adjustments
                                                    ----------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
=========================================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                02/05/87  06/12/92 $1,169,021         0        0            0 $1,169,021

  Wendy's -
    Fairfield, CA                07/01/87  10/03/94  1,018,490         0        0            0  1,018,490

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                05/29/87  07/21/93    746,800         0        0            0    746,800

  Pizza Hut -
    Graham, TX                   08/24/87  07/28/94    261,628         0        0            0    261,628

  Golden Corral -
    Medina, OH                   11/18/87  11/30/94    626,582         0        0            0    626,582

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                     03/22/89  04/27/94    712,000         0        0            0    712,000

  Burger King -
    Hastings, MI                 08/12/88  12/15/95    518,650         0        0            0    518,650

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)         02/28/90  08/25/95          0         0 1,040,000           0  1,040,000

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR               11/02/89  05/24/94    791,211         0        0            0    791,211

  Hardee's -
    Heber Springs, AR            02/13/90  05/24/94    638,270         0        0            0    638,270

  Hardee's -
    Little Canada, MN            11/28/89  06/29/95    899,503         0        0            0    899,503





                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


===================================================================================
                                       Cost of Properties
                                      Including Closing and
                                            Soft Costs
                                  --------------------------------
                                                                        Excess
                                                Total                  (deficiency)
                                            acquisition              of property
                                            cost, capital            operating cash
                                  Original  improvements             receipts over
                                  mortgage  closing and                  cash
       Property                   financing soft costs (1)   Total   expenditures
===================================================================================
CNL Income Fund, Ltd.:
  Burger King -
    San Dimas, CA                         0      $955,000  $955,000       $214,021

  Wendy's -
    Fairfield, CA                         0       861,500   861,500        156,990

CNL Income Fund II, Ltd.:
  Golden Corral -
    Salisbury, NC                         0       642,800   642,800        104,000

  Pizza Hut -
    Graham, TX                            0       205,500   205,500         56,128

  Golden Corral -
    Medina, OH                            0       743,000   743,000       (116,418)

CNL Income Fund IV, Ltd.:
  Taco Bell -
    York, PA                              0       616,501   616,501         95,499

  Burger King -
    Hastings, MI                          0       419,936   419,936         98,714

CNL Income Fund V, Ltd.:
  Perkins -
    Myrtle Beach, SC (2)                  0       986,418   986,418         53,582

CNL Income Fund VI, Ltd.:
  Hardee's -
    Batesville, AR                        0       605,500   605,500        185,711

  Hardee's -
    Heber Springs, AR                     0       532,893   532,893        105,377

  Hardee's -
    Little Canada, MN                     0       821,692   821,692         77,811



                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


==========================================================================================================

                                                                      Selling Price, Net of
                                                                 Closing Costs and GAAP Adjustments
                                                       -----------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
==========================================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                   06/14/90  05/19/92    700,000         0        0            0    700,000

  Hardee's -
    St. Paul, MN                 08/09/90  05/24/94    869,036         0        0            0    869,036

  Perkins -
    Florence, SC (3)             08/28/90  08/25/95          0         0 1,160,000           0  1,160,000

  Church's Fried Chicken -
    Jacksonville, FL (4)         04/30/90  12/01/95          0         0  240,000            0    240,000

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                    03/16/91  07/31/95  1,184,865         0        0            0  1,184,865

  Church's Fried Chicken -
    Jacksonville, FL (4)         09/28/90  12/01/95          0         0  240,000            0    240,000

  Church's Fried Chicken -
    Jacksonville, FL (5)         09/28/90  12/01/95          0         0  220,000            0    220,000

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                   03/04/92  08/11/95  1,050,186         0        0            0  1,050,186

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                  12/28/92  04/10/96  1,640,000         0        0            0  1,640,000

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                  03/31/94  04/24/95    286,411         0        0            0    286,411





                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)



=================================================================================
                                      Cost of Properties
                                     Including Closing and
                                           Soft Costs
                                --------------------------------
                                                                      Excess
                                              Total                  (deficiency)
                                          acquisition              of property
                                          cost, capital            operating cash
                                Original  improvements             receipts over
                                mortgage  closing and                  cash
       Property                 financing soft costs (1)   Total   expenditures
=================================================================================
CNL Income Fund VII, Ltd.:
  Taco Bell -
    Kearns, UT                          0       560,202   560,202        139,798

  Hardee's -
    St. Paul, MN                        0       742,333   742,333        126,703

  Perkins -
    Florence, SC (3)                    0     1,084,905  1,084,905        75,095

  Church's Fried Chicken -
    Jacksonville, FL (4)                0       233,728   233,728          6,272

CNL Income Fund VIII, Ltd.:
  Denny's -
    Ocoee, FL                           0       949,199   949,199        235,666

  Church's Fried Chicken -
    Jacksonville, FL (4)                0       238,153   238,153          1,847

  Church's Fried Chicken -
    Jacksonville, FL (5)                0       215,845   215,845          4,155

CNL Income Fund X, Ltd.:
  Shoney's -
    Denver, CO                          0       987,679   987,679         62,507

CNL Income Fund XII, Ltd.:
  Golden Corral -
    Houston, TX                         0     1,636,643  1,636,643         3,357

CNL Income Fund XIII, Ltd.:
  Checkers -
    Houston, TX                         0       286,411    286,411             0



                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES


===========================================================================================================

                                                                   Selling Price, Net of
                                                              Closing Costs and GAAP Adjustments
                                                      ------------------------------------------------

                                                                         Purchase
                                                       Cash               money    Adjustments
                                                     received   Mortgage mortgage   resulting
                                                      net of    balance   taken       from
                                   Date     Date of  closing    at time  back by   application
       Property                  Acquired    Sale     costs     of sale  program     of GAAP     Total
===========================================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                03/31/94  03/01/95    339,031         0        0            0    339,031

  Checkers -
    Dallas, TX                   03/31/94  03/01/95    356,981         0        0            0    356,981

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                05/27/94  03/01/95    263,221         0        0            0    263,221

  Checkers -
    Leavenworth, KS              06/22/94  03/01/95    259,600         0        0            0    259,600

  Checkers -
    Knoxville, TN                07/08/94  03/01/95    288,885         0        0            0    288,885

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                 06/24/95  04/24/96    775,000         0        0            0    775,000


                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES
                                  (continued)


====================================================================================
                                          Cost of Properties
                                          Including Closing and
                                              Soft Costs
                                   --------------------------------
                                                                            Excess
                                                 Total                  (deficiency)
                                             acquisition               of property
                                             cost, capital            operating cash
                                   Original  improvements              receipts over
                                   mortgage  closing and                   cash
       Property                    financing soft costs (1)   Total    expenditures
====================================================================================
CNL Income Fund XIV, Ltd.:
  Checkers -
    Knoxville, TN                          0       339,031   339,031              0

  Checkers -
    Dallas, TX                             0       356,981   356,981              0

CNL Income Fund XV, Ltd.:
  Checkers -
    Knoxville, TN                          0       263,221   263,221              0

  Checkers -
    Leavenworth, KS                        0       259,600   259,600              0

  Checkers -
    Knoxville, TN                          0       288,885   288,885              0

CNL Income Fund XVI, Ltd.:
  Long John Silver's -
    Appleton, WI                           0       613,838   613,838        161,162


(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.
(2) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,006,004 in July 2000.
(3) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.25% per annum and provides for a balloon payment of $1,106,657 in July 2000.
(4) Amounts shown are face value and do not represent discounted current value. Each mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $218,252 in December 2005.
(5) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 10.00% per annum and provides for a balloon payment of $200,324 in December 2005.

                                    EXHIBIT F

                      PRO FORMA ESTIMATE OF TAXABLE INCOME

                     PRO FORMA ESTIMATE OF TAXABLE INCOME OF
                           CNL INCOME FUND XVIII, LTD.
       GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH MARCH 6, 1997
                        For a 12-Month Period (Unaudited)


         The following schedule represents pro forma unaudited estimates of taxable income of each Property acquired by CNL XVIII from inception through March 6, 1997, for the 12-month period commencing on the date of the incep-tion of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of CNL XVIII for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of CNL XVIII.




                             Burger King      Golden Corral         Jack in the Box          Jack in the Box
                             Kinston, NC    Houston, TX (5)(7)    Echo Park, CA (5)(6)     Henderson, NV (5)(6)
                             -----------    ------------------    --------------------     --------------------
Pro Forma Estimate
  of Taxable Income:

Base Rent (1)                   $ 89,688          $170,349              $128,968                 $109,385

Management Fees (2)                 (897)           (1,703)               (1,290)                  (1,094)

General and Administrative
  Expenses (3)                    (4,484)           (8,517)               (6,448)                  (5,469)
                                --------          --------              --------                 --------

Estimated Cash Available from
  Operations                      84,307           160,129               121,230                  102,822

Depreciation Expense (4)         (16,525)          (26,460)              (16,377)                 (15,115)
                                --------          --------              --------                 --------

Pro Forma Estimate of Taxable
  Income of CNL XVIII           $ 67,782          $133,669              $104,853                 $ 87,707
                                ========          ========              ========                 ========


                                  See Footnotes

                                   Jack in the Box          Golden Corral         Boston Market
                               Centerville, TX (5)(6)    Galveston, TX (5)(7)      Raleigh, NC        Total
                               ----------------------    --------------------     -------------      -------
Pro Forma Estimate
  of Taxable Income:

Base Rent (1)                        $ 77,865                  $148,364                $122,569       $ 847,188

Management Fees (2)                      (779)                   (1,484)                 (1,226)         (8,473)

General and Administrative
  Expenses (3)                         (3,893)                   (7,418)                 (6,128)        (42,357)
                                     --------                  --------                --------       ---------

Estimated Cash Available from
  Operations                           73,193                   139,462                 115,215         796,358

Depreciation Expense (4)              (13,489)                  (25,084)                (12,065)       (125,115)
                                     --------                  --------                --------       ---------

Pro Forma Estimate of Taxable
  Income of CNL XVIII                $ 59,704                  $114,378                $103,150       $ 671,243
                                     ========                  ========                ========       =========


----------------------------------------
FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to a management agreement between CNL XVIII and an Affiliate of the General Partners, pursuant to which the Affiliate will receive an annual management fee in an amount equal to one percent of the gross revenues that CNL XVIII earns from its Properties. See "Management Compensation."

(3) Estimated at five percent of gross rental income based on the previous experience of Affiliates of the General Partners with 17 public limited partnerships which own properties similar to that owned by CNL XVIII.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of the Properties has been depreciated on the straight-line method over 40 years.

(5)      The  development   agreements  for  the  Properties  which  are  to  be
         constructed, provide that construction must be completed no later than the dates set forth below:

         Property                            Estimated Final Completion Date

         Houston Property                    June 25, 1997
         Echo Park Property                  July 6, 1997
         Henderson Property                  July 6, 1997
         Centerville Property                July 7, 1997
         Galveston Property                  July 21, 1997




(6) The lessee of the Echo Park, Henderson and Centerville Properties is the same unaffiliated lessee.

(7) The lessee of the Houston and Galveston Properties is the same unaffiliated lessee.



                                       F-2